UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Walter Investment Management Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Preliminary Proxy Statement, Subject to Completion, Dated April 7, 2016

April     , 2016

Dear Fellow Stockholder:

You are cordially invited to join Walter Investment Management Corp.’s Board of Directors (the “Board of Directors”) and senior leadership at the 2016 annual meeting of stockholders, which will be held at 9:00 a.m. local time on Thursday, June 9, 2016. The meeting will be held at the Hilton Garden Inn, 530 Pennsylvania Avenue, Fort Washington, Pennsylvania 19034. If you plan to attend in person, please bring proof of Walter Investment Management Corp. stock ownership as of the record date and government-issued photo identification, as these will be required for admission.

The attached notice of the 2016 annual meeting of stockholders and proxy statement provide important information about the annual meeting and will serve as your guide to the business to be conducted at the meeting. Your vote is very important to us. We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy. The Board of Directors recommends that you vote “FOR” the election of each director nominee named in Proposal No. 1 in the attached proxy statement and “FOR” each of the other proposals listed in the attached notice.

You may submit your proxy either over the telephone or the Internet. In addition, if you have requested or received a paper copy of the proxy materials, you can vote by marking, signing, dating and returning the proxy card or voting instruction form sent to you in the envelope accompanying the proxy materials.

We thank you for your support and look forward to seeing you at the annual meeting.

Sincerely,

Daniel G. Beltzman

Chairman of the Board of Directors

Notice of Annual Meeting of Stockholders

Date:	June 9, 2016
Time:	9:00 am local time
Place:	Hilton Garden Inn, 530 Pennsylvania Avenue, Fort Washington, Pennsylvania 19034
Record Date:	March 17, 2016

ITEMS OF BUSINESS

1.	Election of the three Class I director nominees named in the attached proxy statement, whose terms will expire in 2019

2.	Approval, in a non-binding vote, of the 2015 compensation of our named executive officers

3.	Approval of the Amended and Restated Walter Investment Management Corp. 2011 Omnibus Incentive Plan

4.	Approval of an amendment to our charter to provide for the declassification of the Board of Directors

5.	Ratification, in a non-binding vote, of the appointment of Ernst & Young LLP as the independent auditors of Walter Investment Management Corp. (the “Company” or “Walter Investment”)

6.	Consideration of such other business as may properly come before the Company’s 2016 annual meeting of stockholders (the “Annual Meeting”) and any adjournments or postponements thereof

The Board of Directors of the Company (the “Board of Directors”) recommends that you vote “FOR” each director nominee named in Proposal No. 1 in the attached proxy statement and “FOR” each of Proposals No. 2 through 5. The full text of these proposals is set forth in the attached proxy statement.

HOW TO VOTE

Your vote is important. You are eligible to vote and receive notice of the meeting if you were a record holder of shares of common stock of the Company at the close of business on March 17, 2016, the record date. To make sure your shares are represented at the meeting, please cast your vote as soon as possible in one of the following ways, even if you plan to attend the meeting in person:

By Telephone	By Internet	By Mail

You can vote by calling 1 (800) 690–6903 from the United States and Canada. You will need your 16-digit control number on your Notice of Internet Availability, proxy card or voting instruction form.	You can vote online at www.proxyvote.com. You will need your 16-digit control number on your Notice of Internet Availability, proxy card or voting instruction form.	You can vote by marking, signing and dating your proxy card or voting instruction form and returning it in the postage-paid envelope.

If you plan to attend the meeting in person, please follow the instructions under “What do I need to be admitted to the Annual Meeting?” on pages 2 to 3 of the attached proxy statement.

By order of the Board of Directors

Jonathan F. Pedersen

Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 9, 2016: The proxy statement and our Annual Report for the fiscal year ended December 31, 2015 are available at www.proxyvote.com.

Questions and Answers about the Annual Meeting

WHY DID I RECEIVE THESE PROXY MATERIALS?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Walter Investment Management Corp. (the “Board of Directors”) of proxies to be voted at Walter Investment Management Corp.’s (the “Company” or “Walter Investment”) 2016 annual meeting of stockholders (the “Annual Meeting”). We mailed each stockholder entitled to vote at the Annual Meeting either (1) a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) notifying such stockholder how to vote and how to electronically access a copy of this proxy statement and our Annual Report for the fiscal year ended December 31, 2015 (referred to collectively as the “Proxy Materials”) or (2) a paper copy of the Proxy Materials and a proxy card in paper format. If you have not received, but would like to receive, a paper copy of the Proxy Materials and a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice of Internet Availability.

WHAT IS THE DATE, TIME AND LOCATION OF THE ANNUAL MEETING?

We will hold the Annual Meeting at 9:00 am local time on Thursday, June 9, 2016, at the Hilton Garden Inn, 530 Pennsylvania Avenue, Fort Washington, Pennsylvania 19034, subject to any adjournments or postponements.

WHO IS ENTITLED TO VOTE?

The Board of Directors has set March 17, 2016 as the record date for the Annual Meeting. All stockholders of record of the Company’s common stock, $0.01 par value per share (“Common Stock”), at the close of business on that date are stockholders of record for the purposes of the Annual Meeting and will be entitled to attend and vote at the meeting or to vote, regardless of attendance at the meeting, by submitting a completed proxy. Beneficial owners at the close of business on the record date generally cannot vote their shares directly and instead must instruct their broker, bank or other nominee how to vote their shares.

As of the close of business on the record date, there were 35,587,310 shares of Common Stock outstanding. Each stockholder of record is entitled to one vote per share of Common Stock on each matter submitted to a vote of stockholders.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares of Common Stock are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record.”

If your shares of Common Stock are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” Your broker, bank or nominee is considered, with respect to those shares, the “stockholder of record.”

IF I AM A STOCKHOLDER OF RECORD, HOW DO I VOTE?

Stockholders of record can vote any 1 of 4 ways:

¡	By Telephone: Call 1 (800) 690-6903 from the United States. You will need to use the 16-digit control number you were provided on your proxy card or Notice of Internet Availability, and follow the instructions given by the voice prompts.

¡	Via the Internet: Go to www.proxyvote.com to vote via the Internet using the 16-digit control number you were provided on your proxy card or Notice of Internet Availability. You will need to follow the instructions on the website.

¡

By Mail: If you received a paper copy in the mail of the Proxy Materials and a proxy card, you may mark, sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors as described in this proxy statement. If any matters other than the proposals contained in this proxy statement are properly brought up at the Annual Meeting, including adjournment of the meeting and any other matters incident to the conduct of the meeting, then the named proxies will have the authority to vote your shares on those matters in accordance with their discretion. The Board of

2016 Proxy Statement	Walter Investment	• 1

Directors currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this proxy statement. If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card by mail.

¡	In Person: Attend the Annual Meeting in Pennsylvania, or send a personal representative with an appropriate proxy, to vote at the meeting. For information about how to attend the Annual Meeting, please see “What do I need to be admitted to the Annual Meeting?” below.

IF I AM A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME, HOW DO I VOTE?

If your shares are held beneficially in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the bank, broker or other holder of record that holds your shares, and bring it with you to the meeting.

WHAT ARE THE DEADLINES TO SUBMIT MY VOTE?

The deadlines to submit your votes for the Annual Meeting are set forth below.

Telephone	Internet	Mail

Call 1 (800) 690–6903	Visit www.proxyvote.com	Mail your proxy card

Votes cast by phone must be received by 11:59 pm EDT on June 8, 2016.	Votes cast by Internet must be received by 11:59 pm EDT on June 8, 2016.	Votes cast by mail must be received by 8:00 am EDT on June 9, 2016.

WHAT CAN I DO IF I CHANGE MY MIND AFTER I VOTE MY SHARES?

If you are a stockholder of record and previously voted by Internet, telephone, or mail, you may revoke your proxy or change your vote by:

¡	voting at a later date by Internet or telephone before the closing of those voting facilities at 11:59 pm EDT on June 8, 2016;

¡	mailing a proxy card that is properly signed and dated with a later date than your previous vote and that is received no later than 8:00 am EDT on June 9, 2016;

¡	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of the proxy); or

¡	sending a written notice of revocation to our Secretary, c/o Walter Investment Management Corp., 3000 Bayport Drive, Suite 1100, Tampa, Florida 33607, which must be received before the commencement of the Annual Meeting.

If you are a beneficial owner of shares held in street name, you must contact the bank, broker or other holder of record to revoke a previously authorized proxy.

WHAT DO I NEED TO BE ADMITTED TO THE ANNUAL MEETING?

At the entrance to the Annual Meeting, we will request to see valid government-issued photo identification, such as a driver’s license or passport. We will also need to determine if you owned Common Stock on the record date by:

¡	verifying your name and share ownership against our list of stockholders of record; or

¡	asking to review evidence of your stock ownership as of March 17, 2016, the record date, such as your brokerage statement.

You must bring such photo identification and evidence with you in order to be admitted to the meeting.

2016 Proxy Statement	Walter Investment	• 2

If you are acting as a proxy, we will need to review a valid written legal proxy signed by the stockholder of record of the Common Stock granting you the required authority to attend the meeting and vote such shares.

No cameras or recording equipment will be permitted at the Annual Meeting.

WHAT CONSTITUTES A QUORUM?

The presence in person or by proxy at the Annual Meeting of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. For purposes of determining a quorum, abstentions, “broker non-votes” and votes withheld are counted as present.

HOW ARE VOTES COUNTED?

With respect to the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to each nominee. Under our Amended and Restated Bylaws (the “Bylaws”) and Maryland law, votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will not have any effect on the outcome of the election of directors. With respect to each of the remaining proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Under our Bylaws and Maryland law, a vote “FOR” will be counted in favor of the proposal and a vote “AGAINST” will be counted against each proposal.

Except with respect to approval of the Amended and Restated 2011 Plan (as defined herein) and the amendment to our charter to declassify the Board of Directors (Proposals No. 3 and 4, respectively) as described below under “What is the Vote Required to Approve each of the Proposals Discussed in the Proxy Statement?”, an “ABSTAIN” vote will not be counted “FOR” or “AGAINST” and will have no effect on the voting results for any of the other proposals in this proxy statement.

Broadridge Financial Solutions, Inc. will act as our Inspector of Election at the Annual Meeting and assist us in tabulating the votes.

WHAT IS A “BROKER NON-VOTE” AND HOW DOES IT AFFECT VOTING?

If you are a beneficial owner whose shares are held of record by a broker, we encourage you to instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal for which the broker does not have discretionary authority to vote. This is called a “broker non-vote”, which occurs for proposals considered “non-routine” under New York Stock Exchange (“NYSE”) rules. Your broker will, however, still be able to register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum and will be able to vote on “routine” proposals.

The ratification of the appointment of Ernst & Young LLP as our independent auditors is a “routine” proposal for which your broker has discretionary voting authority under NYSE rules to vote your shares, even if the broker does not receive voting instructions from you. All other proposals are considered “non-routine” such that, if you are a beneficial owner whose shares are held of record by a broker and you do not provide voting instructions, your shares will not be voted on these proposals because the broker will not have the authority to vote such shares.

The effect of broker non-votes on each of the proposals described in this proxy statement is described below under “What is the Vote Required to Approve each of the Proposals Discussed in the Proxy Statement?”.

2016 Proxy Statement	Walter Investment	• 3

WHAT IS THE VOTE REQUIRED TO APPROVE EACH OF THE PROPOSALS DISCUSSED IN THE PROXY STATEMENT?

The chart below summarizes the voting requirements and effects of broker non-votes and abstentions on the outcome of the vote for the proposals at the Annual Meeting.

Proposals	Required Approval	Broker Discretionary Voting Allowed	Broker Non-Votes	Abstentions
1. Election of three Class I Directors	Plurality of Votes Cast(1)	No	No effect	N/A
2. Advisory Vote on Executive Compensation	Majority of Votes Cast	No	No effect	No effect
3. Approval of the Amended and Restated Walter Investment Management Corp. 2011 Omnibus Incentive Plan	Majority of Votes Cast	No	No effect	Vote against(2)
4. Approval of an Amendment to our Charter to Provide for the Declassification of the Board of Directors	Two-Thirds of Votes Entitled to be Cast	No	Vote against(3)	Vote against(3)
5. Ratification of Ernst & Young LLP as independent auditors of the Company	Majority of Votes Cast	Yes	N/A	No effect

(1) There is no cumulative voting in the election of directors.

(2) Under NYSE rules, approval of this proposal requires the affirmative vote of a majority of votes cast at the meeting or by proxy, and abstentions are considered “votes cast” for this purpose and, therefore, will be counted as votes against this proposal.

(3) Under our charter, approval of this proposal requires the affirmative vote of two-thirds of the votes entitled to be cast at the meeting or by proxy, and therefore, broker non-votes and abstentions will be counted as votes against this proposal.

ARE THERE ANY VOTING AGREEMENTS THAT MAY AFFECT VOTING?

In connection with the appointment to our Board of Directors of Daniel G. Beltzman, our current Chairman and the managing member of the general partner of Birch Run Capital Advisors, LP (“Birch Run”), as described in more detail in this proxy statement, Birch Run and Mr. Beltzman entered into a Letter Agreement with Walter Investment pursuant to which Birch Run and Mr. Beltzman agreed to vote all of their Common Stock at the Annual Meeting in support of each director nominated by our Board of Directors who was a Class I director as of the date of such agreement, against any stockholder nominations for the election of directors not approved or recommended by our Board of Directors, and against any stockholder recommendations and proposals not approved by our Board of Directors.

Similarly, in connection with the appointment to our Board of Directors of Vadim Perelman, the managing member of Baker Street Capital Management, LLC and certain of its affiliates (collectively, “Baker Street”), as described in more detail in this proxy statement, Baker Street and Mr. Perelman entered into an Investor Agreement with Walter Investment pursuant to which Baker Street agreed to vote all of its Common Stock at the Annual Meeting in support of each director nominated by our Board of Directors who was a Class I director as of the date of such agreement, against any stockholder nominations for the election of directors not approved by our Board of Directors, and against all other stockholder recommendations and proposals not approved by our Board of Directors. Baker Street has also agreed to vote, at the Company’s 2017 annual meeting of stockholders, all of its stock in support of each nominee to the Board of Directors that is recommended by the Board of Directors and in accordance with the Board of Directors’ recommendation on any other matter that is subject to a vote of stockholders if the Company and Mr. Perelman agree to his nomination for re-election as a director at the 2017 annual meeting of stockholders, subject to certain limitations described in the agreement among Walter Investment, Baker Street and Mr. Perelman.

WHERE CAN I FIND THE RESULTS OF THE VOTE AT THE ANNUAL MEETING?

We intend to disclose the final voting results on a Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

2016 Proxy Statement	Walter Investment	• 4

WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?

The cost of this solicitation, including the cost of preparing, assembling and mailing and posting the Proxy Materials, will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of our directors, officers and regular employees may solicit proxies on our behalf personally, telephonically, electronically or by other means of communication. Directors, officers and employees who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending the materials to beneficial owners.

2016 Proxy Statement	Walter Investment	• 5

Corporate Governance

The Board of Directors is responsible for providing governance and oversight over the strategy, operations and management of Walter Investment. The primary mission of the Board of Directors is to represent and protect the interests of our stockholders. The Board of Directors oversees our senior management team, which manages the day-to-day operations of the Company. The Board of Directors has adopted Corporate Governance Guidelines, which, together with our charter, Bylaws and committee charters, form the governance framework for the Board of Directors and its committees. The Board of Directors regularly reviews the Corporate Governance Guidelines and our other corporate governance documents and from time to time revises them when it believes it serves the interests of the Company and its stockholders to do so and in response to changing regulatory and governance requirements.

The following sections provide an overview of our corporate governance structure, including director independence and other criteria we use in selecting director nominees, our Board of Directors leadership structure and the responsibilities of the Board of Directors and each of its committees.

Key Corporate Governance Documents

The following materials are accessible through the Investor Relations / Corporate Governance section of our website at www.walterinvestment.com:

• Corporate Governance Guidelines
• Code of Conduct and Ethics
• Committee Charters
• Bylaws

Printed copies of all of these documents are also available free of charge upon written request to our Secretary, c/o Walter Investment Management Corp., 3000 Bayport Drive, Suite 1100, Tampa, Florida 33607. Walter Investment’s Code of Conduct and Ethics (“Code of Conduct”) is applicable to all of our directors, officers and employees. If the Board of Directors grants any waivers from our Code of Conduct to any of our directors or executive officers, or if we amend our Code of Conduct, we will, if required, disclose these matters through the Investor Relations section of our website on a timely basis.

CORPORATE GOVERNANCE PRACTICES

We have structured our corporate governance practices in a manner we believe aligns our interests with those of our stockholders. Notable features of our corporate governance include:

Authority to call special meetings	•	Stockholders entitled to cast not less than a majority of the votes entitled to be cast on such matter to be considered have the right to call a special meeting in accordance with our Bylaws.
Independent Board committees	•	Each of our standing committees is made up solely of independent directors, as determined in accordance with NYSE rules. Each standing committee operates under a written charter that has been approved by the Board of Directors.
Independent Chairman	•	We have an independent Chairman of the Board of Directors.
Annual Board and committee self-evaluation process	•	Each year, our Board of Directors and its committees conduct self-evaluations to assess their effectiveness and to identify opportunities to improve Board of Directors and committee performance. As part of this self-evaluation, the Nominating and Corporate Governance Committee solicits feedback from all directors and reports to the Board of Directors.
Active stockholder engagement and Board representation	•	We regularly engage with our stockholders to better understand their perspectives. During fiscal year 2015, we added two stockholder representatives to the Board of Directors.

2016 Proxy Statement	Walter Investment	• 6

Executive sessions	•	Our Board of Directors holds executive sessions of its non-employee directors at each regular meeting and at such other times as determined by the Board of Directors. At least once a year, the Board of Directors will hold an executive session including only independent directors.
Equity ownership requirements	•	Our Chief Executive Officer must maintain a vested equity value in the Company of at least six times his or her base salary; other named executive officers must maintain a vested equity value in the Company of at least two and one-half times their base salaries; and our independent directors must maintain a vested equity value in the Company of at least five times their annual cash retainer, in each case subject to certain transitional provisions intended to provide such persons with a reasonable amount of time to achieve compliance.
Prohibition on hedging of company stock	•	Our directors and all employees are prohibited from engaging in hedging or monetization transactions, trading in “puts” and “calls” and engaging in short sales, in each case involving our Common Stock or our other securities.

LEADERSHIP STRUCTURE

Under our Corporate Governance Guidelines, the Board of Directors considers, from time to time, whether the appointment of a lead independent director to act as a liaison between the Chairman and the independent directors would be beneficial to the Company. Until October 2015, Mark J. O’Brien served in a combined role as Chairman of the Board and Chief Executive Officer. After his retirement as Chief Executive Officer, Mark J. O’Brien continued to serve as non-executive Chairman of the Board. Before Mr. O’Brien’s retirement as Chief Executive Officer, the Board of Directors believed that his service as both Chairman of the Board of Directors and Chief Executive Officer was in the best interests of the Company, as combining this role, based on the Company’s historically smaller size and relatively focused scope of business, enabled decisive leadership, ensured clear accountability and facilitated information flow between management and the Board of Directors. When Mr. O’Brien served in this combined role, Mr. Tokarz served as lead director. At that time, the Board of Directors believed that the appointment of a lead director to act as a liaison between the Chairman and the independent directors was beneficial to the Company because this structure provided independent oversight of management while ensuring clear strategic alignment throughout the Company. On February 21, 2016, Mr. Beltzman was appointed as independent Chairman of the Board, and Mr. Tokarz ceased to be the lead director. Our Board of Directors believes the current leadership structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, Mr. Beltzman’s attention to Board matters as Chairman allows Mr. Dixon, our current Chief Executive Officer and President, to focus more specifically on overseeing the Company’s operations, strategic opportunities and planning. Since the appointment of Mr.  Beltzman as Chairman, the Board of Directors believes the need for a lead director has diminished, and currently no director is serving in that role.

EXECUTIVE SESSIONS

The Board of Directors believes that one of the key elements of effective, independent oversight is that the non-employee directors meet in executive session on a regular basis without the presence of management. Accordingly, our non-employee directors generally meet separately in executive session during each regularly scheduled Board of Directors meeting. These directors held 9 meetings during fiscal 2015, all of which were led by Mr. Tokarz, then our lead independent director. On a going forward basis, it is expected that our independent Chairman of the Board will preside over executive sessions. In accordance with NYSE rules and our Corporate Governance Guidelines, because Mr. O’Brien is a non-employee director but is not independent under NYSE listing rules, we intend to schedule an executive session including only independent directors at least once a year.

DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee must oversee, at least annually, a review of the independence of our directors and candidates for membership on the Board of Directors, and report its findings to the Board of Directors. Under our Corporate Governance Guidelines, a substantial majority of our Board of Directors is expected to be considered independent directors under applicable NYSE and SEC rules. Under NYSE rules, a director is not independent unless the Board of Directors affirmatively determines that he or she does not have a direct or indirect material relationship with the Company.

2016 Proxy Statement	Walter Investment	• 7

The director must also meet the requirements for independence set forth in the NYSE rules applicable to Board of Directors members generally. In addition, the directors who serve on the Audit Committee must each satisfy heightened standards established by the SEC and NYSE, as no member of the Audit Committee may accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company other than their director compensation, or may otherwise have an affiliate relationship with the Company. Similarly, the members of the Compensation and Human Resources Committee must each qualify as independent under heightened NYSE standards applicable to Compensation and Human Resources Committee members.

In making its independence determinations, the Nominating and Corporate Governance Committee evaluates the various commercial, charitable and employment transactions and relationships known to the committee, if any, that exist between us and our subsidiaries and the directors and the entities with which certain of our directors or members of their immediate families are, or have been, affiliated (including those identified through our annual directors’ questionnaires). Based on its analysis, the Nominating and Corporate Governance Committee has affirmatively determined that each director, other than Messrs. O’Brien and Dixon, is independent under applicable NYSE rules. The Board of Directors concurred and also affirmatively determined that each director, other than Messrs. O’Brien and Dixon, is independent under applicable NYSE rules. In reaching its determinations, the Nominating and Corporate Governance Committee and the Board of Directors considered Mr. Beltzman’s relationship to Birch Run and Birch Run’s status as a significant holder of Common Stock and Mr. Perelman’s relationship to Baker Street and Baker Street’s status as a significant holder of Common Stock. Our Board of Directors has also determined that each of Messrs. Meurer, de Molina and Smith and Dr. Pappas is independent under all standards applicable to members of the Audit Committee, and that each of Messrs. Beltzman, Berrard, de Molina and Perelman and Dr. Pappas is independent under all standards applicable to members of the Compensation and Human Resources Committee.

STRATEGIC OVERSIGHT

The Board of Directors is responsible for providing governance and oversight regarding the strategy, operations and management of the Company. Acting as a full Board of Directors and through the Board of Directors’ standing committees, the Board of Directors is involved in the Company’s strategic planning process. In 2015, the Board of Directors held a strategy meeting during which members of our management team presented the Company’s overall corporate strategy and sought input from the Board of Directors. At subsequent meetings, the Board of Directors continued to review the Company’s progress against its strategic plan. In addition, throughout the year, the Board of Directors reviewed specific strategic initiatives and provided additional oversight. The Board of Directors is committed to providing oversight and independent business judgment on the strategic issues that are most important to the Company.

RISK OVERSIGHT

One of the Board of Directors’ important functions is oversight of risk management at Walter Investment. Risk is inherent in business, and the Board of Directors’ oversight, assessment, and decisions regarding risks occur in the context of and in conjunction with the other activities of the Board of Directors and its committees.

Defining Risk

“Risk” is the possibility that an undesired event could occur that might adversely affect the achievement of our objectives. Risks vary in many ways, including the ability of the Company to anticipate and understand the risk, the types of adverse impacts that could result if the undesired event occurs, the likelihood that an undesired event and a particular adverse impact would occur, and the ability of the Company to control the risk and the potential adverse impacts. Examples of the types of risks faced by us include: macro-economic risks, such as reductions in economic growth, risks affecting the housing market, unemployment or recession; and business-specific risks related to strategic position, operational execution, financial structure, liquidity, legal and regulatory compliance, cybersecurity, and management succession.

Our risk program is designed to incorporate risk awareness into business practices, so that risk is managed as part of day-to-day decision making in a manner that is consistent with our risk appetite and tolerance. This recognizes that not all risks can be dealt with in the same way. Some risks may be readily perceived and controllable, while other risks are unknown; some risks can be avoided or mitigated by particular behavior; and some risks are unavoidable as a practical matter. In some cases, a decision may be made that a higher degree of risk may be acceptable because of a greater perceived potential for reward. We seek to align our voluntary risk-taking with company strategy, and we understand that our projects and processes may enhance the company’s business interests by encouraging innovation and appropriate levels of risk-taking.

2016 Proxy Statement	Walter Investment	• 8

Risk Oversight and Governance

Oversight of risk is under the direction and governance of the Board of Directors, which has delegated principal oversight of the risk program to the Compliance Committee and management of the risk program to the Chief Risk and Compliance Officer. Management is responsible for identifying risk and risk controls related to significant business activities; mapping the risks to Company strategy; and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to manage risk. In some cases, a Board of Directors committee is assigned to oversee specific risk topics. For example:

¡	the Audit Committee reviews and discusses the Company’s guidelines and policies with respect to risk assessment and risk management, and discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

¡	the Compliance Committee oversees the Company’s management of risks relating to ethical, reputational and regulatory matters, and the Company’s privacy and data security risk exposures;

¡	the Compensation and Human Resources Committee reviews incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk taking, and reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and senior executive compensation and determines whether any such policies and practices of the Company are reasonably likely to have a material adverse effect on the Company;

¡	the Nominating and Corporate Governance Committee oversees risks related to the Company’s governance structure and processes; and

¡	the Finance Committee oversees the Company’s policies and processes established by management to identify, assess, measure, monitor, and manage financial risk (excluding accounting and financial reporting), including risks relating to investments, derivatives, interest rates, asset liability management activities and compliance with financial regulatory requirements.

Risk oversight responsibilities are shared by all committees of the Board of Directors and do not rest entirely with one committee. Furthermore, we believe that allocating responsibility to a committee with relevant knowledge and experience improves the oversight of risk. The allocation of risk oversight responsibility may change, from time to time, based on the evolving needs of the Company. On at least an annual basis, the Board of Directors reviews significant risks that the committees and management have identified. The Board of Directors may change the allocation among the various committees of oversight responsibility for identified risks.

The Board of Directors implements its risk oversight responsibilities by having management provide reports on a regular basis regarding the implementation and adequacy of the risk program, including information regarding the results of risk assessments that detail the significant risks that the Company faces and how the Company is seeking to manage risk if and when appropriate. Presentations and other information provided to the Board of Directors and its committees frequently identify and discuss relevant risks and risk controls to assist the Board of Directors in assessing and overseeing risks in their review of the related business, financial, and other activity of the company. The full Board of Directors also receives reports from management on enterprise risk management in which risk identification and risk mitigation and control are the primary topics.

BOARD MEETINGS

During fiscal 2015, the Board of Directors held 20 meetings, 8 of which were held in person. The Board of Directors expects that its members will prepare for, attend and participate in all Board of Directors and applicable committee meetings and each annual meeting of stockholders. Directors are also expected to become familiar with Walter Investment’s business, including its financial statements and capital structure, and the risks and competition it faces, in order to facilitate active and effective participation in the deliberations of the Board of Directors and of each committee on which he or she serves. Each of our current directors attended (in person or by teleconference) at least 75% of the aggregate of Board of Directors meetings (held during the period for which he or she was a director) and meetings of any Board of Directors committee on which he or she served (held during the period for which he or she was a director) during fiscal 2015. All of our Board of Directors members who served on the Board of Directors at the time of our 2015 annual meeting of stockholders attended that meeting. Mr. Beltzman and Mr. Perelman joined the Board of Directors on December 7, 2015, and were appointed to various committees effective December 14, 2015, in each case, as described in more detail below. The Company expects that all of the current members of the Board of Directors will attend the Annual Meeting.

2016 Proxy Statement	Walter Investment	• 9

COMMITTEES OF THE BOARD

The Board of Directors has an Audit Committee, a Compensation and Human Resources Committee, a Compliance Committee, a Nominating and Corporate Governance Committee and, effective in March 2016, a Finance Committee. From time to time, the Board of Directors may also create ad hoc or special committees for certain purposes in addition to these committees. The table below lists the membership of each committee during 2015 and the number of meetings held in fiscal 2015.

2015 Committee Membership

Board of Directors Member	Audit	Compensation	Compliance	Nominating
DANIEL G. BELTZMAN (1)		M		M
STEVEN R. BERRARD		M
ELLYN L. BROWN		M	C	M
ALVARO G. DE MOLINA	M	M	M
WILLIAM J. MEURER (2)	C
JAMES L. PAPPAS	M	M	M
VADIM PERELMAN (1)		M	M	M
SHANNON E. SMITH	M	C		M
MICHAEL T. TOKARZ			M	C
NUMBER OF MEETINGS IN FISCAL 2015	7	9	7	8

M: Member C: Chair

(1) Joined committees on December 14, 2015 and therefore did not participate in committee meetings prior to such date.

(2) Designated Audit Committee Financial Expert as defined under SEC rules.

Effective March 28, 2016, the Board of Directors modified committee composition with the goal of appointing committee members suited to serve the current needs and interests of the Board of Directors, the Company and its stockholders. The table below lists the current membership of each committee.

Current Committee Membership

Board of Directors Member	Audit	Compensation	Compliance	Nominating(3)	Finance
DANIEL G. BELTZMAN(1)		M	M	M	M
STEVEN R. BERRARD		C		M	M
ELLYN L. BROWN			C	M
ALVARO G. DE MOLINA	M	M	M
WILLIAM J. MEURER(2)	C
JAMES L. PAPPAS	M	M	M
VADIM PERELMAN		M	M	M	C
SHANNON E. SMITH	M		M		M
MICHAEL T. TOKARZ				M	M

M: Member C: Chair

(1) Independent Chairman of the Board.

(2) Designated Audit Committee Financial Expert as defined under SEC rules.

(3) The Nominating and Corporate Governance Committee is authorized to select a Chair from among its members.

2016 Proxy Statement	Walter Investment	• 10

AUDIT COMMITTEE

The Audit Committee was established by the Board of Directors for the purpose of, among other things, assisting the Board of Directors in overseeing the quality and integrity of the Company’s financial statements, the integrity of the accounting and financial reporting processes and the performance of the Company’s independent auditor.

MEMBERS (ALL INDEPENDENT): William J. Meurer (Chair) Alvaro G. de Molina James L. Pappas Shannon E. Smith

The Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight of the following:

¡	the quality and integrity of the Company’s accounting and reporting practices and controls, and the Company’s financial statements;

¡	the Company’s compliance with legal and regulatory requirements, particularly as they relate to financial reporting;

¡	the independent auditor’s qualifications, performance and independence; and

¡	the performance of the Company’s internal audit function.

The Board of Directors has determined that each member of the Audit Committee meets the financial literacy and independence requirements of the SEC and the NYSE applicable to audit committee members and has designated Mr. Meurer as our sole “audit committee financial expert” for purposes of SEC rules.

No member of the Audit Committee may serve on the audit committee of more than 3 public companies, including Walter Investment, unless the Board of Directors determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee and discloses such determination in accordance with NYSE requirements. No member of the Audit Committee currently serves on the audit committees of more than 3 public companies, including Walter Investment.

COMPENSATION AND HUMAN RESOURCES COMMITTEE

The Compensation and Human Resources Committee’s purpose is to assist the Board of Directors in oversight of the Company’s compensation and employee benefit plans and practices, review certain disclosures required to be included in the Company’s SEC filings and to generally supervise the executive compensation principles governing the Company.

MEMBERS (ALL INDEPENDENT): Steven R. Berrard (Chair) Daniel G. Beltzman Alvaro G. de Molina James L. Pappas Vadim Perelman

The Compensation and Human Resources Committee’s primary responsibilities and authority include the oversight of the following:

¡	establishing and reviewing an overall compensation philosophy for the Company;

¡	reviewing and recommending to the Board of Directors the corporate goals and objectives relevant to the Chief Executive Officer and other designated key executives;

¡	reviewing and making recommendations to the Board of Directors with respect to the Company’s equity-based plans and programs, and overseeing management’s administration of those plans and programs;

¡	selecting, retaining and/or replacing, as needed, compensation consultants, legal counsel or other advisors to provide independent advice to the Compensation and Human Resources Committee; and

¡	preparing, when required under applicable rules, a report on executive compensation for inclusion in the Company’s proxy statement for our Annual Meeting.

The Board of Directors has determined that each member of the Compensation and Human Resources Committee meets the independence requirements of the SEC and NYSE applicable to Compensation and Human Resources Committee members.

2016 Proxy Statement	Walter Investment	• 11

OVERSIGHT OF COMPENSATION

A number of individuals and entities contribute to the process of reviewing and determining the compensation of our Chief Executive Officer, other executive officers and directors:

¡	Chief Executive Officer: The Chief Executive Officer provides the Compensation and Human Resources Committee with an evaluation of the performance of each other executive officer, which includes an assessment of each individual’s performance against his or her annual objectives and a recommendation regarding his or her compensation.

¡	Senior Leadership: Our Chief Human Resources Officer solicits input from senior leaders in the Company regarding the performance of our Chief Executive Officer to aid the Compensation and Human Resources Committee in the review of his performance.

¡	Compensation and Human Resources Committee: Our Compensation and Human Resources Committee approves the annual compensation of our Chief Executive Officer and other executive officers, taking into consideration, among other factors, an evaluation of each individual’s performance against pre-established performance goals and objectives, the recommendation of the Chief Executive Officer regarding the compensation of the executive officers other than himself and the advice of the Compensation and Human Resources Committee’s independent compensation consultant as described below, and recommends the independent directors of the Board of Directors ratify and approve such annual compensation. In addition, our Compensation and Human Resources Committee reviews and, based in part on the advice of its independent consultant, makes recommendations to the Board of Directors with respect to the appropriateness of the compensation paid to our non-employee directors.

¡	Board of Directors: The independent directors of the Board of Directors then review these recommendations and ratify and/or approve the compensation of our Chief Executive Officer, other executive officers and independent directors.

ROLE OF COMPENSATION CONSULTANT

To further the objectives of our compensation programs, the Compensation and Human Resources Committee has the authority under its charter to engage, and has engaged, Meridian Compensation Partners, LLC (“Meridian”) to serve as the Compensation and Human Resources Committee’s independent compensation consultant. Meridian was selected by, and reports directly to, the Compensation and Human Resources Committee. During 2015, Meridian performed the following tasks:

¡	provided input with respect to director and executive compensation matters in light of the Company’s business strategy, pay philosophy, and prevailing market practices;

¡	provided input regarding the final compensation package of our Chief Executive Officer, as discussed under “Executive Compensation—Compensation Discussion and Analysis—Fiscal 2015 Executive Compensation Design and Decisions;”

¡	provided incentive plan design advice, for both annual and long-term incentive vehicles and other compensation and benefit programs that meet Company objectives;

¡	provided competitive market analyses and advice on general marketplace trends in executive compensation and director compensation;

¡	assisted with the review and evaluation of peer group companies for use in connection with setting executive compensation;

¡	provided valuation services in connection with performance share awards; and

¡	assisted with the preparation of certain proxy disclosures.

Meridian and its affiliates do not provide any services to the Company or any of the Company’s affiliates other than advising the Compensation and Human Resources Committee on director and executive compensation and related corporate governance matters. In December 2015, the Compensation and Human Resources Committee reviewed the independence of Meridian in light of the requirements set forth by the SEC and NYSE and determined that Meridian remained an independent consultant for the Compensation and Human Resources Committee.

2016 Proxy Statement	Walter Investment	• 12

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation and Human Resources Committee is composed solely of independent directors. During fiscal 2015, no member of our Compensation and Human Resources Committee was an employee or officer or former officer of the Company or had any relationships requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the Board of Directors or Compensation and Human Resources Committee of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or our Compensation and Human Resources Committee during fiscal 2015.

COMPLIANCE COMMITTEE

The Compliance Committee assists the Board of Directors with, among other things, the oversight of the performance of the Company’s compliance function.	MEMBERS (ALL INDEPENDENT): Ellyn L. Brown (Chair) Daniel G. Beltzman Alvaro G. de Molina James L. Pappas Vadim Perelman Shannon E. Smith

The Compliance Committee’s purpose is to assist the Board of Directors with oversight of the following:

¡	the Company’s compliance management system, including its program for compliance with state and Federal consumer financial protection laws, rules and regulations and other laws, rules, regulations, guidance and standards governing its consumer-oriented businesses, including those governing its dealings with government sponsored enterprises;

¡	the Company’s regulatory relations and its handling of key regulatory matters;

¡	the Company’s management of risks relating to ethical, reputational and regulatory matters; and

¡	the performance of the Company’s compliance function.

The Board of Directors has determined that each member of the Compliance Committee meets the independence requirements of the SEC and the NYSE applicable to directors generally.

FINANCE COMMITTEE

The Finance Committee was established by the Board of Directors for the purpose of, among other things, assisting the Board of Directors in overseeing the Company’s financial risk management, liquidity management, preparation of annual operating and capital plans and budgets, investments in mortgage servicing and mortgage-related assets and corporate development matters.

MEMBERS (ALL INDEPENDENT): Vadim Perelman (Chair) Daniel G. Beltzman Steven R. Berrard Shannon E. Smith Michael T. Tokarz

The Finance Committee’s primary function is to assist the Board of Directors in fulfilling its responsibilities relating to:

¡	oversight of the Company’s policies and processes established by management to identify, assess, measure, monitor, and manage financial risk (excluding accounting and financial reporting), including risks relating to investments, derivatives, interest rates, asset liability management activities and compliance with financial regulatory requirements;

¡	oversight of the Company’s annual operating, capital and budget plans and liquidity management;

¡	reviewing and evaluating the Company’s financial performance, including particularly the financial results of its investments in mortgage servicing and mortgage-related assets and certain other transactions;

¡	oversight of the Company’s corporate development activities, including potential merger, acquisition, or disposition transactions; and

2016 Proxy Statement	Walter Investment	• 13

¡	approving transactions, including transactions with respect to mortgage servicing and mortgage-related assets, capital expenditures and unbudgeted operating expenses, on behalf of the Board of Directors, subject to and within the limits of any parameters or directions the Board of Directors may establish from time to time.

The Board of Directors has determined that each member of the Finance Committee meets the independence requirements of the SEC and the NYSE applicable to directors generally, and that each member has substantial experience in the area of finance, accounting, investment management or capital transactions.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is responsible for, among other things, overseeing the Company’s corporate governance structure and processes, reviewing the Company’s management succession plan and determining the composition of the Board of Directors and its committees.

MEMBERS (ALL INDEPENDENT): Daniel G. Beltzman Steven R. Berrard Ellyn L. Brown Vadim Perelman Michael T. Tokarz

The Nominating and Corporate Governance Committee’s purpose includes the following:

¡	Identify individuals qualified to become Company directors consistent with criteria approved by the Board of Directors, and to select, or to recommend that the Board of Directors select, the director nominees for the next annual meeting of the stockholders;

¡	Determine the composition of the committees of the Board of Directors;

¡	Oversee the evaluation of the Board of Directors and its committees;

¡	Oversee risks related to the Company’s governance structure and processes;

¡	Develop, recommend to the Board of Directors, and monitor a set of corporate governance guidelines applicable to the Company;

¡	Review a succession plan for the Company’s Chief Executive Officer and such other members of executive management as the Board of Directors shall determine;

¡	Review and evaluate annually the terms and adequacy of coverage of directors’ and officers’ liability insurance;

¡	Review the Company’s Code of Conduct; and

¡	Otherwise take a leadership role in shaping the corporate governance of the Company.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

The Board of Directors has adopted a written Related Person Transaction Policy to assist it in reviewing and approving or ratifying related person transactions and to assist us in the preparation of related disclosures required by the SEC. This Related Person Transaction Policy supplements our other policies that may apply to transactions with related persons, such as the Board of Directors’ Corporate Governance Guidelines and our Code of Conduct.

The Related Person Transaction Policy provides that all related person transactions covered by the policy must be reviewed and approved or ratified by the disinterested members of the Board of Directors or by a committee of the Board of Directors composed solely of independent directors who are disinterested, which is currently designated as the Audit Committee. The Related Person Transaction Policy further provides that any employment relationship or transaction involving an executive officer and related compensation must be approved by the Compensation and Human Resources Committee or recommended by such committee for Board of Directors approval.

In reviewing related person transactions, the disinterested directors or Audit Committee, as applicable, will consider the relevant facts and circumstances, including, among other things:

¡	the nature of the related person’s interest in the transaction and the material terms of the transaction;

2016 Proxy Statement	Walter Investment	• 14

¡	the importance of the transaction both to the Company and to the related person;

¡	whether the transaction would likely impair the judgment of a director or an executive officer to act in the best interest of the Company and, in the case of an outside director, whether it would impair his or her independence or ability to serve on certain committees of the Board of Directors; and

¡	whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons.

The disinterested directors or Audit Committee will not approve or ratify any related person transaction unless, after considering all relevant information, it has determined in good faith that the transaction is in, or is not inconsistent with, the best interests of the Company.

Generally, the Related Person Transaction Policy applies to any current or proposed transaction that would be required by the SEC to be disclosed in which:

¡	the Company was or is to be a participant;

¡	the amount involved exceeds $120,000; and

¡	any related person (i.e., a director, director nominee, executive officer, greater than 5% beneficial owner and any immediate family member of such person) had or will have a direct or indirect material interest, other than an employment relationship or transaction involving an executive officer and any related compensation.

Certain Related Person Transactions

From time to time, institutional investors, such as investment management firms, hedge funds and other financial institutions and organizations, become beneficial owners of 5% or more of our Common Stock and, as a result, are considered “related persons” under the Related Person Transaction Policy. We may conduct business with these organizations in the ordinary course. There has been no transaction, since January 1, 2015, and there is no proposed transaction as of the date of this proxy statement, that would be required to be disclosed in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

CODE OF CONDUCT

We maintain a Code of Conduct, which is applicable to all of our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer. The Code of Conduct sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, treatment of confidential information, use of Company property and other related matters.

A Corporate Ethics Committee is responsible for overseeing compliance with the Code of Conduct, including administration of the related compliance program, reviewing allegations of violations and periodically reporting to the Board of Directors. The Corporate Ethics Committee is currently composed of our Chief Legal Officer, Chief Risk and Compliance Officer, Chief Human Resources Officer and other attorneys in our Legal department.

COMMUNICATING WITH THE BOARD

The Board of Directors welcomes questions and comments. Any interested parties, including stockholders, who would like to communicate directly with a member or members of the Board of Directors, including the Chairman of the Board, the non-employee directors as a group, or the Chairman of the Audit Committee, may submit their communication to our Secretary, c/o Walter Investment Management Corp., 3000 Bayport Drive, Suite 1100, Tampa, Florida 33607. Communications and concerns will be forwarded to the member or members of the Board of Directors indicated, as determined by our Secretary. If the communication is specifically marked as a communication for the Board of Directors, or for a specific member of the Board of Directors, the Secretary will not open the correspondence, but will forward it to the addressee. If the concern relates to the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern may be submitted in writing to the Chairman of the Nominating and Corporate Governance Committee in care of the Company’s Secretary at the Company’s headquarters address. If the stockholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of the Company’s Secretary at the Company’s headquarters address. These procedures may change from time to time. Stockholders are encouraged to visit our website at www.walterinvestment.com for the most current means of contacting our directors.

2016 Proxy Statement	Walter Investment	• 15

Election of Directors

PROPOSAL NO. 1—ELECTION OF CLASS I DIRECTORS

Since our last annual meeting, we have made the following additions to our Board of Directors.

¡	Daniel G. Beltzman, the managing member of the general partner of Birch Run, joined the Board of Directors in December 2015 following the announcement of, and pursuant to, a Letter Agreement among Walter Investment, Birch Run and Mr. Beltzman, dated November 16, 2015. Mr. Beltzman is serving as a Class III director with his term expiring at the Company’s 2018 annual stockholders meeting. Mr. Beltzman also currently serves on the Compensation and Human Resources Committee, Compliance Committee, Finance Committee and Nominating and Corporate Governance Committee. He brings valuable insights as a longstanding major stockholder of the Company and as an experienced, financially sophisticated investor.

¡	Vadim Perelman, the founder, managing partner and Chief Investment Officer of Baker Street, joined the Board of Directors in December 2015 following the announcement of, and pursuant to, an Investor Agreement among Walter Investment, Baker Street and Mr. Perelman, dated November 22, 2015. Mr. Perelman is serving as a Class II director with his term expiring at the 2017 annual stockholders meeting. Mr. Perelman also currently serves on the Compensation and Human Resources Committee, Compliance Committee, Finance Committee (as its Chair) and Nominating and Corporate Governance Committee. His perspective as a significant stockholder of the Company provides helpful insights to the Board of Directors and management team as we work to execute on our strategy and enhance value for all of the Company’s stockholders.

In connection with the appointment of Messrs. Beltzman and Perelman, the size of our Board of Directors was increased to eleven directors in December 2015. As previously disclosed, we expect to transition the Board of Directors back to a size of nine directors at or before the 2017 annual stockholders meeting.

Birch Run Agreements

Under the terms of the Letter Agreement with Birch Run and Mr. Beltzman, at any meeting of stockholders following Mr. Beltzman’s agreement to join our Board of Directors and until completion of the Annual Meeting, Mr. Beltzman and Birch Run have agreed to vote all shares beneficially owned by them in support of each director nominated by our Board of Directors for election at the Annual Meeting who was a Class I director as of the date of such agreement, against any stockholder nominations for the election of directors not approved or recommended by our Board of Directors, and against any stockholder recommendations and proposals not approved by our Board of Directors.

In addition, on November 16, 2015, the Company and Computershare Trust Company, N.A., as Rights Agent, entered into Amendment No. 1 (the “First Amendment”) to the Rights Agreement, dated as of June 29, 2015 (the “Rights Agreement”) and to which the Company and the Rights Agent were parties. Upon the terms and subject to the conditions set forth in the Rights Agreement and the First Amendment, (i) Birch Run and its affiliates and associates may acquire up to 25% of the total voting power of all shares of the Company’s Common Stock without triggering the exercisability of the preferred share purchase rights attached to shares of the Company’s Common Stock pursuant to the Rights Agreement, and (ii) shares of the Company’s Common Stock received by directors as compensation for their services, pursuant to any director compensation program of the Company, will also not trigger the exercisability of such rights.

Baker Street Agreements

Under the terms of the Investor Agreement with Baker Street and certain of its affiliates, Baker Street has also agreed to vote all of its stock, at the Annual Meeting in support of each director nominated by our Board of Directors for election at the Annual Meeting who was a Class I director as of the date of such agreement, against any stockholder nominations for the election of directors not approved by the Board of Directors, and against all other stockholder recommendations and proposals not approved by the Board of Directors. Baker Street has also agreed to vote, at the Company’s 2017 annual stockholders meeting, all of its stock in support of each nominee to the Board of Directors that is recommended by the Board of Directors and in accordance with the Board of Directors’ recommendation on any other matter that is subject to a vote of stockholders if the Company and Mr. Perelman agree to his nomination for re-election as a director at such meeting, subject to certain limitations described in the agreement. Notwithstanding the foregoing, Baker Street may, in its sole discretion, vote all of its stock against an “extraordinary transaction” (as defined in the agreement) if approval of such a transaction is the subject of a vote at the Company’s 2017 annual meeting of stockholders or other stockholder meeting.

In addition, under the agreement, subject to certain exceptions, Baker Street and Mr. Perelman have agreed to abide by certain standstill restrictions for a specified period of time (or the “standstill period” (as defined in the agreement)), including refraining from: (i) proposing or seeking to effect any tender or exchange offer, merger, business combination, sale of assets or securities,

2016 Proxy Statement	Walter Investment	• 16

recapitalization or other similar transaction involving the Company; (ii) making, or in any way participating in any “proxy contest” or other solicitation of proxies; (iii) selling, including through swap or hedging transactions, any securities of the Company to any person that would result in such person becoming a beneficial owner of 9.9% or more of the outstanding shares of Common Stock of the Company; (iv) forming, joining or participating in a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (v) making any stockholder proposal; and (vi) if the Rights Agreement (or any successor agreement) has been terminated or expires, acquiring any Company debt or additional Common Stock of the Company in excess of their respective beneficial ownership thereof at the time of such termination or expiration. The agreement contains certain other restrictions on activities by Baker Street and Mr. Perelman during the standstill period, upon the terms and subject to the conditions described therein.

The agreement provides for the automatic resignation of Mr. Perelman from the Board of Directors upon a final judicial determination of a material breach by Baker Street or Mr. Perelman of the agreement, or, if earlier, at such time Baker Street fails to maintain beneficial ownership of at least 9.9% of the outstanding shares of Common Stock of the Company.

In addition, on November 22, 2015, the Company and Computershare Trust Company, N.A., as Rights Agent, entered into Amendment No. 2 to the Rights Agreement, as previously amended by the First Amendment (the “Second Amendment”). Upon the terms and subject to the conditions set forth in the Rights Agreement, the First Amendment and the Second Amendment, Baker Street may acquire up to 25% of the total voting power of all shares of the Company’s Common Stock without triggering the exercisability of the preferred share purchase rights attached to shares of the Company’s Common Stock pursuant to the Rights Agreement.

Class I Director Nominees

Our Board of Directors is currently divided into three classes, and directors are elected to staggered three-year terms. One class of directors is elected at each annual stockholders meeting for a term of three years. Each director holds office until his or her successor has been duly elected and qualified, or the director’s earlier resignation, death or removal.

Our current Board of Directors is comprised of Daniel G. Beltzman, Steven R. Berrard, Ellyn L. Brown, Denmar J. Dixon, William J. Meurer, Alvaro G. de Molina, Mark J. O’Brien, James L. Pappas, Vadim Perelman, Shannon E. Smith, and Michael T. Tokarz, and each such director has been elected or appointed to serve until their respective terms expire and their successors are duly elected and qualify. The term of our Class I directors, Messrs. Berrard and Dixon and Ms. Brown, expires at the Annual Meeting and these individuals have been nominated for election at such meeting. The term of our Class II directors, Messrs. Meurer, Perelman and Tokarz and Dr. Pappas, expires at the 2017 annual stockholders meeting. The term of our Class III directors, Messrs. Beltzman, de Molina, O’Brien and Smith, expires at the 2018 annual stockholders meeting.

As discussed in greater detail in Proposal No. 4 below, the Board of Directors has approved an amendment to our charter to provide for the declassification of the Board of Directors and provide for the annual election of all directors beginning at the 2017 annual meeting of stockholders. See Proposal No. 4 for additional information.

All of the Class I director nominees have consented to be named as a nominee in this proxy statement and have indicated that they will be willing and able to serve as directors. If, prior to the Annual Meeting, any nominee becomes unwilling or unable to serve as a director, the Board of Directors may propose another person in place of that nominee, and the individuals designated as your proxies will vote to elect that proposed person. Alternatively, the Board of Directors may decide to reduce the number of directors constituting the full Board of Directors.

The Board of Directors recommends that you vote “FOR” the election of each of Steven R. Berrard, Ellyn L. Brown and Denmar J. Dixon as a Class I director.

DIRECTOR CHARACTERISTICS AND DIVERSITY

The Nominating and Corporate Governance Committee is responsible for identifying individuals who are qualified candidates for Board of Directors membership. The Nominating and Corporate Governance Committee seeks to ensure the Board of Directors is composed of individuals whose particular backgrounds, skills and expertise, when taken together, will enable the Board of Directors to guide and oversee the Company’s strategy, operations and management. Consistent with our Corporate Governance Guidelines, characteristics expected of all directors include high personal and professional integrity and the ability to constructively challenge management through active participation and questioning.

In evaluating the suitability of individual directors, the Board of Directors and the Nominating and Corporate Governance Committee consider, consistent with our Corporate Governance Guidelines and Nominating and Corporate Governance Committee charter, many

2016 Proxy Statement	Walter Investment	• 17

factors, including strength of character, maturity of judgment, integrity, accountability, openness, career specialization, relevant technical skills, time commitment, experience, diversity and the ability of the individual to fill a present need on the Board of Directors and/or to enhance the Board of Directors’ ability to manage and direct the affairs and business of the Company, including to enhance the ability of committees to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE rules. Our Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment. While the Board of Directors has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee and the Board of Directors believe that principles of diversity, including gender, race and national origin, education, professional experience, and differences of viewpoints and skills, are an important consideration in screening and evaluating candidates for nomination to the Board of Directors and that considering diversity is consistent with the goal of creating a Board of Directors that best serves the needs of the Company and the interests of its stockholders.

QUALIFICATIONS AND EXPERIENCE OF DIRECTOR NOMINEES

In considering each director nominee for election at the Annual Meeting, each of whom is a current member of the Board of Directors previously elected by our stockholders, the Board of Directors and the Nominating and Corporate Governance Committee evaluated such person’s background, qualifications, attributes and skills to serve as a director. The Board of Directors and the Nominating and Corporate Governance Committee considered the nomination criteria discussed above, as well as the years of experience many directors have had working together on the Board of Directors and the deep knowledge of the Company the nominees have developed as a result of such service. The Board of Directors and the Nominating and Corporate Governance Committee also evaluated each of the nominee’s contributions to the Board of Directors and role in the operation of the Board of Directors as a whole, past attendance at meetings, and the results of the most recent Board of Directors self-evaluation.

PROCESS FOR SELECTING DIRECTORS

The Nominating and Corporate Governance Committee recommends to the Board of Directors director candidates for nomination and election at the annual stockholders meeting or for appointment to fill vacancies. Consistent with its charter and our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee reviews at least annually the Board of Directors size and composition and recommends, if necessary, actions to be taken so that the Board of Directors is best positioned to carry out its duties. In addition to the annual review of Board of Directors composition, from time to time, the Nominating and Corporate Governance Committee works with the full Board of Directors to evaluate the composition of the Board of Directors to assess whether one or more directors should be added in view of director departures, the number of directors needed to fulfill the Board of Directors’ responsibilities under our Corporate Governance Guidelines and committee charters, and the skills and capabilities that are relevant to the Board of Directors’ work and the Company’s strategy.

To identify, recruit and evaluate qualified candidates for the Board of Directors, the Board of Directors may, but need not, use the services of professional search firms. Nominees may also be individuals known to Board of Directors members or others through business or other relationships.

As described above, in December 2015 we added two directors, Daniel G. Beltzman and Vadim Perelman, to our Board of Directors following the announcement of agreements with such directors and/or affiliates of such directors.

DIRECTOR CANDIDATES RECOMMENDED BY STOCKHOLDERS

The Nominating and Corporate Governance Committee considers stockholder recommendations for candidates for the Board of Directors using the same criteria described above. If you would like to recommend a future nominee for Board of Directors membership, you can submit a written recommendation in accordance with applicable law, which includes the name, a brief biographical sketch, a document indicating the candidate’s willingness to serve if elected, evidence of the submitting stockholder’s ownership of our Common Stock, and other pertinent information regarding the nominee, to our Secretary, c/o Walter Investment Management Corp., 3000 Bayport Drive, Suite 1100, Tampa, Florida 33607.

2016 Proxy Statement	Walter Investment	• 18

DIRECTOR BIOGRAPHIES

Set forth below are the biographies of our Class I director nominees. Unless otherwise noted, age information is presented as of March 17, 2016 and other information is presented as of the date of this proxy statement.

Class I Directors—Nominees for Term Expiring in 2019

Steven R. Berrard

61 years old

Director since 2010

Independent

Compensation and Human Resources Committee (Chair)

Finance Committee (Member)

Nominating and Corporate Governance Committee (Member)

Steven R. Berrard has served as a director of the Company since March 2010. He has served, and continues to serve, on the Board of Directors’ Compensation and Human Resources Committee from the time of his appointment to the Board of Directors, and he served on the Audit Committee from May 2010 until February 2013. He currently also serves on the Board of Directors’ Nominating and Corporate Governance Committee and the Finance Committee. Mr. Berrard served on the Board of Directors of Swisher Hygiene Inc., a publicly traded industry leader in hygiene solutions and products, from 2004 until May 2014. Mr. Berrard is the Managing Partner of New River Capital Partners, a private equity fund he co-founded in 1997. Mr. Berrard was the co-founder and Co-Chief Executive Officer of AutoNation, Inc. (“AutoNation”), a leading automotive retail company, from 1996 to 1999. Prior to joining AutoNation, Mr. Berrard served as President and Chief Executive Officer of the Blockbuster Entertainment Group, at the time the world’s largest video store operator. Mr. Berrard served as President of Huizenga Holdings, Inc., a real estate management and development company, and served in various positions with subsidiaries of Huizenga Holdings, Inc. from 1981 to 1987. Mr. Berrard was employed by Coopers & Lybrand (now PricewaterhouseCoopers LLP (“PwC”)) from 1976 to 1981. Mr. Berrard currently serves on the Board of Directors of Pivotal Fitness, Inc., a chain of fitness centers operating across the United States. Mr. Berrard earned his B.S. in Accounting from Florida Atlantic University.

Specific Expertise: Mr. Berrard’s management experience and financial expertise is beneficial in guiding the Company’s strategic direction. He has served in senior management and/or on the Board of Directors of several prominent, publicly traded companies. In several instances he has led significant growth of the businesses he has managed. In addition, Mr. Berrard has served as the Chairman of the audit committee of several boards of directors.

Ellyn L. Brown

65 years old

Director since 2009

Independent

Compliance Committee (Chair)

Nominating and Corporate Governance Committee (Member)

Ellyn L. Brown has served as a director of the Company since April 2009. Ms. Brown practiced corporate and securities law until her retirement in 2010, most recently as the president of Brown and Associates, a corporate law and consulting firm that provided operational, regulatory and governance guidance to financial services clients and other entities that operate in highly regulated environments. She has taught corporate and securities law at Villanova University School of Law and the University of Maryland School of Law. Ms. Brown served as a director of NYSE Euronext, Inc. and its predecessors from 2005 through 2013, when NYX was acquired by the Intercontinental Exchange, and chaired the Board of Directors of NYSE Regulation, Inc., the independent entity that oversees the regulation of the NYSE markets, through 2014. In 2012, she joined the board of CNO Financial Group, Inc., a publicly-traded insurance holding company. Ms. Brown served on the Board of Governors of the Financial Industry Regulatory Authority from 2007 to 2012, and was a trustee of the Financial Accounting Foundation (parent of the Financial Accounting Standards Board and the Government Accounting Standards Board) from 2007-2011. She served as Maryland’s Securities Commissioner from 1987-1992, and later was a member of the boards of the National Association of Securities Dealers Regulation and the Certified Financial Planner Board of Standards.

2016 Proxy Statement	Walter Investment	• 19

Specific Expertise: Ms. Brown brings relevant experience in securities law, financial reporting and compliance, and corporate governance to the Board of Directors. During her career, she has been a regulator and prosecutor of financial fraud in the financial services industry, provided advice and counsel to a number of public companies, and served as a director of several entities that have grown and transformed significantly. This experience offers value to the Company’s Compliance Committee on which she serves as Chair and the Nominating and Corporate Governance Committee, of which she is a member.

Denmar J. Dixon

53 years old

Director since 2009

Vice Chairman, Chief Executive Officer and President

Denmar J. Dixon has served as a director of the Company since April 2009 (and its predecessor since December 2008). Effective October 2015, Mr. Dixon was promoted to the positions of Chief Executive Officer and President of the Company. Mr. Dixon has also served as Vice Chairman of the Board of Directors and Executive Vice President since January 2010 and Chief Investment Officer since August 2013. Prior to becoming an executive officer of the Company, he also had served as a member of the Board of Directors’ Audit Committee and Nominating and Corporate Governance Committee and as Chairman of the Compensation and Human Resources Committee (Mr. Dixon resigned from each of these committee positions immediately prior to his appointment as the Vice Chairman of the Board of Directors and Executive Vice President of the Company). Prior to serving on the Board of Directors, Mr. Dixon was elected to the Board of Managers of JWH Holding Company, LLC (“JWHHC”), a wholly-owned subsidiary of Walter Industries, Inc., in anticipation of the spin-off of Walter Investment Management, LLC (“WIM”) from Walter Industries, Inc. (now known as Walter Energy, Inc.). In 2008, Mr. Dixon founded Blue Flame Capital, LLC, a consulting, financial advisory and investment firm. Prior to forming Blue Flame Capital, LLC, Mr. Dixon spent 23 years with Banc of America Securities, LLC (“Banc of America”) and its predecessors. At the time of his retirement, Mr. Dixon was a Managing Director in the Corporate and Investment Banking group and held the position of Global Head of the Basic Industries group.

Specific Expertise: Mr. Dixon has taken an active role in the Company’s business since his election to the Board of Managers of JWHHC in December 2008. Mr. Dixon has extensive business development, mergers and acquisitions and capital markets/investment banking experience within the financial services industry. As a director and executive officer (currently Chief Executive Officer and President), he provides significant input into, and is actively involved in, leading the Company’s business activities and strategic planning efforts. Mr. Dixon has significant experience in the general industrial, consumer and business services industries.

Set forth below are the biographies of our Class II and Class III directors.

Class II Directors (Terms Expiring in 2017)

William J. Meurer

72 years old

Director since 2009

Independent

Audit Committee (Chair)

William J. Meurer has served as a director of the Company since April 2009. Prior to serving on the Board of Directors, Mr. Meurer was elected to the Board of Managers of JWHHC, in anticipation of the spin-off of WIM from Walter Energy, Inc. Previously, Mr. Meurer was employed for 35 years with Arthur Andersen LLP where he served most recently as the Managing Partner for Arthur Andersen’s Central Florida operations. Since retiring from Arthur Andersen in 2000, Mr. Meurer has been a private investor and consultant. Mr. Meurer also serves on the Board of Trustees for LifeLink Foundation, Inc., as a member of the board of directors of Sykes Enterprises, Incorporated, a business process outsourcing company, and as a member of the board of directors of the Eagle Family of Mutual Funds.

Specific Expertise: Mr. Meurer has taken an active role in the Company’s business since his election to the Board of Managers of JWHHC in December 2008. He is a CPA with an extensive accounting and financial background, and the Board of Directors has designated him as the Chair of the Audit Committee and as our sole audit committee financial expert.

2016 Proxy Statement	Walter Investment	• 20

James L. Pappas, Ph. D.

72 years old

Director since 2012

Independent

Audit Committee (Member)

Compensation and Human Resources Committee (Member)

Compliance Committee (Member)

James L. Pappas, Ph.D., has served as a director since September 2012. Prior to serving on the Board of Directors, Dr. Pappas served as the Lykes Professor of Banking and Finance at the University of South Florida’s College of Business Administration from 1986 to 2006. During his tenure at USF, Dr. Pappas also served as the Dean of the College of Business from 1987 to 1995. From 1995 to 2005, Dr. Pappas served as President and Chief Executive Officer of The Graduate School of Banking at the University of Wisconsin. Dr. Pappas currently serves as the Chairman of the Board of Trustees for the Eagle Family of Mutual Funds and is a member of its Audit and Qualified Legal Compliance committees.

Specific Expertise: Dr. Pappas brings knowledge of the regulation of financial markets and institutions through service as both a bank director and a mutual fund trustee. In addition, for more than twenty years, he designed, taught and managed courses of study in advanced financial institutions management for senior bank officers and regulators. Dr. Pappas qualifies as an audit committee financial expert.

Vadim Perelman

33 years old

Director since 2015

Independent

Compensation and Human Resources Committee (Member)

Compliance Committee (Member)

Nominating and Corporate Governance Committee (Member)

Finance Committee (Chair)

Vadim Perelman has served as a director since December 2015. Mr. Perelman is the founder and has served as the Managing Member and Chief Investment Officer of Baker Street Capital Management, LLC, the investment manager of Baker Street Capital L.P. (“BSC LP”), a private investment partnership, since its inception in 2009. Mr. Perelman also serves as the Managing Member of Baker Street Capital GP, LLC, which serves as the general partner of BSC LP. From August 2007 to September 2009, Mr. Perelman worked as a senior analyst at Force Capital Management, a fundamental value-focused investment fund. Mr. Perelman previously served on the boards of directors of USA Truck, Inc., Xyratex Ltd., Tix Corporation and Unilens Vision Inc. He holds a B.A. in Economics and Computer Science from the University of California, Berkeley.

Specific Expertise: Mr. Perelman’s financial experience and expertise, as well as his perspective as a significant stockholder of the Company, contribute valuable insights to the Board of Directors.

Michael T. Tokarz

66 years old

Director since 2009

Independent

Nominating and Corporate Governance Committee (Member)

Finance Committee (Member)

Michael T. Tokarz has served as a director since April 2009 and as lead independent director of the Board of Directors from August 2012 to February 2016. Since February 1, 2002, Mr. Tokarz has been a member of the Tokarz Group, LLC, a provider of investment banking services. From January 1996 until February 1, 2002, Mr. Tokarz was a member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co. L.P. Mr. Tokarz also is a director of CNO Financial Group, Inc., an insurance company (formerly known as Conseco, Inc.) since 2003 and MVC Capital, Inc., a business development company since 2004. Mr. Tokarz also served on the boards of directors of IDEX Corporation, a technology company specializing in fluid and metering, health

2016 Proxy Statement	Walter Investment	• 21

and science, and fire and safety products, from 1987 to 2015; Mueller Water Products, Inc., a manufacturer of water distribution products, from 2006 to 2015; and Walter Energy, Inc., a producer of coal, coke and natural gas, from 1987 to March 2016, including the Chairman of its Board of Directors from 2006 to March 2016.

Specific Expertise: Having served on the Board of Directors of WIM’s former parent for over 20 years, Mr. Tokarz has extensive direct knowledge of the Company’s history. He also brings Board of Directors leadership experience and capital markets knowledge. Mr. Tokarz has served as the lead independent director of the Board of Directors from August 2012 to February 2016, the Chairman of the Nominating and Corporate Governance Committee since its inception to February 2016 and as an ex officio member of the Compliance Committee. He is also currently a member of the Finance Committee. The Company has in the past and will continue to benefit from his experience and leadership in this capacity.

Class III Directors (Terms Expiring in 2018)

Daniel G. Beltzman

40 years old

Director since 2015

Independent

Chairman of the Board

Compensation and Human Resources Committee (Member)

Compliance Committee (Member)

Nominating and Corporate Governance Committee (Member)

Finance Committee (Member)

Daniel G. Beltzman has served as a director since December 2015, and Chairman of the Board since March 2016. Mr. Beltzman co-founded Birch Run Capital Advisors, LP (f/k/a Birch Run Capital, LLC), an investment advisor headquartered in New York and has served as its Manager and General Partner since 2006. Birch Run focuses on value-based opportunities in public or private equity or debt securities and looks to stand behind management teams and boards in their efforts to build successful and sustainable businesses. Prior to managing investments, Mr. Beltzman was an analyst at Deutsche Bank Securities, Inc. and an associate at Bank of America Securities, LLC focusing on equity research and mergers and acquisitions. Thereafter, he founded Build Europe Technologies, an entrepreneurial venture that provided services to help European homebuilders more efficiently manage their supply chains. Before founding Birch Run, Mr. Beltzman worked with a boutique investment firm specializing in joint venture equity and mezzanine debt for real estate ventures. Mr. Beltzman has served as a director on the board of Regis Corporation, a hair salon chain, since August 2012. Mr. Beltzman holds a B.B.A and M.Acc. from the University of Michigan.

Specific Expertise: Mr. Beltzman’s financial experience and expertise, as well as his perspective as a longstanding significant stockholder of the Company, contribute valuable insights to the Board of Directors.

Alvaro G. de Molina

58 years old

Director since 2012

Independent

Audit Committee (Member)

Compensation and Human Resources Committee (Member)

Compliance Committee (Member)

Alvaro G. de Molina has served as a director since September 2012. Prior to serving on the Board of Directors, Mr. de Molina served as the Chief Executive Officer of Ally Financial Inc., previously known as GMAC Inc. (“GMAC”), an automotive financing, corporate and home loan company, beginning in April 2008, and on the Board of Directors of GMAC beginning in March 2009, until resigning from both positions in November 2009. Prior to joining GMAC, Mr. de Molina was with Cerberus Capital Management, L.P., a private investment firm, and prior thereto Mr. de Molina had a 17-year career at Bank of America Corporation (“Bank of America”) where he held a number of positions in senior management, including Chief Financial Officer, Chief Executive Officer of Banc of America, President of Global Corporate and Investment Banking and Corporate Treasurer. Before joining Bank of America, Mr. de Molina served in the lead financial role for emerging markets at J.P. Morgan Chase & Co. Mr. de Molina began his career at PwC. Mr. de Molina serves on the boards of Regional Management Corp., a consumer finance company (where he is Chairman of the Board of Directors

2016 Proxy Statement	Walter Investment	• 22

and a member of the Compensation and Human Resources Committee, Corporate Governance and Nominating and Corporate Governance Committee and Audit Committee) and previously Duke University’s Fuqua School of Business. Mr. de Molina holds a bachelor’s degree in accounting from Fairleigh Dickinson University and a master’s degree in business administration from Rutgers Business School.

Specific Expertise: Mr. de Molina brings over thirty years of experience in financial services, banking and capital markets. Because of his accounting and financial background, Mr. de Molina qualifies as an audit committee financial expert.

Mark J. O’Brien

73 years old

Director since 2009

Former Chairman and Chief Executive Officer

Mark J. O’Brien served as the Chief Executive Officer of the Company from April 2009 until his retirement in October 2015. In addition, Mr. O’Brien previously served as Chairman of the Board of Directors. In March 2006, Mr. O’Brien became Chairman and Chief Executive Officer of certain of the Company’s predecessor entities, which were subsidiaries of Walter Industries Inc. In February 2009, Mr. O’Brien was named Chairman and Chief Executive Officer of WIM, which was spun off from Walter Energy, Inc. in April 2009 and, in connection with a reverse merger with a pre-existing publicly traded REIT, became known as Walter Investment Management Corp. Mr. O’Brien also served as a director of Walter Energy, Inc. from 2005 until 2009. Mr. O’Brien has served as President and Chief Executive Officer of Brier Patch Capital and Management, Inc., a family real estate investment and management firm, since September 2004. Prior to September 2004, Mr. O’Brien served in various capacities at Pulte Homes, Inc., a housing company, for 21 years, culminating in his appointment as President and Chief Executive Officer. He retired from that position in 2003. Mr. O’Brien is a director of Mueller Water Products, Inc., a publicly traded company that was spun off from Walter Energy, and A. Duda & Sons, Inc., a privately held family agriculture and real estate firm. Mr. O’Brien earned a Bachelor of Arts degree in history from the University of Miami.

Specific Expertise: Mr. O’Brien has had a long career in the real estate development, investment and management businesses in general and with the Company. While all of the Board of Directors members bring some form of generalized expertise to the Board of Directors’ management of the Company, Mr. O’Brien’s direct involvement over the years through his retirement with the Company’s operations and day-to-day leadership provides the Board of Directors with significant knowledge as to the specific challenges and opportunities inherent in the Company’s business.

Shannon E. Smith

50 years old

Director since 2009

Independent

Audit Committee (Member)

Compliance Committee (Member)

Finance Committee (Member)

Shannon E. Smith has served as a director since April 2009. In 2015, Mr. Smith joined Considine Companies, a private concern involved in real estate and venture capital, as an advisor. From October 2000 until June 2011, he served in various senior capacities at American Land Lease, Inc., a real estate investment trust, first as Chief Accounting Officer from October 2000 until February 2001, then as Chief Financial Officer from February 2001 through June 2011, and most recently as Chief Operating Officer from July 2009 through June 2011. Until the completion of its merger with GCP Sunshine Acquisition, Inc. on March 16, 2009, American Land Lease was listed on the NYSE. Mr. Smith has also served as a Managing Director of Green Courte Partners, LLC, a Chicago-based private equity real estate investment firm, from 2009 to June 2011. Mr. Smith began his career with Ernst & Whinney (now Ernst & Young Global Limited) as a certified public accountant.

Specific Expertise: Mr. Smith has a diverse background that is particularly valuable in guiding the Company’s strategic direction. As the Chief Financial Officer of a public company for nine years, he brings an appreciation for and an understanding of the complex accounting issues facing the Company. He is a member of the Audit Committee, the Compliance Committee and the Finance Committee. He has previously served on the Nominating and Corporate Governance Committee, as well as the Compensation and Human Resources Committee, on which he served as Chairman. In addition, his accounting and financial background qualifies him as an audit committee financial expert. With prior experience as the Chief Financial Officer of a real estate investment trust that was listed on the NYSE, Mr. Smith brings to the Board of Directors knowledge of real estate investment, corporate management, reporting requirements and governance practices.

2016 Proxy Statement	Walter Investment	• 23

Director Compensation

The Compensation and Human Resources Committee of the Board of Directors recommends to the full Board of Directors for approval the amount and composition of Board of Directors compensation for non-employee directors (the “Director Compensation Program”). Directors who are our employees are not compensated for their service on the Board of Directors. The Compensation and Human Resources Committee reviews the significance and appropriateness of each of the components of the Director Compensation Program at least annually. The Compensation and Human Resources Committee’s independent consulting firm, Meridian, advises the Compensation and Human Resources Committee with respect to director compensation. The objectives of the Compensation and Human Resources Committee are to compensate directors in a manner that closely aligns the interests of directors with those of our stockholders, to attract and retain highly qualified directors and to structure and set total compensation in such a manner and at such levels that will not call into question any director’s objectivity.

It is the Board of Directors’ practice to provide a mix of cash and equity-based compensation to non-employee directors, as discussed below.

ELEMENTS OF DIRECTOR COMPENSATION

Non-employee directors were compensated as follows for fiscal 2015:

Compensation Element
Annual Cash Retainer	$75,000
Stock Awards	$130,000 in immediately vesting restricted stock units granted on May 13, 2015 at a price of $17.735, the average of the high and the low selling price of our Common Stock as reported on the NYSE on the date of grant
Committee Chair Cash Retainer	$35,000 for the Audit Committee $20,000 for the Compensation and Human Resources Committee $20,000 for the Compliance Committee $15,000 for the Nominating and Corporate Governance Committee
Committee Member Cash Retainer	$15,000 for the Audit Committee $10,000 for the Compensation and Human Resources Committee $10,000 for the Compliance Committee
Lead Director Cash Retainer(1)	$35,000 (in addition to Annual Cash Retainer)

(1) Lead director cash retainer was waived for fiscal 2015.

Other Compensation: Our non-employee directors do not receive any non-equity incentive plan compensation or have any non-qualified deferred compensation earnings. We provide our directors with directors and officers liability insurance as part of our corporate insurance policies. We also reimburse our directors for reasonable travel and related fees and expenses incurred in connection with their participation in Board of Directors or Board of Directors committee meetings.

Mr. O’Brien served as our Chief Executive Officer until his retirement in October 2015, and, therefore, did not receive any additional compensation for service as a director during 2015. Mr. O’Brien’s compensation is described in more detail below under “Executive Compensation—Summary Compensation Table.”

2016 Proxy Statement	Walter Investment	• 24

DIRECTOR COMPENSATION FOR FISCAL 2015

As described more fully above, the following table summarizes the annual compensation for our non-employee directors who are not named executive officers during fiscal 2015:

Name	Fees Earned or Paid in Cash($)(2)	Stock Awards($)(3)(4)	All Other Compensation($)	Total($)
DANIEL G. BELTZMAN(1)	—	—	—	—
STEVEN R. BERRARD	85,000	130,000	—	215,000
ELLYN L. BROWN	115,000	130,000	—	245,000
ALVARO G. DE MOLINA	110,000	130,000	—	240,000
WILLIAM J. MEURER	125,000	130,000	—	255,000
JAMES L. PAPPAS	110,000	130,000	—	240,000
VADIM PERELMAN(1)	—	—	—	—
SHANNON E. SMITH	120,000	130,000	—	250,000
MICHAEL T. TOKARZ	100,000	130,000	—	230,000

(1) Messrs. Beltzman and Perelman were appointed to the Board of Directors effective December 7, 2015 and to various committees of the Board of Directors effective December 14, 2015. Each of our Letter Agreement with Birch Run and Mr. Beltzman and Investor Agreement with Baker Street and certain of its affiliates provide that Messrs. Beltzman and Perelman, respectively, shall be entitled to the same compensation arrangements as apply to all independent directors of the Company. As of the date of this proxy statement, no determination has been made with respect to the compensation of Messrs. Beltzman and Perelman for their services during fiscal 2015.

(2) The annual retainers and additional retainers for Board of Directors committee service paid to, or earned by, our non-employee directors who are not named executive officers during fiscal 2015 were as follows:

Name	Annual Retainer($)	Committee Chair Retainer($)	Committee Member Retainer($)	Total($)
DANIEL G. BELTZMAN*	—	—	—	—
STEVEN R. BERRARD	75,000	—	10,000	85,000
ELLYN L. BROWN	75,000	20,000	20,000	115,000
ALVARO G. DE MOLINA	75,000	—	35,000	110,000
WILLIAM J. MEURER	75,000	35,000	15,000	125,000
JAMES L. PAPPAS	75,000	—	35,000	110,000
VADIM PERELMAN*	—	—	—	—
SHANNON E. SMITH	75,000	20,000	25,000	120,000
MICHAEL T. TOKARZ	75,000	15,000	10,000	100,000

* See footnote (1) above.

(3) Represents aggregate grant date fair value of restricted stock unit awards, computed in accordance with Financial Accounting Standards Board of Directors (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“Topic 718”), without taking into account estimated forfeitures, if any. The assumptions made when calculating the amounts are found in Note 23, “Share-Based Compensation” of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

2016 Proxy Statement	Walter Investment	• 25

(4) The aggregate number of stock awards and option awards outstanding at the end of fiscal 2015 for each of our non-employee directors who are not named executive officers during fiscal 2015 was as follows:

Name	Aggregate Number of RSU Awards Outstanding as of December 31, 2015	Aggregate Number of Option Awards Outstanding as of December 31, 2015
DANIEL G. BELTZMAN	—	—
STEVEN R. BERRARD	—	9,665
ELLYN L. BROWN	—	15,193
ALVARO G. DE MOLINA	—	—
WILLIAM J. MEURER	—	—
JAMES L. PAPPAS	—	—
VADIM PERELMAN	—	—
SHANNON E. SMITH	—	19,971
MICHAEL T. TOKARZ	—	19,971

2016 Proxy Statement	Walter Investment	• 26

Beneficial Ownership

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, our directors, executive officers and beneficial owners of more than 10% of our Common Stock are required within a prescribed period of time to report to the SEC transactions and holdings in our Common Stock. Based solely on a review of the copies of these forms received by us and on written representations from certain reporting persons that no Form 5 was required to be filed, we believe that during fiscal 2015 all of these filing requirements were satisfied in a timely manner.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

To our knowledge, except as otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned by him or her. For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days after March 17, 2016. For purposes of computing the percentage of outstanding Common Stock held by each person or group of persons named below, any shares that such person or group of persons has the right to acquire within 60 days after March 17, 2016 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group of persons.

The following beneficial ownership table sets forth, as of March 17, 2016, information regarding the beneficial ownership of our Common Stock held by: (1) each of our directors and named executive officers; and (2) all of our current directors and executive officers as a group.

Name	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Denmar J. Dixon(1)	644,377	1.8%
Mark J. O’Brien(2)	1,165,408	3.2%
Gary L. Tillett(3)	44,407	*
David C. Schneider(4)	9,356	*
Jonathan F. Pedersen(5)	19,789	*
Patricia Cook(6)	50,573	*
Daniel G. Beltzman(7)	7,474,939	21.0%
Steven R. Berrard(8)	48,450	*
Ellyn L. Brown(9)	40,730	*
William J. Meurer	34,786	*
Alvaro G. de Molina	15,392	*
James L. Pappas	16,392	*
Vadim Perelman(10)	8,677,524	24.4%
Shannon E. Smith(11)	47,633	*
Michael T. Tokarz(12)	195,197	*
All current directors and executive officers as a group (17 persons)(13)	18,439,272	50.1%

* Less than 1%.

(1) Includes 374,796 shares of our Common Stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days of March 17, 2016 and 27,024 shares of our Common Stock issuable with respect to RSUs that will settle within 60 days of March 17, 2016. 219,487 of Mr. Dixon’s owned shares are held in a margin account. Owned shares include: (x) 140,958 shares held in a joint account with his spouse, over which Mr. Dixon shares voting and investment power with his spouse, and (y) 3,529 shares owned by the Richard Dixon Inter Vivos Trust. Mr. Dixon is a co-trustee of such trust, is deemed to beneficially own such shares and shares voting and investment power over such shares with the co-trustee of the trust.

(2) Includes 676,029 shares of our Common Stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days of March 17, 2016 and 36,554 shares of our Common Stock issuable with respect to RSUs that have vested and will be issued within 60 days of March 17, 2016. 452,825 of Mr. O’Brien’s owned shares are held in a margin account.

2016 Proxy Statement	Walter Investment	• 27

(3) Includes 8,696 shares of our Common Stock issuable with respect to RSUs that will vest within 60 days of March 17, 2016.

(4) Includes 9,356 shares of our Common Stock issuable with respect to RSUs that will vest within 60 days of March 17, 2016.

(5) Includes 9,789 shares of our Common Stock issuable with respect to RSUs that will vest within 60 days of March 17, 2016.

(6) Includes 36,657 shares of our Common Stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days of March 17, 2016.

(7) Based on the most recently available Schedule 13D filed with the SEC on November 18, 2015 by Birch Run and Form 3 filed by Mr. Beltzman with the SEC on November 17, 2015, the number of shares reported includes: (a) 7,474,587 shares of Common Stock, directly held collectively by Birch Run Capital Partners, LP, Walloon BRC, LP, and Pike BRC, LP (collectively, the “Funds”); and (b) 352.41 shares of Common Stock directly held by Mr. Beltzman. Pursuant to management agreements among Birch Run, the Funds, and their respective general partners, Birch Run has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments. BRC Advisors GP, LLC (“Birch Run GP”), as general partner of Birch Run, together with Daniel G. Beltzman and Gregory Smith, as co-Managing Members of Birch Run GP, the limited partners of Birch Run, and Birch Run may be deemed to share voting and dispositive power of such securities. Birch Run GP, Daniel G. Beltzman, Gregory Smith and Birch Run, disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein. Mr. Beltzman exercises sole voting and dispositive power over the shares of Common Stock directly held by him.

(8) Includes 9,665 shares of our Common Stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days of March 17, 2016. Includes 21,144 shares held indirectly by Berrard Holdings Limited Partnership in a margin account.

(9) Includes 15,193 shares of our Common Stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days of March 17, 2016.

(10) Based on the most recently available Schedule 13D/A filed with the SEC on November 23, 2015 by Baker Street and Form 4 filed by Mr. Perelman with the SEC on June 29, 2016, the number of shares reported includes: (a) 7,325,898 shares of Common Stock beneficially owned by BSC LP, and (b) 1,351,626 shares of Common Stock beneficially owned by Baskerville SPV, L.P. (“Baskerville SPV”). Baker Street Capital GP, LLC (“Baker Street Capital GP”), as the general partner of each of BSC LP and Baskerville SPV, may be deemed to beneficially own the Common Stock owned by BSC LP and Baskerville SPV. Baker Street, as the investment manager of each of BSC LP and Baskerville SPV, may be deemed to beneficially own the Common Stock owned by BSC LP and Baskerville SPV. Mr. Perelman, as the managing member of each of Baker Street Capital GP and Baker Street, may be deemed to beneficially own the Common Stock owned by BSC LP and Baskerville SPV. By virtue of their respective positions with BSC LP, each of Baker Street Capital GP, Baker Street and Mr. Perelman may be deemed to have the sole power to vote or direct the vote of, and to dispose or direct the disposition of, the Common Stock directly owned by BSC LP. By virtue of their respective positions with Baskerville SPV, each of Baker Street Capital GP, Baker Street and Mr. Perelman may be deemed to have the sole power to vote or direct the vote of, and to dispose or direct the disposition of, the Common Stock directly owned by Baskerville SPV.

(11) Includes 19,971 shares of our Common Stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days of March 17, 2016.

(12) Includes 19,971 shares of our Common Stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days of March 17, 2016.

(13) Includes 1,115,625 shares of our Common Stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days of March 17, 2016 and 96,310 shares of our Common Stock issuable with respect to RSUs that will vest within 60 days of March 17, 2016.

2016 Proxy Statement	Walter Investment	• 28

BENEFICIAL OWNERSHIP OF MORE THAN 5%

Based on information available as of March 17, 2016 the only persons known by us to be a beneficial owner of more than 5% of our Common Stock were as follows:

Name and Address of Beneficial Owner	Shares Beneficially Owned	% Shares Beneficially Owned
Baker Street Capital Management, LLC and affiliates(1) 12400 Wilshire Blvd., Suite 940 Lost Angeles, CA 90025	8,677,524	24.4%
Birch Run Capital Advisors, LP and affiliates(2) 1350 Broadway, Suite 2215 New York, NY 10018	7,474,939	21.0%
NewSouth Capital Management, Inc.(3) 999 S. Shady Grove Rd., Suite 501 Memphis, Tennessee 38120	3,925,578	11.0%
GoodHaven Capital Management, LLC(4) 4940 SW 83rd Street Miami, FL 33143	2,555,083	7.2%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	2,418,834	6.8%
BlackRock, Inc.(6) 55 East 52nd Street New York, NY 10055	2,176,747	6.1%
SouthernSun Asset Management LLC(7) 6070 Poplar Avenue, Suite 300 Memphis, TN 38119	2,143,651	6.0%
Rubric Capital Management, LLC and affiliates(8) 72 Cummings Point Road Stamford, CT 06902	2,126,183	6.0%

(1) Based on the most recently available Schedule 13D/A filed with the SEC on November 23, 2015, the number of shares reported includes: (a) 7,325,898 shares of Common Stock beneficially owned by Baker Street Capital L.P. and (b) 1,351,626 shares of Common Stock beneficially owned by Baskerville SPV, L.P. Baker Street Capital GP, LLC, as the general partner of each of BSC LP and Baskerville SPV, may be deemed to beneficially own the Common Stock owned by BSC LP and Baskerville SPV. Baker Street, as the investment manager of each of BSC LP and Baskerville SPV, may be deemed to beneficially own the Common Stock owned by BSC LP and Baskerville SPV. Mr. Perelman, as the managing member of each of Baker Street Capital GP and Baker Street may be deemed to beneficially own the Common Stock owned by BSC LP and Baskerville SPV. By virtue of their respective positions with BSC LP, each of Baker Street Capital GP, Baker Street and Mr. Perelman may be deemed to have the sole power to vote or direct the vote of, and to dispose or direct the disposition of, the Common Stock directly owned by BSC LP. By virtue of their respective positions with Baskerville SPV, each of Baker Street Capital GP, Baker Street and Mr. Perelman may be deemed to have the sole power to vote or direct the vote of, and to dispose or direct the disposition of, the Common Stock directly owned by Baskerville SPV.

(2) Based on the most recently available Schedule 13D filed with the SEC on November 18, 2015 by Birch Run and Form 3 filed by Mr. Beltzman with the SEC on November 17, 2015, the number of shares reported includes: (a) 7,474,587 shares of Common Stock, directly held collectively by the Funds; and (b) 352.41 shares of Common Stock directly held by Mr. Beltzman. Pursuant to management agreements among Birch Run, the Funds, and their respective general partners, Birch Run has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments. Birch Run GP, as general partner of Birch Run, together with Daniel G. Beltzman and Gregory Smith, as co-Managing Members of Birch Run GP, the limited partners of Birch Run, and Birch Run may be deemed to share voting and dispositive power of such securities. Birch Run GP, Daniel G. Beltzman, Gregory Smith and Birch Run, disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein. Mr. Beltzman exercises sole voting and dispositive power over the shares of Common Stock directly held by him.

(3) Based on the most recently available Schedule 13G/A filed with the SEC on February 12, 2016, the number of shared reported includes: (a) 2,859,636 shares of Common Stock over which NewSouth Capital Management, Inc. (“NewSouth”) has sole voting power; (b) 3,925,578 shares of Common Stock over which NewSouth has sole dispositive power; and (c) 1,065,942 shares of Common Stock managed by NewSouth through a Thomas Weisel Partners Investment Management Consulting Program whereby accounts are placed with NewSouth for management.

(4) Based on the most recently available Schedule 13G filed with the SEC on February 16, 2016, the number of shares reported includes: (a) 2,231,532 shares of Common Stock over which GoodHaven Capital Management, LLC (“GoodHaven”) has sole voting power; and (b) 2,555,083 shares of Common Stock over which GoodHaven has sole dispositive power.

2016 Proxy Statement	Walter Investment	• 29

(5) Based on the most recently available Schedule 13G/A filed with the SEC on February 11, 2016, the number of shares reported includes: (a) 48,980 shares of Common Stock over which The Vanguard Group (“Vanguard”) has sole voting power; (b) 2,372,973 shares of Common Stock over which Vanguard has sole dispositive power; and (c) 45,861 shares of Common Stock over which Vanguard has shared dispositive power.

(6) Based on the most recently available Schedule 13G/A filed with the SEC on February 10, 2016, the number of shares reported includes: (a) 2,079,692 shares of Common Stock over which BlackRock, Inc. (“BlackRock”) has sole voting power; and (b) 2,176,747 shares of Common Stock over which BlackRock has sole dispositive power.

(7) Based on the most recently available Schedule 13G filed with the SEC on February 12, 2016, the number of shares reported includes: (a) 2,029,846 shares of Common Stock over which SouthernSun Asset Management LLC (“SouthernSun”) has sole voting power; and (b) 2,143,651 shares of Common Stock over which SouthernSun has sole dispositive power.

(8) Based on the most recently available Schedule 13G/A filed with the SEC on February 16, 2016, the number of shares reported includes: (a) 2,123,375 shares of Common Stock over which Rubric Capital Management, LLC (“Rubric Capital Management”) has shared voting and dispositive power; (b) 2,808 shares of Common Stock over which Cubist Systematic Strategies, LLC (“Cubist Systematic Strategies”) has shared voting and dispositive power; and (c) 2,126,183 shares of Common Stock over which Steven A. Cohen has shared voting and dispositive power. Mr. Cohen controls each of Rubric Capital Management and Cubist Systematic Strategies. Pursuant to an investment management agreement, Rubric Capital Management maintains dispositive and voting power with respect to the securities held by certain investment funds it manages. Pursuant to an investment management agreement, Cubist Systematic Strategies maintains dispositive and voting power with respect to the securities held by certain investment funds it manages.

2016 Proxy Statement	Walter Investment	• 30

Management

Executive Officers Who Are Not Directors

The following sets forth certain biographical information regarding our executive officers. Unless otherwise noted, age information is presented as of March 17, 2016 and other information is presented as of the date of this proxy statement. Biographical information about Mr. Dixon, who is both a director and an executive officer, may be found under “Proposal No. 1—Election of Class I Directors” above. None of our directors and/or executive officers is related to any other director and/or executive officer of the Company by blood, marriage or adoption.

Gary L. Tillett

56 years old

Executive Vice President and Chief Financial Officer

Mr. Tillett joined the Company and began serving as Executive Vice President and Chief Financial Officer on March 1, 2014. Prior to joining the Company, Mr. Tillett was employed by PwC for over 31 years. He most recently served as PwC’s partner responsible for the firm’s New York Metro Transaction Services practice. Prior to serving in the New York Metro Transaction Services leadership role, Mr. Tillett had responsibility for the firm’s Transaction Service practice in the Financial Services sector. Mr. Tillett advised clients on transactions involving companies in the Financial Services space, with significant recent experience in the mortgage, banking and consumer lending areas, including leading the PwC Advisory team in assisting the Company with the acquisition of GTCS Holdings LLC (“Green Tree Holdings”) in 2011. Prior to joining Transaction Services in 1998, Mr. Tillett worked in the audit practice primarily focused on public companies in the financial services industry. Mr. Tillett holds a Bachelor of Science degree in accounting from the University of Texas at Dallas, a Masters of Business Administration from the University of Manchester, and is a Certified Public Accountant.

David C. Schneider

50 years old

Executive Vice President and Chief Operating Officer of Walter Investment

President, Ditech Financial LLC, a wholly owned subsidiary of the Company

Mr. Schneider has served as Chief Operating Officer of the Company since March 2016, Executive Vice President of the Company since October 2014 and President of Ditech Financial LLC since January 2016 and has responsibility for all operations and strategic oversight of the Company’s mortgage loan servicing and originations businesses. He previously served as President, Servicing of Ditech Financial LLC from August 2015 to January 2016 and as President of Green Tree Credit Solutions LLC and its subsidiaries from October 2014 to August 2015. Mr. Schneider joined the Company in October 2013 as Executive Vice President, Business Development for Green Tree Servicing LLC (“Green Tree”). Prior to joining Green Tree, Mr. Schneider served as President and Chief Executive Officer of Vericrest Financial, Inc. from March 2012 to February 2013. During Mr. Schneider’s 25-year career, he has held multiple executive leadership positions in mortgage lending, consumer lending, retail banking and corporate finance businesses, including positions as President and Chief Operating Officer of CitiMortgage Inc., Chief Financial Officer of the Consumer Assets Division of Citigroup Inc., Home Loans President of Washington Mutual Bank (“WaMu”) and from 2008 – 2012, head of Servicing and Default at JP Morgan Chase & Co. From July 2005 to September 2008, Mr. Schneider was the Home Loans President of WaMu. In September 2008, WaMu filed for bankruptcy protection with the U.S. Bankruptcy Court in Wilmington, DE. In December 2011, Mr. Schneider entered into a settlement agreement (the “Settlement Agreement”) among the Federal Deposit Insurance Corporation (the “FDIC”), in the FDIC’s capacity as Receiver of WaMu, and not in its capacity as a regulatory agency, and certain other former officers and directors of WaMu. The Settlement Agreement related to a complaint filed by the FDIC against certain former directors and officers of WaMu, related to actions allegedly taken by such former officers and directors related to WaMu’s held-for-investment home loan portfolio. The Settlement Agreement provided that Mr. Schneider made no admission of wrongdoing, and the FDIC did not require Mr. Schneider to refrain from future involvement in the banking or mortgage industries as a condition of the Settlement Agreement. Mr. Schneider began his career at KPMG and later at Old Kent Financial Corp. where he was both the Chief Financial Officer for Old Kent Mortgage Company and Executive Vice President of Retail Banking for Old Kent Bank (now part of Fifth Third Bancorp). Mr. Schneider earned an MBA in Finance from Indiana University and a BSBA in Accounting from Babson College.

2016 Proxy Statement	Walter Investment	• 31

Christopher Mullins

49 years old

President of Reverse Mortgage Solutions, Inc., a wholly owned subsidiary of the Company

Mr. Mullins has served as President of Reverse Mortgage Solutions, Inc. since October 2015. From 2009 to 2015, Mr. Mullins served as the Chief Operating Officer of American Advisors Group, a reverse mortgage originator, where he was responsible for all operations, capital markets, portfolio management and technology functions within the company. A 25-year veteran of the mortgage industry, Mr. Mullins brings rich experience and an understanding of the entire mortgage operation, having been deeply involved in all aspects of the business including operations, servicing technology, secondary marketing, product development, and securitization.

Jonathan F. Pedersen

58 years old

Chief Legal Officer, General Counsel and Secretary

Mr. Pedersen has been the Chief Legal Officer, General Counsel and Secretary for the Company since November 2013. Mr. Pedersen came to the Company with over 28 years of legal experience. Before joining the Company, Mr. Pedersen was General Counsel—Asia Pacific and Co-General Counsel for the Investment Banking Division with Credit Suisse Group AG, where he worked from 2006 to 2013. Prior to joining Credit Suisse Group AG, Mr. Pedersen was a partner at the law firms of Kirkland & Ellis LLP and Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Pedersen holds a Bachelor’s degree from Princeton University and a Juris Doctorate from Yale Law School.

Gregory A. Williamson

48 years old

Senior Vice President and Chief Human Resource Officer

Mr. Williamson has served as Senior Vice President and Chief Human Resource Officer of the Company since September 2014. Mr. Williamson came to the Company with more than 15 years of legal and human resources experience most recently as the Chief Human Resource Officer for Lender Processing Services (“LPS”) since 2008. Prior to joining LPS, Mr. Williamson served as a partner at Brant, Abraham, Reiter, McCormick & Greene, P.A. from 2005 to 2008, where he was co-chair of the firm’s litigation department. Earlier appointments include Senior Employment Litigation Attorney for Holland & Knight LLP and M1 Tank Commander, First Infantry Division for the United States Army, where Mr. Williamson received the Army Achievement Medal, Good Conduct Medal and U.S. Army Service Ribbon. Mr. Williamson holds a Juris Doctor from the University of Florida, College of Law, and a Bachelor of Arts in History with a minor in Criminal Justice from the University of North Florida. He graduated cum laude from both institutions.

Sheryl L. Newman

50 years old

Senior Vice President and Chief Risk and Compliance Officer

Ms. Newman has served as Senior Vice President and Chief Risk and Compliance Officer of the Company since April 2015. Ms. Newman brings with her more than 25 years of financial services experience, first as a practicing attorney and most recently as the Chief Risk and Compliance Officer of LPS from 2012 to 2014. In her prior role, she successfully managed the risk program, along with overseeing the Information Security Office for the company. Ms. Newman earned her Bachelor’s degree in economics and finance from McGill University and a Juris Doctorate from Rutgers University.

2016 Proxy Statement	Walter Investment	• 32

Executive Compensation

Compensation Discussion and Analysis

In this section, we discuss the material elements of the Walter Investment executive compensation program for fiscal 2015 applicable to our named executive officers, including: an executive summary of the executive compensation program; the business environment as it relates to executive compensation and compensation-related decisions; the primary objectives and practices of our executive compensation program; the design of the executive compensation program; and finally, the compensation decisions regarding our named executive officers.

EXECUTIVE SUMMARY

Named Executive Officers

The Company’s named executive officers for the fiscal year ended December 31, 2015 are:

Name	Title
Denmar J. Dixon	Vice Chairman, Chief Executive Officer and President
Mark J. O’Brien	Former Chairman and Chief Executive Officer and current Board Member
Gary L. Tillett	Executive Vice President and Chief Financial Officer
David C. Schneider	Executive Vice President and Chief Operating Officer of the Company President, Ditech Financial LLC
Jonathan F. Pedersen	Chief Legal Officer, General Counsel and Secretary
Patricia Cook	Former Executive Vice President of the Company Former President, Originations of Ditech Financial LLC

The Company’s named executive officers include (i) Mr. O’Brien, our former Chairman and Chief Executive Officer, who retired from his role as Chief Executive Officer, effective October 10, 2015, and (ii) Ms. Cook, who left the Company, effective February 8, 2016. Under SEC rules, Mr. O’Brien and Ms. Cook are required to be included in our compensation disclosures.

Elements of Compensation

The significant components of our executive compensation program for fiscal 2015, each as described in greater detail below, include the following:

Compensation Element	Form	Objectives
Base Salary Fixed, short-term	Cash	•	Attract, retain and motivate high quality executives to drive our success
		•	Align with external competitive level given individual responsibility and experience
Annual Bonus Short-term	Cash	•	Designed to drive near-term Company and business unit results
		•	Designed to align actual pay-out based on achievement of Company and individual performance goals; failure to achieve such goals could result in no pay-out in a given year
		•	Although 2015 performance goals under the management incentive plan were not achieved, cash bonuses were nevertheless paid in order to retain high quality executives, reward 2015 service and contributions, focus management on achievement of strategic goals and drive long-term success
Long-term Incentive - Routine Long-term	Performance Shares Restricted Stock Units	•	Drive long-term Company performance
		•	Align interests of executives with those of stockholders
		•	Retain executives and promote loyalty through multi-year performance or vesting periods
Long-term Incentive - Non-routine Long-term	Stock Options	•	Promote successful implementation of a long-term compliance program
		•	Align interests of executives with those of stockholders
Retirement Benefits and Perquisites Variable	Other	•	Limited perquisites

2016 Proxy Statement	Walter Investment	• 33

FISCAL 2015 EXECUTIVE COMPENSATION HIGHLIGHTS

Our compensation decisions for fiscal 2015, including with respect to our named executive officers, were tied to Company and individual performance, as well as our desire to retain and motivate key executives, reward service and notable contributions to the Company, align the interests of management and stockholders and promote the successful implementation of a long-term compliance program. Highlights of our fiscal 2015 executive compensation program, objectives and decisions include the following:

Pay-for-Performance

¡	Our Compensation and Human Resources Committee designed our fiscal 2015 executive compensation program so that a substantial portion of our executives’ compensation is tied to performance while also providing sufficient flexibility in the administration thereof to allow the Compensation and Human Resources Committee to recognize and act with regard to potential volatility resulting from, for example, the unique characteristics of our operations, industry and strategy, the prevailing business environment, and the competitive market for executive talent.

Compensation Mix with Long-Term and Equity Incentive Pay Focus

¡	For fiscal 2015, the mix of compensation for our named executive officers (not including Mark J. O’Brien) was approximately 38% cash compensation and 62% long-term equity incentives, demonstrating our emphasis on incentive compensation and long-term equity compensation that varies based on individual and company performance, and reflects an alignment between our compensation programs and the creation of long-term stockholder value. The first chart below illustrates the mix of compensation awarded to Denmar J. Dixon, our current Chief Executive Officer and President, and the second chart below illustrates the mix of compensation awarded to all other 2015 named executive officers (not including Mark J. O’Brien, whose 2015 compensation included certain payments and benefits provided in connection with his retirement), in each case, as disclosed below in the “Summary Compensation Table.”

Competitive Target Compensation Levels to Attract, Retain and Motivate Executives

¡	Total target compensation for our named executive officers is intended to be competitive in order to attract, retain and motivate highly qualified and effective executives who are capable of delivering performance that builds stockholder value over the long-term. Compensation decisions also reflect the relative tenure of executives serving in key roles in order to achieve long-term strategic goals and increase stockholder value over time.

Reward for 2015 Service and Focus on Creating Stockholder Value

¡	In fiscal 2015, our management team achieved certain significant accomplishments as described below under “Fiscal 2015 Business Environment.” Mr. Dixon and our entire management team are committed to our customers, our stockholders and our employees and are focused on creating stockholder value and achieving our strategic initiatives.

Say-on-Pay

¡	Each year, our stockholders are provided the opportunity to submit an advisory vote on the compensation of our named executive officers. The Compensation and Human Resources Committee considers the outcome of such stockholder advisory vote when designing the executive compensation program and making compensation decisions relating to our named executive officers. In 2015, stockholders continued to show support of our executive compensation programs, with more than 84% of the votes cast for the approval of the “say-on-pay” proposal at our 2015 annual stockholders meeting.

2016 Proxy Statement	Walter Investment	• 34

Chief Executive Officer Transition

¡	Mark J. O’Brien, who served as our Chief Executive Officer since 2009, retired and resigned as Chief Executive Officer effective October 10, 2015. Mr. O’Brien continues to serve as a member of our Board of Directors. In connection with his retirement as Chief Executive Officer, we entered into a retirement agreement (the “Retirement Agreement”) with Mr. O’Brien on October 2, 2015 under which we agreed to make certain cash payments to Mr. O’Brien and to allow Mr. O’Brien to retain certain historical equity awards in consideration for Mr. O’Brien’s execution of a general release of claims and his agreement to non-competition and non-solicitation covenants for a 36-month period following his retirement. The payments and benefits under the Retirement Agreement are in lieu of any other severance payments or benefits that Mr. O’Brien may be entitled to under his employment agreement, any bonus attributable to fiscal year 2015 and all other compensatory payments related to Mr. O’Brien’s services to the company (other than accrued and vested benefits under the Company’s retirement plans and applicable law). For a more detailed description of the payments and benefits provided to Mr. O’Brien in connection with his retirement, see “Fiscal 2015 Executive Compensation Design and Decisions—Severance and Change in Control Arrangements—Mark J. O’Brien Retirement.” Denmar J. Dixon, a long-time executive of the Company, was promoted to Chief Executive Officer and President following Mr. O’Brien’s retirement. For a more detailed description of Mr. Dixon’s new employment agreement and benefits thereunder, see “—2016 Compensation Decisions.”

FISCAL 2015 BUSINESS ENVIRONMENT

Our operating performance for 2015 was mixed. Significant accomplishments in 2015 included:

¡	driving approximately 4% growth in the serviced portfolio to $266.6 billion of unpaid principal balance (“UPB”) of loans through $46.4 billion in bulk mortgage servicing right acquisitions and sub-servicing transfers and also through replenishment from our originations segment;

¡	growing funded volumes to $25.1 billion in our originations segment, or a 36% increase compared to 2014;

¡	securitizing reverse loans with UPB of $1.5 billion;

¡	assisting approximately 53,200 homeowners in obtaining loan modifications and originating approximately 38,300 loans under the Home Affordable Refinance Program, or HARP loans;

¡	re-branding our mortgage loan business by consolidating Ditech Mortgage Corp and Green Tree Servicing LLC into one legal entity, Ditech Financial LLC, with one brand, Ditech, a Walter Company; and

¡	taking actions across our businesses to improve efficiency and reduce expenses.

Notwithstanding these efforts, the Company reported a GAAP net loss of ($263.2) million for the year ended December 31, 2015. While we did not execute to our expectations in certain areas, Mr. Dixon and our entire management team are committed to our customers, our stockholders and our employees and are focused on creating stockholder value in 2016 and beyond. In particular, our management team is intently focused on achieving our strategic initiatives, including pursuing strategies to bolster our servicing portfolio, seeking to increase the mix of our fee-for-service business, pursuing opportunities designed to strengthen the Company’s capital structure and identifying additional opportunities to drive operational efficiencies. Stockholders are directed to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and in particular the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” for a complete review of our corporate performance in 2015.

COMPENSATION OBJECTIVES AND PRACTICES

The Compensation and Human Resources Committee believes that a well-designed compensation program is fundamental to the creation of stockholder value over the long-term. In general, the executive compensation program for 2015 was designed to reward key executives for their overall contribution to Company performance, including the Company’s execution against its business plan and creation of stockholder value.

The following are the primary objectives of our fiscal 2015 executive compensation program:

¡	Link compensation to the achievement of our short- and long-term financial and strategic objectives

The Compensation and Human Resources Committee believes that a properly structured compensation system should measure and reward performance on multiple bases. To ensure an appropriate degree of balance in the program, the

2016 Proxy Statement	Walter Investment	• 35

compensation system is designed to assess short- and long-term financial performance, the achievement of strategic initiatives and the individual performance of each executive. Our 2015 executive compensation program was designed to emphasize at-risk pay over fixed pay, yet create a positive work environment that rewards long-term achievements.

¡	Provide competitive compensation opportunities to attract, motivate and retain high-performing executive talent

Our overall compensation levels are designed to attract, motivate and retain top quality senior executives and to align the interests of these executives with those of our stockholders. We benchmark the compensation of our named executive officers against published compensation survey data, a peer group composed of 23 companies that are similar in size and revenues to the Company, as well as other companies outside of our peer group deemed relevant by the Compensation and Human Resources Committee, including other companies in the non-bank mortgage sector, and evaluate the results as a part of constructing our executive compensation program. Furthermore, target levels of compensation for each of our senior executives are intended to incorporate the executive’s leadership abilities, scope of responsibilities, experience, effectiveness, and individual performance achievements.

¡	Align the interests of management and stockholders by paying a substantial portion of total compensation in equity-based incentives and ensuring that executives accumulate meaningful stock ownership stakes over their tenure

The Compensation and Human Resources Committee believes that the interests of executives and stockholders should be aligned. Accordingly, a significant portion of the total 2015 compensation for the named executive officers was in the form of stock-based compensation intended to focus executives on the long-term performance of the Company, promote loyalty and retention and discourage the taking of long-term risks for short-term gains. The components of stock-based compensation granted to the named executive officers in 2015 were RSUs, performance shares and stock options. In addition, as discussed below, senior executives are expected to achieve specified stock ownership targets.

¡	Reflect established and evolving corporate governance standards

The Compensation and Human Resources Committee, with the assistance of our Human Resources Department and the Committee’s independent compensation consultant, stays abreast of current and developing corporate governance standards and trends with respect to executive compensation and adjusts the various elements of our executive compensation program, from time to time, as it deems appropriate. As a result of this process, the Compensation and Human Resources Committee has adopted the following practices, among others:

What We Do
☑	Align our executive pay opportunities with performance	☑	Implement equity ownership guidelines
☑	Set challenging performance objectives	☑	Prohibit hedging of company shares
☑	Balance short- and long-term incentives	☑	Hold an annual “say-on-pay” advisory vote
☑	Align executive compensation with stockholder returns through performance-based equity and cash incentive awards	☑	Retain an independent compensation consultant to advise the Compensation and Human Resources Committee
☑	Use peer groups when establishing compensation

ROLE OF BENCHMARKING

Each year, the Compensation and Human Resources Committee reviews and approves a peer group of relevant public companies for use in in connection with (i) conducting compensation-related market analyses and (ii) determining compensation levels and pay mix for the Company’s key executives, including its named executive officers. Our peer group is designed to include companies that have one or more of the following attributes:

¡	revenues within a range similar to our revenues;

¡	market capitalizations within a range similar to our market capitalization;

¡	similar business or services operations in the industries and markets in which we compete; and

¡	compete with us for executive talent.

2016 Proxy Statement	Walter Investment	• 36

With the assistance of Meridian, the peer group is evaluated annually by the Compensation and Human Resources Committee to ensure that all included companies continue to be relevant comparators and such peer group is revised, if appropriate, to reflect organizational and business changes within the Company, the peer group as a whole or any company within the peer group.

2015 Peer Group

During 2015, the Compensation and Human Resources Committee, in consultation with Meridian, removed Lender Processing Services, Inc. as one of the peer group companies because it was no longer a publicly traded company. Except for this change, our peer group of companies was the same in 2015 as compared to 2014 and is listed below (the “2015 Peer Group”).

Peer Group for Assessing 2015 Compensation

Alliance Data Systems Corporation	Altisource Portfolio Solutions S.A.	Astoria Financial Corporation
Convergys Corporation	Corelogic, Inc.	Equifax, Inc.
Exiservice Holdings, Inc.	Fidelity National Information Services, Inc.	Fiserv, Inc.
Heartland Payment Systems, Inc.		MoneyGram International, Inc.
Moody’s Corporation	MGIC Investment Corp.	Ocwen Financial Corp.
Paychex Inc.	Neustar, Inc.	Portfolio Recovery Associates, Inc.
Radian Group, Inc.	PHH Corp.	TFS Financial Corp.
Total System Services Inc.	Syntel, Inc.	Wright Express Corp.

The Compensation and Human Resources Committee believes the 2015 Peer Group provides a meaningful gauge of current pay practices and levels as well as overall compensation trends among companies comparable to the Company. To assist the Compensation and Human Resources Committee, Meridian provided market data and analyses on the 2015 Peer Group’s compensation practices focusing on executive compensation trends, compensation opportunity, total compensation, the difficulty of achieving incentive plan goals and pay-for-performance alignment.

The Compensation and Human Resources Committee reviewed the compensation data from the 2015 Peer Group when determining 2015 compensation levels, including base salaries and short-term and long-term incentive amounts as well as a number of other factors it deemed important as described below.

FISCAL 2015 EXECUTIVE COMPENSATION DESIGN AND DECISIONS

We operate in a highly competitive industry and compete with other non-bank mortgage servicers and originators, financial institutions and others to attract and retain highly skilled executives. The Compensation and Human Resources Committee believes that retention of its executives is particularly important during the current period of rapid change within, and regulatory scrutiny of, the mortgage industry. In order to attract and retain talented executives with experience, leadership abilities and skills necessary for building long-term stockholder value in this challenging environment, motivate our executives to perform at a high level, reward achievement and retain key executives over the long-term, the Compensation and Human Resources Committee set total 2015 compensation at levels it determined to be competitive in the market.

In determining the pay design, target compensation levels and final pay outcomes for executives in 2015, including base salary, annual cash bonuses and long-term incentive awards, the Compensation and Human Resources Committee considered a number of quantitative and qualitative factors including: the level of compensation of those executives serving in similar positions at companies within the 2015 Peer Group; individual factors such as knowledge, experience and capabilities of the executive; the level of the executive’s pay relative to other Company executives; the executive’s position and relative tenure within the corporate organization; and the scope of the executive’s responsibility, authority and accountability. The Compensation and Human Resources Committee’s 2015 compensation decisions were not formulaic, and the members of the Compensation and Human Resources Committee did not assign precise weights to the different factors in reaching their individual and collective business judgments to approve compensation. Instead, the Compensation and Human Resources Committee favored a more holistic assessment of 2015 performance, recognizing the ongoing challenges faced by the Company and the industry as a whole, rewarding accomplishments that were not fully reflected by select performance targets and evaluating the need to retain and motivate key executives who are focused on and committed to building stockholder value over the long-term.

Summaries of the processes undertaken and the compensation design and decisions made by the Compensation and Human Resources Committee in 2015 for our current chief executive officer, former chief executive officer and the other named executive officers of the Company are set out below. For additional discussion of such processes, see “Oversight of Compensation” above.

2016 Proxy Statement	Walter Investment	• 37

BASE SALARY

Compensation Objectives

We believe it is important to provide a competitive fixed level of pay to attract and retain experienced and successful executives, encourage loyalty and discourage excessive risk taking. In determining the amount of base salary that each named executive officer receives, the Compensation and Human Resources Committee looked to the executive’s current compensation, tenure, any change in the executive’s position or responsibilities and the complexity and scope of the executive’s position as compared to those of other executives within the Company and in similar positions at companies in the 2015 Peer Group. Base salaries are reviewed periodically and may be adjusted from time to time pursuant to such review.

Fiscal Year 2015 Decisions

During the first half of 2015, the Compensation and Human Resources Committee reviewed the base salaries of our named executive officers. In determining base salary adjustments, the Compensation and Human Resources Committee considered the factors above, as well as the recommendations of Mr. O’Brien, our Chief Executive Officer at such time, and increased:

¡	Mr. Dixon’s base salary by 5% for 2015 as compared to 2014, taking into account the mix of cash and non-cash compensation paid to Mr. Dixon;

¡	Mr. Pedersen’s base salary by 5% for 2015 as compared to 2014, primarily due to Mr. Pedersen’s performance in 2014 and to maintain internal pay equity; and

¡	Ms. Cook’s base salary by 4% for 2015 as compared to 2014, primarily to maintain internal pay equity.

After giving effect to such base salary increases, which were approved on April 3, 2015 and which became effective on April 6, 2015 (unless otherwise indicated below), the base salaries of the named executive officers for the remainder of 2015 were as set forth under the “2015 Base Salary ($)” column of the following table:

Named Executive Officer	2014 Base Salary ($)	2015 Base Salary ($)		Percent Increase
DENMAR J. DIXON	428,000	450,000	(1)	5%
MARK J. O’BRIEN	575,000	575,000	(2)	N/A
GARY L. TILLETT	500,000	500,000		N/A
DAVID C. SCHNEIDER	350,000	385,000	(3)	10%
JONATHAN F. PEDERSEN	430,000	450,000		5%
PATRICIA COOK	360,000	375,000		4%

(1) Does not include the retroactive salary increase under Mr. Dixon’s new employment agreement, effective November 1, 2015, as described under “2016 Compensation Decisions.”

(2) Mr. O’Brien retired and resigned as Chief Executive Officer effective October 10, 2015; payments made or to be made to Mr. O’Brien in connection therewith are described below under “—Severance and Change in Control Arrangements.”

(3) Mr. Schneider’s base salary increase became effective October 30, 2014, primarily due to Mr. Schneider’s assumption of additional responsibilities as he transitioned from a corporate development role to a key executive role overseeing the Company’s servicing business.

ANNUAL CASH BONUS

Compensation Objectives

Our annual cash incentive program is designed to motivate our management employees, including our named executive officers, to act in a manner that supports the attainment of key corporate and individual performance goals, which are established by the Compensation and Human Resources Committee, typically in the first quarter of the year. The Compensation and Human Resources Committee believes that annual cash incentives motivate and provide focus on the achievement of short-term financial, strategic and individual performance goals, which ultimately lead to favorable long-term operating results and contribute to the overall value of the Company. Short-term incentive compensation for our named executive officers is generally performance-based and includes both corporate and individual performance goals for each named executive officer (though the Company has provided guaranteed bonuses to certain executives as an incentive for them to join the Company). In addition, the Compensation and Human Resources Committee has the authority to award cash bonus compensation on a discretionary basis, and has done so, for a variety of reasons, including when it believes that the Company benefited from an executive’s performance in ways that are not reflected in the performance-based components of the annual cash incentive program or as an inducement to retain highly qualified senior executives who are critical to the successful implementation of the Company’s strategic plan.

2016 Proxy Statement	Walter Investment	• 38

2015 MIP Design

All of our named executive officers were included as participants in our 2015 Management Incentive Plan (Short-Term Incentive) – Executive Plan (the “2015 MIP”), our annual cash incentive program for 2015. The 2015 MIP was designed to facilitate the attainment of pre-established corporate and individual performance goals by providing participants the opportunity to earn additional cash compensation if (i) the Company attains or exceeds its financial, compliance, strategic and/or other corporate performance goals during fiscal 2015, and/or (ii) the participant attains or exceeds his or her personal goals during fiscal 2015, in each case as determined by the Compensation and Human Resources Committee.

Pre-Established Corporate Performance Goals

The 2015 MIP provided that corporate performance was to be measured by the Company’s pre-tax income (“PTI”), which is income (loss) before income taxes in the Company’s Consolidated Statement of Comprehensive Income (Loss). PTI is a permitted measure under the Existing 2011 Plan (as defined herein). Our Compensation and Human Resources Committee believes that PTI aligns management with stockholders’ interests while at the same time focusing management on the Company’s core operating profitability. As a result of our significant acquisitions in 2011 and 2012, the Compensation and Human Resources Committee believed it was important to focus management on effectively running the business in 2015 and believed PTI best reflected the impact of revenue growth, expense control and capital costs on the success of our business.

Under the 2015 MIP, a corporate performance goal was established using the target PTI amount provided in the Company’s 2015 Annual Business Plan (the “2015 ABP”), with MIP payouts eligible to be made at target levels if the Company’s actual PTI for 2015 met the target PTI. The 2015 MIP also set threshold and maximum PTI performance levels, with MIP payout percentages to be interpolated on a straight line basis between those levels. Such corporate performance goals under the 2015 MIP were initially established as follows:

Performance Level	Pre-Tax Income ($)
Threshold	71.8 million (70% of Target)
Target	102.6 million
Maximum	133.3 million (130% of Target)

Under the 2015 MIP, both the target PTI and the actual 2015 PTI were subject to adjustment before payout levels were to be determined. Target PTI would be subject to adjustment up or down based on (i) certain adjustments to account for changes in the amortization of mortgage servicing rights, as compared to the 2015 ABP estimate of the same, (ii) actual mortgage loan originations in the United States during 2015, as compared to certain market assumptions of such originations volume that were utilized to develop the 2015 ABP, (iii) the actual change in the fair value of certain reverse mortgage assets, as compared to the 2015 ABP estimate of the same, and (iv) such other factors warranting adjustment to such target as determined by the Compensation and Human Resources Committee, in its discretion.

Pre-Established Individual Performance Goals

For 2015, the Compensation and Human Resources Committee set Mr. O’Brien’s individual performance goals. In addition, based on Mr. O’Brien’s recommendation, the Compensation and Human Resources Committee set each of the other named executive officer’s individual performance goals for 2015. The individual goals related to, among other things, the following areas: Mr. O’Brien, strategy, stockholder value, operational performance and organizational development; Mr. Tillett, finance and accounting compliance and efficiency, stockholder and investor communication, audit and internal audit completion and efficiency, financial forecasting, balance sheet risk management and cost savings initiatives; Mr. Dixon, strategy, stockholder value, business development, capital deployment, operations, risk planning and public relations; Mr. Pedersen, legal group efficiency, risk and compliance, regulatory matters, corporate governance and legal analysis; and Mr. Schneider and Ms. Cook, financial plan achievement, operations enhancement and execution on business plan and efficiency.

Individual Bonus Opportunities

Under the 2015 MIP, individual bonus opportunities were established for each participant as follows: a target bonus amount; a threshold bonus amount of 50% of a participant’s target bonus amount; and a maximum bonus amount of up to 200% of a participant’s target bonus amount. The following table sets forth the 2015 MIP bonus opportunities for each of our named executive officers:

2016 Proxy Statement	Walter Investment	• 39

	2015 MIP Bonus Opportunity

Named Executive Officer	Threshold ($)	Target ($)	Maximum ($)
DENMAR J. DIXON	405,000	810,000	1,620,000
MARK J. O’BRIEN	500,000	1,000,000	2,000,000
GARY L. TILLETT	425,000	850,000	1,150,000
DAVID C. SCHNEIDER	300,000	600,000	900,000
JONATHAN F. PEDERSEN	337,500	675,000	900,000
PATRICIA COOK	320,000	640,000	1,280,000

2015 MIP Determinations

For fiscal year 2015, the Company had actual PTI of $(404.4) million. In accordance with the terms of the 2015 MIP, the Compensation and Human Resources Committee made certain adjustments to both target and actual PTI. Following such adjustments, 2015 adjusted actual PTI remained below the adjusted PTI corporate performance goals pre-established under the 2015 MIP, including the threshold PTI amount. After evaluating the extent to which pre-established corporate and individual performance goals had been attained, the Compensation and Human Resources Committee determined that no cash bonus amounts would be paid to named executive officers under the 2015 MIP.

Discretionary Cash Bonus

Although the Compensation and Human Resources Committee determined that no cash bonus would be paid to named executive officers under the 2015 MIP, the Compensation and Human Resources Committee decided to award and pay certain key officers discretionary cash bonuses under the Existing 2011 Plan for a variety of reasons, including: to retain and motivate such executive officers; as payment for service and contributions to the Company during 2015, including the achievement of certain significant accomplishments that were not fully reflected by PTI, the corporate performance target selected under the 2015 MIP; to focus management on the attainment of 2016 strategic goals; and to encourage the successful implementation of certain operational efficiencies and other initiatives. As discussed above, the Compensation and Human Resources Committee believed a more holistic approach to 2015 executive compensation decisions, rather than a strictly formulaic assessment, was appropriate given the challenging operating environment, the performance of historical equity awards and the desire to focus on creating long-term stockholder value.

Additional considerations relevant to specific named executive officers included the following:

¡	Denmar J. Dixon’s efforts in relation to fundraising and strategic initiatives and his acceptance and performance of the Chief Executive Officer role in late 2015;

¡	Gary L. Tillett’s performance in his capacity as Chief Financial Officer, his leadership on the expense reduction initiatives in 2015 and his involvement in improving operational processes, particularly in relation to our reverse mortgage segment;

¡	David C. Schneider’s improvement of operations and processes in the servicing business and his leadership in the rebranding of our servicing and originations businesses under the Ditech brand;

¡	Jonathan F. Pedersen’s involvement in the resolution of significant outstanding regulatory matters and collaboration in the review and strengthening of our compliance function; and

¡	Patricia Cook’s leadership of the originations business during a year of significant growth and her work on the Ditech rebranding project.

For fiscal 2015, the Compensation and Human Resources Committee awarded the following discretionary cash bonuses to the named executive officers:

Named Executive Officer	2015 Discretionary Cash Bonus ($)
DENMAR J. DIXON	1,020,000
MARK J. O’BRIEN	—	(1)
GARY L. TILLETT	725,000	(2)
DAVID C. SCHNEIDER	500,000
JONATHAN F. PEDERSEN	575,000
PATRICIA COOK	300,000	(3)

(1) Mr. O’Brien retired and resigned as Chief Executive Officer effective October 10, 2015; payments made or to be made to Mr. O’Brien in connection therewith are described below under “—Severance and Change in Control Arrangements.”

2016 Proxy Statement	Walter Investment	• 40

(2) Mr. Tillett’s employment agreement provides for a minimum cash bonus of $600,000 in 2015.

(3) The Company paid this bonus to Ms. Cook in connection with her departure from the Company in February 2016.

LONG-TERM INCENTIVE AWARDS

Compensation Objectives

Long-term incentive (“LTI”) awards foster and promote the long-term financial success of the Company through the following means: motivating superior performance by means of performance-related incentives; encouraging and providing an opportunity for executive officers, including our named executive officers, and other key employees to increase their ownership interest in the Company through grants of equity-based awards; and enabling the Company to attract and retain qualified and competent persons to serve as members of the management team and the Board of Directors of the Company, whose judgment, interest, and performance are required for the successful and sustained operations of the Company. Under the Company’s 2011 Omnibus Incentive Plan (Amended and Restated May 3, 2013) (as amended, the “Existing 2011 Plan”), equity-based LTI awards may be awarded in the form of stock options, stock appreciation rights, restricted stock, RSUs, performance shares and other stock-based awards.

2015 LTI Design

For 2015, the Company’s LTI award program was designed primarily to drive Company performance, align executives’ interests with our stockholders, retain executives and encourage the achievement of certain operational goals. The Compensation and Human Resources Committee believes that time-based equity incentives promote loyalty and performance-based equity incentives align management’s and stockholders’ interests. Accordingly, for fiscal 2015, the Compensation and Human Resources Committee designed a blended LTI award program for our senior executives consisting of (i) both time-based and performance-based components and (ii) a routine and non-routine grant. The non-routine grant was awarded by the Compensation and Human Resources Committee to promote the successful implementation of a long-term compliance program.

The 2015 routine and non-routine grants of LTI awards were issued in the form and upon the terms set forth below.

Award Type	Weighting	Vesting	Value Tied To
Performance Shares	50% of total routine award	Vest at the end of a 3-year period in an amount based on the level of performance achieved	Relative TSR (as defined below)
Restricted Stock Units	50% of total routine award	Vest over 3 years in equal annual installments	Stock price
Stock Options	100% of non-routine award	Vest on 3rd anniversary of grant date	Stock price appreciation

See “—Grants of Plan-Based Awards for Fiscal 2015” for additional information relating to, among other things, the routine and non-routine LTI awards received by each of our named executive officers in 2015. For additional information on vesting upon specified termination events or a change in control, see “—Potential Payments Upon Termination or Change in Control.”

PERFORMANCE SHARES

Compensation Objectives

Performance shares are intended to focus the executives on the long-term performance of the Company. The Compensation and Human Resources Committee believes that the use of performance shares reflects best practices with respect to performance-based equity awards, provides management with an opportunity for more robust awards for outstanding performance than traditional stock options and aligns management’s and stockholder’s interests by driving long-term performance of the Company.

2015 Awards

The 2015 performance shares have a performance period that began on January 15, 2015 and ends on December 31, 2017. The 2015 performance share awards will be paid out, if at all, at the end of the approximately three-year performance period based on the level of achievement of our total stockholder return (“TSR”) relative to the TSR of members of a peer company group (such performance measure, “Relative TSR”).

The peer group used to determine achievement under the Relative TSR measure is distinct from the peer group used to evaluate and set compensation levels discussed under “—Role of Benchmarking” and consists of the component companies of the S&P Midcap 400 Financials Index at the beginning of the performance period (the “Comparator Group”). At the time the 2015 grants were made, there were 24 companies in this index. If companies are acquired, taken private or delisted during the performance period, they are removed from the Comparator Group. Companies that file for bankruptcy protection during the performance period remain in the Comparator Group, but are assigned the lowest rank for purposes of determining percentile ranking.

2016 Proxy Statement	Walter Investment	• 41

The Compensation and Human Resources Committee selected Relative TSR as the performance measure for the 2015 performance shares because it believes that this measure appropriately aligns management with stockholders and incentivizes management to achieve the Company’s long-term strategic goals.

The total number of performance shares that vest based on Relative TSR is based on the percentages shown in the table below. For actual performance between the specified threshold, target and maximum levels, the resulting payout percentage will be adjusted on a linear basis. Dividends, if any, on the equivalent number of shares of our Common Stock accrue over the performance period and are paid out only to the extent (and at the same time) that the underlying shares of our Common Stock are paid.

Performance Level	Relative TSR Percentile Rank	Percentage of Target Number of Shares
Maximum	> 90th	200%
Target	60th	100%
Threshold	40th	50%
Below Threshold	< 40th	0%

As of December 31, 2015, the performance shares granted to our named executive officers as part of their routine long-term incentive awards in 2015 were performing significantly “Below Threshold” and, therefore, had December 31, 2015 been the final day of the performance period for such performance shares no shares of our Common Stock would have been paid out to executives in connection with such performance shares.

In calculating the number of performance shares to be granted to executives, the economic value of each participant’s award was divided by the average of the high and the low selling price of our Common Stock as reported on the NYSE on the date of the grant, which was $16.39, with fractional shares being rounded down.

RESTRICTED STOCK UNITS

Compensation Objectives

RSUs typically vest and settle (i.e., are converted into shares of our Common Stock) over time which promotes loyalty, encourages retention of our executives, discourages the taking of long-term risks for short-term gains and aligns management with stockholders.

2015 Awards

The 2015 RSU awards vest in equal annual installments on each of the first, second and third anniversaries of the grant date. Unvested RSUs entitle the holder to be credited with dividend equivalent payments having a fair market value equal to the amount of such dividends, with such dividend equivalents payable following vesting (or forfeited to the extent the underlying RSUs are forfeited).

In calculating the grant size of RSUs, the economic value of each participant’s award was divided by the average of the high and the low selling price of our Common Stock as reported on the NYSE on the date of the grant, which was $16.39, with fractional shares being rounded down.

STOCK OPTIONS

Compensation Objectives

Stock options also align management with stockholders as they are tied to increases in the market value of our Common Stock and serve as an incentive to enhance stockholder value over the long-term.

2015 Awards

In 2015, the Compensation and Human Resources Committee issued a non-routine grant consisting entirely of stock options to certain executive officers in order to promote and incentivize the successful implementation of a long-term compliance program. The 2015 stock options fully vest on the third anniversary of the date of grant, subject to the executive’s continued employment through the applicable vesting date, and will expire 7 years from the date of grant or earlier if the executive’s service terminates. The stock options have an exercise price per share equal to the average of the high and the low selling price of our Common Stock as reported on the NYSE on the date of grant, which was $16.39. On December 31, 2015, the closing price of our Common Stock on the NYSE was $14.22. Unless and until the stock options are exercised, the named executive officers are not entitled to any dividends or equivalent rights on their stock option awards.

2016 Proxy Statement	Walter Investment	• 42

OTHER BENEFITS AND PERQUISITES

The Compensation and Human Resources Committee periodically reviews the levels of perquisites and other benefits provided to executive officers in light of market practices and within the context of the total executive compensation program. For 2015, we provided limited perquisites and such other benefits to our named executive officers as determined to be necessary and appropriate.

Perquisites

Our executives, including the named executive officers, are eligible for benefits including group medical, group life and long-term disability coverage. These benefits are intended to provide competitive and adequate protection in case of sickness, disability or death, and the named executive officers participate in these plans on the same basis as all other employees.

Mr. Dixon is provided with a car allowance. Prior to Mr. O’Brien’s resignation as Chief Executive Officer, he was provided with a life insurance policy, car allowance and country club membership for which the Company made a one-time payment of $53,500 in 2011. The value of these perquisites and other personal benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table and the accompanying footnote, as applicable. We believe that these benefits and perquisites are competitive in our industry and consistent with our overall compensation philosophy.

Retirement Benefits

The named executive officers participate in a tax-qualified 401(k) savings plan (the “401(k) Plan”) along with other eligible employees of the Company. Employees may make pre-tax contributions into the 401(k) Plan. Under the terms of the 401(k) Plan, Highly Compensated Employees are limited to making a 6% of eligible compensation contribution. The employer match under the 401(k) Plan is 50% of the employee’s contribution up to 6% of eligible compensation. The employer match has a four-year vesting schedule – 25% vested after one year, 50% vested after two years, 75% vested after three years, and 100% vested after four years. Upon termination, the benefit to which a participant is entitled is the benefit that can be provided from the participant’s vested account.

Severance and Change in Control Arrangements

The Compensation and Human Resources Committee believes that carefully structured severance benefits are necessary to attract and retain talent. Our severance programs allow executives to focus their attention and energy on making objective business decisions that are in the best interest of stockholders. In addition, the Compensation and Human Resources Committee believes that the interests of our stockholders are better protected and enhanced by providing greater certainty regarding executive pay obligations in the context of planning and negotiating any potential corporate transactions.

Each of our named executive officers, other than Ms. Cook, is a party to an employment agreement with us containing post-termination benefits that are triggered under some circumstances, discussed at greater length below under “—Potential Payments Upon Termination or Change in Control”. The Compensation and Human Resources Committee believes that these arrangements are appropriate and consistent with similar provisions agreed to by members of our peer group with respect to similarly situated executives. In addition, we entered into a retirement agreement with Mark J. O’Brien in connection with his retirement, discussed at greater length below under “—Mark J. O’Brien Retirement.”

Any compensation and benefits to be provided in connection with a separation are determined at the discretion of the Compensation and Human Resources Committee and may be based on the executive’s position, nature of the potential separation and such executive’s compliance with specified post-termination restrictive covenants.

Mark J. O’Brien Retirement

On October 2, 2015, the Company and Mr. O’Brien entered into the Retirement Agreement pursuant to which Mr. O’Brien retired and resigned as Chief Executive Officer effective October 10, 2015 (which we refer to as the “retirement date”) and as Chairman of our Board of Directors effective December 31, 2015 (which we refer to as the “resignation date”). Subsequent to the resignation date, Mr. O’Brien was re-appointed Chairman of our Board of Directors, a position he continued to hold until February 21, 2016. Mr. O’Brien remains a member of our Board of Directors.

Pursuant to the Retirement Agreement, Mr. O’Brien has received or will receive the following payments:

¡	the amount of $500,000 on October 10, 2015, the retirement date;

¡	the amount of $1,150,000 on January 8, 2016; and

¡	because Mr. O’Brien continued to perform his duties as Chairman of the Board of Directors through December 31, 2015, Mr. O‘Brien

¡	has been, and is entitled to continue to be, paid his final base salary as Chief Executive Officer of the Company at a rate of $47,917 per month for eighteen months after the retirement date; and

2016 Proxy Statement	Walter Investment	• 43

¡	is entitled to be paid the amount of $487,500 on January 6, 2017,

in each case, subject to the terms and conditions of the Retirement Agreement.

Pursuant to the Retirement Agreement, (i) Mr. O’Brien will be entitled to be paid the full amount of shares earned based on actual performance with respect to his then outstanding performance shares (for the performance periods ending on December 31, 2016 and December 31, 2017) as if, solely for this purpose, Mr. O’Brien remained an employee of the Company through the date on which the amount of the payout is determined, and (ii) Mr. O’Brien’s then outstanding (a) restricted stock units vested on the retirement date and will be settled and paid to Mr. O’Brien in accordance with the payout schedules set forth in the applicable restricted stock unit agreements and (b) unvested stock options vested on the retirement date, in each case, subject to the terms and conditions of the Retirement Agreement and the terms of the relevant equity plan and equity award agreements. Additionally, under the Retirement Agreement, Mr. O’Brien has agreed to certain non-competition and non-solicitation covenants for a period of 36 months from the retirement date and certain indefinite non-disparagement and confidentiality covenants.

The payments and benefits under Mr. O’Brien’s Retirement Agreement are in lieu of any other severance payments or benefits that Mr. O’Brien may be entitled to under his employment agreement, any bonus attributable to fiscal year 2015 and all other compensatory payments related to Mr. O’Brien’s services to the company (other than accrued and vested benefits under the Company’s retirement plans and applicable law).

An additional number of shares could be earned as dividend equivalents in accordance with Mr. O’Brien’s performance share award agreements. Although the Board of Directors waived the remaining service-based conditions for the performance share awards for Mr. O’Brien, each award of performance shares will only be paid out to the extent that the performance objectives are met over the three-year performance period for each award, with the actual number of shares (which may be below, at or above target) determined based on actual performance over the relevant performance period.

The incremental fair value associated with the modifications to these previously granted performance shares, as determined in accordance with FASB ASC Topic 718, is reflected in the “Summary Compensation Table” and “Grants of Plan-Based Awards for Fiscal 2015” table below as if such modifications are new grants.

Under the Retirement Agreement, Mr. O’Brien has agreed that, for a period of up to two years following his retirement as Chief Executive Officer, he will provide consulting services as requested by the Board of Directors and our Chief Executive Officer (up to 20 hours per quarter) for no additional compensation. While providing consulting services, Mr. O’Brien will be entitled to reimbursement for reasonable expenses in accordance with our travel and reimbursement policies.

The table below reflects the amount of compensation payable to Mr. O’Brien in connection with his retirement, as described above.

COMPENSATION ELEMENT
Cash Severance(1)	$3,000,000
Equity Acceleration(2)	$1,535,757
TOTAL:	$4,535,757

(1) Represents the aggregate amount of past and future cash payments described above.

(2) Amount represents the aggregate market value of shares underlying the 2014 and 2015 RSU awards for which the Compensation and Human Resources Committee waived the remaining service-based vesting conditions, as described above, and is calculated based on the closing market price of a share of our Common Stock on the vesting date, October 10, 2015. Because (i) the exercise price of all options whose vesting was accelerated to Mr. O’Brien’s retirement date was above the closing market price of our Common Stock on the vesting date, and (ii) Mr. O’Brien’s performance shares will only pay out (if at all) subject to actual performance, no value for such options and performance shares are included in this table.

Patricia Cook Departure

Ms. Cook did not receive any benefits under a severance policy in connection with her departure from the Company on February 8, 2016. As described above, the Company determined to pay Ms. Cook a discretionary cash bonus in the amount of $300,000 as payment for her service to the Company in 2015, including her contribution toward the achievement of certain significant accomplishments discussed under “Fiscal 2015 Business Environment” above, and the Company paid this bonus to Ms. Cook in connection with her departure. In addition, (i) two-thirds, or 22,904, of Ms. Cook’s outstanding and unvested options (granted on April 3, 2013) were retained by Ms. Cook and vest in accordance with their terms on April 4, 2016 and one-third, or 11,452, of such options were forfeited in accordance with the terms of the applicable award agreement, and (ii) all outstanding RSUs and performance shares were forfeited, in accordance with the terms of the applicable award agreements.

2016 Proxy Statement	Walter Investment	• 44

COMPENSATION GOVERNANCE PRACTICES

Equity Ownership Requirements

The Company has an equity ownership policy that is intended to ensure that each of our named executive officers and independent directors holds a meaningful ownership stake in the Company. The Company intends that this ownership stake will further align the interests of the named executive officers and independent directors with the Company’s stockholders. Under these requirements, our Chief Executive Officer is required to hold Common Stock with a value equal to at least 6 times his or her base salary, each of our other named executive officers is required to hold Common Stock with a value equal to at least 2.5 times his or her base salary and each of our independent directors is required to hold Common Stock with a value equal to at least 5 times his or her annual cash retainer, in each case subject to certain transitional provisions intended to provide such persons with a reasonable amount of time to achieve compliance.

Hedging

Under our anti-hedging policy, officers, directors and employees are prohibited from entering into hedging or monetization transactions involving the securities of the Company and may not trade in puts or calls or engage in short sales with respect to the securities of the Company.

SAY-ON-PAY AND SAY-ON-FREQUENCY

Each year, the Compensation and Human Resources Committee considers the outcome of the stockholder advisory vote on executive compensation when making future decisions relating to the compensation of our named executive officers and our executive compensation program and policies. In 2015, stockholders continued to show support of our executive compensation programs, with more than 84% of the votes cast for the approval of the “say-on-pay” proposal at our 2015 annual meeting of stockholders.

As the Dodd-Frank Wall Street Reform and Consumer Protection Act requires that votes on the frequency of stockholder votes on executive compensation be held at least once every 6 years, we currently expect the next stockholder vote on frequency to occur at the Company’s 2017 annual meeting of stockholders.

COMPENSATION RISK ASSESSMENT AND MANAGEMENT

The Compensation and Human Resources Committee monitors the risks and rewards associated with our compensation programs and endeavors to fashion programs that do not create unnecessary or excessive risk-taking incentives, without diminishing the incentive nature of the compensation intended to drive performance. As part of this process the Compensation and Human Resources Committee considers whether the risks arising from any of our compensation policies or practices are reasonably likely to have a material adverse effect on the Company. We believe that the structure of our compensation program does not encourage unnecessary or excessive risk taking. Our policies and practices include the following risk-mitigating characteristics:

¡	provides for a mix of fixed versus at-risk compensation;

¡	provides for a mix of short-term cash and long-term equity incentive compensation;

¡	provides that at-risk compensation is based on a variety of qualitative and quantitative performance goals, including the Company’s stock price, the Company’s overall financial performance, the performance of specific business units and the performance of individual goals;

¡	caps the executives’ incentive compensation opportunities;

¡	requires stock ownership levels; and

¡	prohibits hedging of Company stock to ensure that personal interests relating to the stock holdings of employees do not conflict with their duties to the Company.

2016 COMPENSATION DECISIONS

On April 4, 2016, Mr. Dixon entered into an employment agreement with the Company, effective November 1, 2015. This agreement supersedes all prior agreements and arrangements relating to Mr. Dixon’s employment. Mr. Dixon’s employment agreement provides for an initial term of fourteen (14) months, subject to automatic one-year extensions unless terminated as provided for in the employment agreement. Mr. Dixon’s employment agreement provides for a base salary of $575,000, subject to annual review and

2016 Proxy Statement	Walter Investment	• 45

increase (but not decrease) by the Compensation and Human Resources Committee. Mr. Dixon’s employment agreement provides for a 2016 target bonus of $1,200,000, with the actual bonus payment amount contingent upon achievement of the Company’s annual financial and other goals (consistent with those established for other members of executive management), as well as achievement of annual individual objectives established by the Company’s Board of Directors. Except as provided for in the case of specified terminations of employment, receipt of the annual bonus is subject to Mr. Dixon’s continued employment through the end of the year for which the bonus is payable. Mr. Dixon’s employment agreement provides for (i) reimbursement for all reasonable out-of-pocket-business expenses; (ii) participation in the Company’s group life and health insurance benefit plans and retirement plan; (iii) thirty (30) days of annual vacation; and (iv) a monthly auto allowance of $1,500. In addition, Mr. Dixon is eligible to participate in the Company’s long-term incentive plans. For 2016, Mr. Dixon’s target annual long-term incentive opportunity has an economic value of $4,225,000. After 2016, the Compensation and Human Resources Committee will determine the annual economic value of the target opportunity. Mr. Dixon’s employment agreement specifies that annual grant award agreements under the long-term incentive plan will provide that such grants will: (i) vest and settle (as applicable) over a period of no longer than one-third per year for three years; (ii) have a minimum 10-year term and exercise period (irrespective of when termination of Mr. Dixon’s employment occurs, in the case of option grants); and (iii) vest and settle (as applicable) upon a Change of Control. However, Mr. Dixon’s 2016 long-term incentive opportunity is not required to vest and settle (as applicable) over a period of no longer than one-third per year for three years, so long as the terms of Mr. Dixon’s 2016 long-term incentive opportunity are consistent with those offered to other Company named executive officers. In addition, Mr. Dixon’s employment agreement specifies that all equity awards granted after the date of such employment agreement will provide that such awards immediately vest and settle (as applicable) upon a termination of Mr. Dixon’s employment: (i) as a result of death, Retirement or Disability; (ii) as a result of Involuntary Termination other than for Cause, Disability or death; or (iii) by Mr. Dixon as a result of Constructive Termination. These benefits, including grants under the Company’s long-term incentive plans, are subject to periodic review and increase by the Compensation and Human Resources Committee. A defined term used in the foregoing description of Mr. Dixon’s employment agreement but not defined therein has the meaning given to such term in such employment agreement.

See “—Potential Payments Upon Termination or Change in Control” for a discussion of the benefits to which Mr. Dixon is entitled under his new employment agreement in connection with termination of his employment.

Additionally, the Compensation and Human Resources Committee is reviewing the Company’s compensation programs, and the grants, performance metrics and other features of the Company’s compensation programs for named executive officers for 2016 and later years may differ, potentially materially, from the Company’s past practices.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The members of the 2015 Compensation and Human Resources Committee have reviewed the “Compensation Discussion and Analysis” section of this proxy statement and discussed such section with management. Based on its review and discussions with management, the Compensation and Human Resources Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2015. This report is provided by the following independent directors, who composed the Compensation and Human Resources Committee during 2015:

The Compensation and Human Resources Committee

Shannon E. Smith(1)

Daniel G. Beltzman(2)

Steven R. Berrard

Ellyn L. Brown(3)

Alvaro G. de Molina

James L. Pappas

Vadim Perelman(2)

(1) Mr. Smith was a member and Chairman of the Compensation and Human Resources Committee until March 28, 2016.

(2) Messrs. Beltzman and Perelman were appointed to the Compensation and Human Resources Committee effective December 14, 2015.

(3) Ms. Brown was a member of the Compensation and Human Resources Committee until March 28, 2016.

2016 Proxy Statement	Walter Investment	• 46

SUMMARY COMPENSATION TABLE

The table below sets forth the compensation earned by or paid to our named executive officers during the fiscal years ended December 31, 2013, 2014 and 2015. All amounts are calculated and presented in accordance with SEC disclosure rules, including amounts with respect to our equity compensation plan awards, as further described below.

Name & Principal Position	Year	Salary($)		Bonus($)(4)	Stock Awards($)(5)		Option Awards($)(5)	Non- Equity Incentive Plan Compen- sation($)(6)	All Other Compen- sation($)(7)	Total($)
DENMAR J. DIXON	2015	460,481		1,020,000	2,001,070		788,456	—	26,919	4,296,926
Chief Executive Officer and President(1)	2014	428,000		—	2,570,368		—	412,500	26,665	3,437,533
	2013	428,000		—	—		1,214,000	475,000	26,488	2,143,488
MARK J. O’BRIEN	2015	464,423		—	3,176,986	(8)	—	—	3,037,568	6,678,977
Former Chairman and Chief Executive Officer(2)	2014	575,000		—	4,512,302		—	632,500	41,465	5,761,267
	2013	575,000		—	—		2,515,000	1,000,000	41,389	4,131,389
GARY L. TILLETT	2015	500,000		725,000	652,502		788,456	—	8,969	2,674,927
Executive Vice President and Chief Financial Officer(3)	2014	403,846	(3)	600,000	1,739,746		—	150,000	94,439	2,988,031
DAVID C. SCHNEIDER Executive Vice President and Chief Operating Officer; President of Ditech Financial LLC	2015	385,000		500,000	815,637		788,456	—	62,516	2,551,609
JONATHAN F. PEDERSEN	2015	444,231		575,000	815,637		788,456	—	8,920	2,632,244
Chief Legal Officer, General Counsel and Secretary	2014	430,000		645,000	574,817		—	105,000	124,239	1,879,056
PATRICIA COOK	2015	370,673		—	652,502		695,694	—	308,853	2,027,722
Former Executive Vice President and President, Originations of Ditech Financial LLC(9)	2014	360,000		—	689,754		—	600,000	8,539	1,658,293

(1) Mr. Dixon served as our Executive Vice President and Chief Investment Officer until October 10, 2015, when he became Chief Executive Officer and President. Mr. Dixon’s 2015 salary reflects a retroactive salary increase under his new employment agreement, effective November 1, 2015, as described under “2016 Compensation Decisions.”

(2) Mr. O’Brien served as our Chief Executive Officer until his retirement effective October 10, 2015. Mr. O’Brien agreed to provide consulting services to the Company for up to two years following his resignation as requested by the Board of Directors or our Chief Executive Officer (up to 20 hours per quarter) for no additional compensation. Mr. O’Brien did not receive any compensation for service as a director during fiscal 2015.

(3) Mr. Tillett commenced employment as our Chief Financial Officer on March 1, 2014 and the amount reported reflects the portion of his annual base salary earned in fiscal 2014 from such date.

(4) For 2015, reflects discretionary cash bonuses paid in 2016 for service in 2015. Additionally, Mr. Tillett’s employment agreement provided for a minimum cash bonus of $600,000 in each of 2014 and 2015, and Mr. Pedersen’s employment agreement provided for a minimum cash bonus of $645,000 in 2014. For a discussion of these cash bonuses, see “—Compensation Discussion and Analysis— Fiscal 2015 Executive Compensation Design and Decisions— Annual Cash Bonus.”

(5) Represents the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 23, “Share-Based Compensation” of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. These amounts may not necessarily represent the actual value realized by the named executive officers, as performance measures may not be met.

The performance shares granted vest according to Relative TSR. As the shares that vest according to Relative TSR are subject to market conditions as defined under FASB ASC Topic 718 and are not subject to performance conditions as defined under FASB ASC Topic 718, they have no maximum grant date fair values that differ from the grant date fair values presented in the table. Instead, the grant date fair value was derived using a Monte Carlo simulation model, which takes into account all of the possible outcomes of the market condition at the time of grant.

See the Grants of Plan-Based Awards for Fiscal 2015 table immediately below for information on grants awarded in fiscal year 2015.

(6) Reflects cash incentive compensation paid under the applicable management incentive plan in 2015 for fiscal year 2014 and cash incentive compensation paid under the applicable management incentive plan in 2014 for fiscal year 2013, respectively. For a discussion of the Company’s 2015 MIP, see “—Compensation Discussion and Analysis— Fiscal 2015 Executive Compensation Design and Decisions— Annual Cash Bonus.”

2016 Proxy Statement	Walter Investment	• 47

(7) All Other Compensation for 2015 includes:

Name	Company 401(k) Match ($)	Insurance Premiums (a)($)	Automobile Allowance ($)	Retirement Benefits (b)($)	Other ($)		Total ($)
DENMAR J. DIXON	7,950	969	18,000	—	—		26,919
MARK J. O’BRIEN	7,950	9,618	20,000	3,000,000	—		3,037,568
GARY L. TILLETT	7,950	1,019	—	—	—		8,969
DAVID C. SCHNEIDER	7,950	916	—	—	53,650	(c)	62,516
JONATHAN F. PEDERSEN	7,950	970	—	—	—		8,920
PATRICIA COOK	7,950	903	—	300,000	—		308,853

(a) Amounts represent life and long-term disability insurance premiums paid by us on behalf of our named executive officers.

(b) Represents amounts paid or accrued during the year ended December 31, 2015 (1) pursuant to the terms of Mr. O’Brien’s retirement agreement and (2) as a bonus in connection with Ms. Cook’s departure.

(c) Represents the cost to the Company of such relocation benefits.

Mr. O’Brien was also provided with a ten year corporate country club membership for which the Company made a one-time payment of $53,500 in 2011 and for which there was no incremental cost to the Company in the years reported. The membership was transferred to Mr. O’Brien in connection with his retirement.

For information about perquisites, see “Compensation Discussion and Analysis— Fiscal 2015 Executive Compensation Design and Decisions— Other Benefits and Perquisites.”

(8) As described in “Compensation Discussion and Analysis— Fiscal 2015 Executive Compensation Design and Decisions— Severance and Change in Control Arrangements— Mark J. O’Brien Retirement” above, in connection with Mr. O’Brien’s retirement on October 10, 2015, among other things, the Company modified the terms of a portion of Mr. O’Brien’s outstanding performance share awards to waive the remaining service-based vesting conditions. In accordance with SEC requirements and in order to reflect all compensation decisions made by the Company during fiscal 2015 with respect to equity awards, the amount disclosed as “Stock Awards” for Mr. O’Brien for fiscal 2015 in the table above represents the sum of the following (each of which is also included in the “Grants of Plan-Based Awards for Fiscal 2015” table below): (a) the grant date fair values of the RSUs and performance shares granted to him under the Company’s annual long-term incentive program on April 6, 2015 (which are computed as described in footnote 5 above); and (b) the incremental fair values of the awards modified in connection with his retirement (which are computed as of the modification date in accordance with Topic 718 under the assumptions identified in footnote 5 above, including the assumption that, among other things, awards would be forfeited absent modification). The incremental value of the modified awards is:

Award	Value($)
Modified 2014 Performance Shares (granted March 24, 2014)	266,383
Modified 2015 Performance Shares (granted April 6, 2015)	817,093
Total	1,083,476

(9) Ms. Cook left the Company on February 8, 2016.

2016 Proxy Statement	Walter Investment	• 48

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2015

The table below summarizes each grant of an equity or non-equity incentive award made to the named executive officers during fiscal 2015 under any plan. All such awards were made pursuant to the Existing 2011 Plan (as defined below in Proposal No. 3). With respect to non-equity awards, the table shows the annual cash incentive compensation that our named executive officers could have earned during fiscal 2015 based upon the achievement of pre-established performance goals under the 2015 MIP. For information regarding actual discretionary cash bonuses paid to the named executive officers for fiscal 2015, see “— Compensation Discussion and Analysis — Annual Cash Bonus” and the “Summary Compensation Table” above.

Name	Award Type	Board Approval Date	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Options($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
DENMAR J. DIXON	Annual Cash Bonus	—	—	405,000	810,000	1,620,000	—	—	—	—	—	—	—
	Performance Shares	4/3/2015	4/6/2015	—	—	—	28,065	56,131	112,262	—	—	—	1,081,083
	RSUs	4/3/2015	4/6/2015	—	—	—	—	—	—	56,131	—	—	919,987
	Stock Options	4/3/2015	4/6/2015	—	—	—	—	—	—	—	121,428	16.39	788,456
MARK J. O’BRIEN	Annual Cash Bonus	—	—	500,000	1,000,000	2,000,000	—	—	—	—	—	—	—
	Performance Shares	4/3/2015	4/6/2015	—	—	—	29,362	58,724	117,448	—	—	—	1,131,024
	RSUs	4/3/2015	4/6/2015	—	—	—	—	—	—	58,724	—	—	962,486
	Performance Shares(4)	10/2/2015	10/2/2015	—	—	—	—	—	—	41,950	—	—	266,383
	Performance Shares(4)	10/2/2015	10/2/2015	—	—	—	—	—	—	46,268	—	—	817,093
GARY L. TILLETT	Annual Cash Bonus	—	—	425,000	850,000	1,150,000	—	—	—	—	—	—	—
	Performance Shares	4/3/2015	4/6/2015	—	—	—	9,151	18,303	36,606	—	—	—	352,516
	RSUs	4/3/2015	4/6/2015	—	—	—	—	—	—	18,303	—	—	299,986
	Stock Options	4/3/2015	4/6/2015	—	—	—	—	—	—	—	121,428	16.39	788,456
DAVID C. SCHNEIDER	Annual Cash Bonus	—	—	300,000	600,000	900,000	—	—	—	—	—	—	—
	Performance Shares	4/3/2015	4/6/2015	—	—	—	11,439	22,879	45,758	—	—	—	440,650
	RSUs	4/3/2015	4/6/2015	—	—	—	—	—	—	22,879	—	—	374,987
	Stock Options	4/3/2015	4/6/2015	—	—	—	—	—	—	—	121,428	16.39	788,456
JONATHAN F. PEDERSEN	Annual Cash Bonus	—	—	337,500	675,000	900,000	—	—	—	—	—	—	—
	Performance Shares	4/3/2015	4/6/2015	—	—	—	11,439	22,879	45,758	—	—	—	440,650
	RSUs	4/3/2015	4/6/2015	—	—	—	—	—	—	22,879	—	—	374,987
	Stock Options	4/3/2015	4/6/2015	—	—	—	—	—	—	—	121,428	16.39	788,456
PATRICIA COOK	Annual Cash Bonus	—	—	320,000	640,000	1,280,000	—	—	—	—	—	—	—
	Performance Shares	4/3/2015	4/6/2015	—	—	—	9,151	18,303	36,606	—	—	—	352,516
	RSUs	4/3/2015	4/6/2015	—	—	—	—	—	—	18,303	—	—	299,986
	Stock Options	4/3/2015	4/6/2015	—	—	—	—	—	—	—	107,142	16.39	695,694

2016 Proxy Statement	Walter Investment	• 49

(1) Represents cash bonus target opportunity range pursuant to the 2015 MIP, the terms of which are summarized under “—Compensation Discussion and Analysis—Annual Cash Bonus” above. Amounts reported under the “Maximum” column represent the high end of the target opportunity range and amounts reported under the “Threshold” column represent the low end of the target opportunity range, in each case, if certain pre-established corporate and individual performance goals are met. No amounts were paid to the named executive officers under the 2015 MIP. For discretionary bonus amounts paid to our named executive officers, see the “Bonus” column of the “Summary Compensation Table” above.

(2) As described in further detail under “Compensation Discussion and Analysis—Fiscal 2015 Executive Compensation Design and Decisions—Long-Term Incentive Awards,” the performance shares have an approximate three-year performance period ending December 31, 2017 and will be paid out, if at all, based on Relative TSR. Threshold assumes that 50% of the target performance shares awarded are paid out, and maximum assumes that 200% of the target performance shares awarded are paid out.

(3) Except as otherwise indicated for Mr. O’Brien, represents the grant date fair value of each equity award computed in accordance with Topic 718, using the assumptions discussed in Note 23, “Share-Based Compensation” of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

The performance shares granted vest according to Relative TSR. As the shares that vest according to Relative TSR are subject to market conditions as defined under FASB ASC Topic 718 and are not subject to performance conditions as defined under FASB ASC Topic 718, they have no maximum grant date fair values that differ from the grant date fair values presented in the table. Instead, the grant date fair value was derived using a Monte Carlo simulation model, which takes into account all of the possible outcomes of the market condition at the time of grant.

(4) As described in “Compensation Discussion and Analysis—Fiscal 2015 Compensation Design and Decisions— Severance and Change in Control Arrangements— Mark J. O’Brien Retirement” above, in connection with the retirement of Mr. O’ Brien on October 10, 2015, among other things, the Company modified the terms of his outstanding awards to waive the remaining service-based vesting conditions for that portion of these awards that were not otherwise scheduled to vest on or prior to his retirement. In accordance with SEC requirements, the incremental fair values associated with these modifications, computed as of the modification date in accordance with Topic 718, is reflected in the table above as if new grants had been made.

NARRATIVE SUPPLEMENT TO SUMMARY COMPENSATION TABLE AND TO GRANTS OF PLAN-BASED AWARDS TABLE

Employment Agreements

To attract and ensure stability in executive management, we entered into employment agreements with our named executive officers other than Ms. Cook. The terms described below reflect the terms of:

¡	Mr. O’Brien’s employment agreement as in effect through the effectiveness of his Retirement Agreement. For a more detailed description of the payments and benefits provided to Mr. O’Brien under the Retirement Agreement, see “Compensation Discussion and Analysis— Fiscal 2015 Executive Compensation Design and Decisions— Severance and Change in Control Arrangements— Mark J. O’Brien Retirement;” and

¡	Mr. Dixon’s employment agreement as in effect through the effectiveness of his new employment agreement, entered into on April 4, 2016. For a more detailed description of Mr. Dixon’s new employment agreement, effective November 1, 2015, see “Compensation Discussion and Analysis—2016 Compensation Decisions.”

Mr. Dixon, Mr. Tillett, Mr. Pedersen and Mr. Schneider entered into employment agreements with the Company effective January 22, 2010, March 1, 2014, October 16, 2013 and January 1, 2015, respectively. Mr. O’Brien entered into a restated and amended employment agreement, effective March 15, 2010, which was further amended on March 29, 2012. Mr. Dixon’s employment agreement provides for a one-year term subject to automatic one-year extensions unless terminated as provided for in the employment agreement. Mr. O’Brien’s employment agreement, as amended, provided for a term from the date of the agreement until April 17, 2012 and, after that date, subject to automatic one-year extensions unless terminated as provided for in the employment agreement. Messrs. Tillett’s, Pedersen’s and Schneider’s employment agreements are for an indefinite term. The employment agreements, as amended, if applicable, provide (or, in the case of Messrs. Dixon and O’Brien, provided) for an initial base salary of $398,000, $500,000, $430,000, $515,000 and $385,000 for Messrs. Dixon, Tillett, Pedersen, O’Brien and Schneider respectively, subject to annual review and increase (but not decrease) by the Compensation and Human Resources Committee (Messrs. Dixon and O’Brien) or by the Board of Directors (Messrs. Tillett, Pedersen and Schneider). With the exception of Mr. Schneider’s employment agreement, the employment agreements, as amended, if applicable, provide (or, in the case of Messrs. Dixon and O’Brien, provided) for an annual target bonus of a percentage of an executive’s base salary (100%, 170%, 150%, and 200% of base salary with an opportunity to increase the bonus to a maximum of 200%, 230%, 200%, and 300% for Messrs. Dixon, Tillett, Pedersen and O’Brien, respectively). Mr. Schneider’s employment agreement provides for an annual target bonus of $600,000 with an opportunity to increase the bonus to a maximum of $900,000. These annual bonuses are based on the achievement of the Company’s annual financial and other goals consistent with those established for other members of executive management, as well as the accomplishment of individual objectives. Mr. Tillett’s employment agreement provides for a minimum bonus of $600,000 for both 2014 and 2015, and Mr. Pedersen’s employment agreement provides for a guaranteed annual bonus of 150% base salary (or $645,000) in 2014.

2016 Proxy Statement	Walter Investment	• 50

In addition, the employment agreements, as amended, if applicable, provide (or, in the case of Messrs. Dixon and O’Brien, provided) for:

¡	participation in the Company’s long-term incentive plans, as described below under “—Outstanding Equity Awards at 2015 Fiscal Year-End”;

¡	reimbursement of reasonable out-of-pocket expenses;

¡	participation in the Company’s group life and health insurance benefit plans and retirement plan;

¡	annual vacation (thirty (30) days (Messrs. Dixon, O’Brien and Pedersen) or four (4) weeks (Messrs. Tillett and Schneider));

¡	reimbursement of expenses associated with relocation to the Tampa, Florida area (in the case of Messrs. Tillett and Pedersen, up to a maximum of $200,000 and $250,000, respectively, and in Mr. Dixon’s case, not subject to a maximum cap);

¡	a monthly auto allowance of $1,500 and $2,000 (Messrs. Dixon and O’Brien, respectively);

¡	use of company-owned, leased, or chartered aircraft for business travel (Mr. O’Brien only); and

¡	severance benefits upon certain terminations of employment and restrictive covenants following termination of employment, as described below under “—Payments and Benefits on Termination and Change-in-Control” (Mr. O’Brien’s Retirement Agreement superseded the terms of his employment agreement).

Mr. Schneider’s employment agreement provides for an award under the Company’s long-term incentive plan in 2015 with a value of at least $750,000 on the date of the award. In addition, both Mr. Tillett’s and Mr. Pedersen’s employment agreements provide for a sign-on bonus. Mr. Tillett received an award of RSUs with an economic value of $1,050,000, which vests in three equal installments on the first, second, and third anniversaries of the date of grant, subject to his continued employment. Mr. Pedersen received a lump sum cash payment of $200,000 and an award of 20,000 RSUs which vest fifty percent (50%) on the date that is eighteen (18) months after the date of grant and the remaining fifty percent (50%) on the date that is thirty six (36) months after the date of grant.

Additionally, Messrs. Tillett’s and Schneider’s employment agreements provide that any compensation paid to such executive which is subject to recovery under any present or future law, government regulation or stock exchange listing requirement will be subject to deductions and clawbacks as may be required. Mr. Pedersen’s employment agreement provides that if any of the Company’s financial statements are required to be restated due to errors, omissions, fraud, or misconduct occurring after the date on which Mr. Pedersen commenced employment with the Company, the Board may, in its sole discretion but acting in good faith, direct the Company to recover all or a portion of any past or future compensation paid to Mr. Pedersen with respect to any fiscal year for which the financial results are negatively affected by such restatement.

Mark J. O’Brien Retirement Agreement

On October 2, 2015, the Company and Mr. O’Brien entered into the Retirement Agreement pursuant to which Mr. O’Brien retired and resigned as Chief Executive Officer effective October 10, 2015. For a more detailed description of the payments and benefits provided to Mr. O’Brien under the Retirement Agreement, see “—Compensation Discussion and Analysis— Fiscal 2015 Executive Compensation Design and Decisions— Severance and Change in Control Arrangements— Mark J. O’Brien Retirement.”

ANNUAL CASH BONUS

Our annual bonus program is described under “Compensation Discussion and Analysis—Fiscal 2015 Executive Compensation Design and Decisions—Annual Cash Bonus” above.

LONG-TERM INCENTIVE AWARDS

Our long-term incentive award program, which for 2015 consisted of a combination of performance shares, RSUs and stock options, is described under “Compensation Discussion and Analysis— Fiscal 2015 Executive Compensation Design and Decisions—Long-Term Incentive Awards” above.

2016 Proxy Statement	Walter Investment	• 51

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015

The following table provides details about each outstanding equity award held by our named executive officers as of December 31, 2015.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other rights that have not vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(4)
DENMAR J. DIXON	4/20/09	8,333	—	7.67	4/20/19	—	—	—	—
	1/22/10	90,000	—	14.29	1/22/20	—	—	—	—
	5/10/11	148,203	—	17.61	5/10/21	—	—	—	—
	2/28/12	47,120	—	20.57	2/28/19	—	—	—	—
	4/3/13	—	81,140	33.59	4/3/23	—	—	—	—
	3/24/14	—	—	—	—	16,629	236,464	—	—
	3/24/14	—	—	—	—	—	—	24,943	354,689
	5/13/14	—	—	—	—	—	—	4,758	67,659
	4/6/15	—	121,428	16.39	4/6/22	—	—	—	—
	4/6/15	—	—	—	—	56,131	798,183	—	—
	4/6/15	—	—	—	—	—	—	28,065	399,084
MARK J. O’BRIEN	4/28/06	8,758	—	10.11	4/28/16	—	—	—	—
	1/31/07	18,417	—	8.32	1/31/17	—	—	—	—
	2/27/08	19,204	—	15.81	2/27/18	—	—	—	—
	5/19/09	75,450	—	13.37	5/19/19	—	—	—	—
	1/4/10	41,778	—	14.39	1/4/20	—	—	—	—
	5/10/11	231,567	—	17.61	5/10/21	—	—	—	—
	2/28/12	112,727	—	20.57	2/28/19	—	—	—	—
	4/3/13	168,128	—	33.59	4/3/23	—	—	—	—
	3/24/14	—	—	—	—	—	—	50,938	724,338
	4/6/15	—	—	—	—	—	—	29,362	417,528
GARY L. TILLETT	3/3/14	—	—	—	—	27,810	395,458	—	—
	3/24/14	—	—	—	—	5,191	73,816	—	—
	3/24/14	—	—	—	—	—	—	7,786	110,717
	4/6/15	—	121,428	16.39	4/6/22	—	—	—	—
	4/6/15	—	—	—	—	18,303	260,269	—	—
	4/6/15	—	—	—	—	—	—	9,151	130,127
DAVID C. SCHNEIDER	3/24/14	—	—	—	—	3,460	49,201	—	—
	3/24/14	—	—	—	—	—	—	5,191	73,816
	4/6/15	—	121,428	16.39	4/6/22	—	—	—	—
	4/6/15	—	—	—	—	22,879	325,339	—	—
	4/6/15	—	—	—	—	—	—	11,439	162,663
JONATHAN PEDERSEN	11/4/13	—	—	—	—	10,000	142,200	—	—
	3/24/14	—	—	—	—	4,326	61,516	—	—
	3/24/14	—	—	—	—	—	—	6,489	92,274
	4/6/15	—	121,428	16.39	4/6/22	—	—	—	—
	4/6/15	—	—	—	—	22,879	325,339	—	—
	4/6/15	—	—	—	—	—	—	11,439	162,663
PATRICIA COOK	2/28/12	13,753	—	20.57	2/28/19	—	—	—	—
	4/3/13	—	34,356	33.59	4/3/23	—	—	—	—
	3/24/14	—	—	—	—	5,191	73,816	—	—
	3/24/14	—	—	—	—	—	—	7,786	110,717
	4/6/15	—	107,142	16.39	4/6/22	—	—	—	—
	4/6/15	—	—	—	—	18,303	260,269	—	—
	4/6/15	—	—	—	—	—	—	9,151	130,127

2016 Proxy Statement	Walter Investment	• 52

(1) Stock options generally vest in three equal annual installments beginning on the first anniversary of the grant date, except for (x) stock options granted to the named executive officers in 2013 and 2015, which cliff-vest on the third anniversary of their respective grant dates and (y) stock options granted to Mr. Dixon on January 22, 2010, which vested in full on January 22, 2014. For additional information on vesting upon specified termination events or a change in control, see “—Potential Payments Upon Termination or Change in Control.”

(2) Represents time-vesting RSUs. Annual awards of RSUs granted to the named executive officers on March 24, 2014 vested 50% on March 24, 2016 (the second anniversary of the grant date) and will vest the remaining 50% on March 24, 2017 (the third anniversary of the grant date). Annual awards of RSUs granted to the named executive officers on April 6, 2015 vest in three equal annual installments beginning on the first anniversary of the grant date. Additionally, Messrs. Tillett and Pedersen each received sign-on awards of RSUs upon accepting employment with the Company. Sign-on RSUs granted to Mr. Pedersen on November 4, 2013 vested 50% on May 4, 2015 (the 18-month anniversary of the grant date) and vest the remaining 50% on November 4, 2016 (the 36-month anniversary of the grant date). Sign-on RSUs granted to Mr. Tillett on March 3, 2014 vested one-third on each of March 3, 2015 and 2016 (the first and second anniversaries of the grant date) and vest the remaining one-third on March 3, 2017. For additional information on vesting upon specified termination events or a change in control, see “Compensation Discussion and Analysis—Potential Payments Upon Termination or Change in Control.”

(3) Amounts reported are based on the closing price of our Common Stock on the NYSE as of December 31, 2015, $14.22, multiplied by the number of shares underlying the award.

(4) Represents performance shares that vest according to Relative TSR at the end of an approximately three-year performance period. In the table above, the number and market value of shares reflect threshold performance because actual performance during the performance periods that have elapsed through December 31, 2015 was below threshold. The actual numbers of shares that will be distributed with respect to the 2014 and 2015 performance shares are not yet determinable.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2015

The table below sets forth the number of shares of stock acquired in fiscal 2015 upon the exercise of stock options and as a result of the vesting of RSUs awarded to our named executive officers, under our compensatory equity programs.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired On Exercise(#)	Value Realized on Exercise($)(2)	Number of Shares Acquired on Vesting(#)	Value Realized On Vesting($)(3)
DENMAR J. DIXON	—	—	—	—
MARK J. O’BRIEN	8,758	140,478	92,683	1,535,757
GARY L. TILLETT	—	—	13,906	220,410
DAVID C. SCHNEIDER	—	—	—	—
JONATHAN F. PEDERSEN	—	—	10,000	194,900
PATRICIA COOK	—	—	20,000	239,200

(1) Reflects vesting of RSUs, as further described below.

	Award	Number of Shares Acquired on Vesting	Date of Acquisition of Underlying Shares
MARK J. O’BRIEN	2014 Restricted Stock Units(a)	33,959	10/10/2015
	2015 Restricted Stock Units(a)	58,724	10/10/2015
GARY L. TILLETT	Sign-On Restricted Stock Units	13,906	3/3/2015
JONATHAN F. PEDERSEN	Sign-On Restricted Stock Units	10,000	5/4/2015
PATRICIA COOK	2011 Restricted Stock Units	20,000	11/1/2015

(a)         Effective October 10, 2015, the Compensation and Human Resources Committee waived the remaining service-based vesting conditions for the vesting of Mr. O’Brien’s 2014 and 2015 RSU awards, and settlement of such awards has been deferred to the original vesting dates reflected in the applicable award agreements. See “— Nonqualified Deferred Compensation for Fiscal 2015” below.

(2) Reflects the difference between the closing market price of a share of our Common Stock on the exercise date and the exercise price, multiplied by the number of options exercised.

(3) Reflects the aggregate market value of shares vested on the applicable vesting date(s) based on the closing market price of a share of our Common Stock on such date.

2016 Proxy Statement	Walter Investment	• 53

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2015

The following table sets forth information with respect to the vesting of Mr. O’Brien’s 2014 and 2015 RSU awards in connection with his retirement as discussed under “Compensation Discussion and Analysis— Fiscal 2015 Executive Compensation Design and Decisions— Severance and Change in Control Arrangements— Mark J. O’Brien Retirement” above, but for which the underlying shares of Common Stock were not immediately delivered to him.

Name	Executive Contributions in Last Fiscal Year($)	Registrant Contributions in Last Fiscal Year($)(1)	Aggregate Earnings (Losses) in Last Fiscal Year($)(2)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End($)(3)
MARK J. O’BRIEN
Vested but Undelivered RSUs	—	1,535,757	(217,805)	—	1,317,952

(1) This column represents (i) 58,724 RSUs granted on April 6, 2015 that vested on October 10, 2015 in connection with Mr. O’Brien’s retirement, but that settle in three equal installments on each of April 6, 2016, April 6, 2017 and April 6, 2018 and (ii) 33,959 RSUs granted on March 24, 2014 that vested on October 10, 2015 in connection with Mr. O’Brien’s retirement, but that settle 50% on March 24, 2016 and 50% on March 24, 2017. The value set forth in this column is based on the closing market price per share of our Common Stock of $16.57 on October 10, 2015, the date of vesting. The grant date fair value of each of these awards is reflected in the “Stock Awards” column of the Summary Compensation Table for the fiscal year in which they were granted.

(2) This column includes losses during fiscal 2015 from the vesting date through December 31, 2015 (based on the closing market price per share of our Common Stock on such dates) on 58,724 and 33,959 vested and undelivered RSUs as described in footnote 1. No portion of any earnings would be considered above-market or preferential, and accordingly, no earnings are reflected in the “Summary Compensation Table” above.

(3) Represents the aggregate market value of 58,724 and 33,959 vested and undelivered RSUs as described in footnote 1. The value set forth in this column is based on the closing market price per share of our Common Stock of $14.22 on December 31, 2015. The grant date fair value of each of these awards is reflected in the “Stock Awards” column of the Summary Compensation Table for the fiscal year in which they were granted.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

This “Potential Payments upon Termination or Change in Control” section, including the table contained herein, describes, among other things, estimated potential payments and benefits to which our named executive officers would have been entitled if certain events occurred on the last day of 2015. This section takes into account the applicable employment agreements, equity award agreements and compensation plans of the Company and is based on a number of important assumptions, as described in more detail below. Further, any amounts included in this section are estimates provided solely for disclosure purposes, and actual amounts paid to our named executive officers upon the occurrence of the events described herein could vary from such estimated amounts. The discussion and table below reflect the terms of Mr. Dixon’s new employment agreement, entered into effective November 1, 2015. Capitalized terms used in this section and not otherwise defined have the meanings assigned to them in the applicable employment agreement, award agreement or plan.

Termination of Employment in General

In the event of a termination of employment for any reason, each named executive officer would be entitled to receive payment for (i) his unpaid base salary through the date of termination of employment and (ii) the amount, if any of accrued but unused vacation days (collectively, the “Accrued Compensation Payments”).

Termination for Cause or Voluntary Termination (Other Than Death, Disability or Retirement)

Messrs. Dixon, Tillett, Pedersen and Schneider

In the event of termination of Messrs. Dixon’s, Tillett’s, Pedersen’s or Schneider’s employment for Cause or due to a voluntary termination (other than death, Disability or Retirement), each such named executive officer shall receive only the Accrued Compensation Payments. The executive officers are not entitled to receive any earned but unpaid bonus for any period prior to the termination of employment.

Termination Without Cause/Involuntary Termination or Resignation as a Result of a Constructive Termination

Messrs. Dixon, Tillett, Pedersen and Schneider

In the event of termination of Messrs. Dixon’s, Tillett’s, Pedersen’s or Schneider’s employment without Cause or as a result of a Constructive Termination, subject to the execution and non-revocation of a general release of claims against the Company, each such named executive officer shall receive: (i) a prorated annual bonus for the year in which the termination occurs based on the actual performance achieved under the terms of the bonus plan, prorated for the number of days they were employed by the Company during such year prior to termination (a “Prorated Annual Bonus”) (except that for Mr. Tillett, this amount would have been equal to his minimum contractual bonus of $600,000 for 2015); (ii) continued base salary for a period of twelve (12) months (Messrs. Tillett and

2016 Proxy Statement	Walter Investment	• 54

Schneider) or eighteen (18) months (Messrs. Dixon and Pedersen); (iii) continued payment of the annual bonus amounts (consistent with other executives at the Company at their level, based on actual performance under the bonus plan and, in Mr. Dixon’s case, at least equal to his 2016 target bonus of $1,200,000) that the named executive officer would have received if he remained employed for a period of twelve (12) months (Messrs. Tillett and Schneider) or eighteen (18) months (Messrs. Dixon and Pedersen) after termination (without duplication with the Prorated Annual Bonus); (iv) any earned but unpaid annual bonus for any year prior to the year in which the termination occurs; and (v) contribution of the Company’s portion of monthly premiums for continued health, dental and vision benefits for twelve (12) months (Messrs. Tillett and Schneider) or eighteen (18) months (Mr. Pedersen) after termination, except in the case of Mr. Dixon, who will receive payment of the full cost of health and dental premiums for eighteen (18) months after termination. Mr. Dixon’s entitlement to continued base salary and continued payment of annual bonus amounts is contingent upon providing transition services following termination of his employment (if requested to do so by the Company) for a period of ninety (90) days for no more than thirty (30) hours per week, payable at his then-current base salary. Any amounts payable for such transition services are in addition to other amounts payable under Mr. Dixon’s employment agreement. Messrs. Tillett’s, Pedersen’s and Schneider’s entitlement to severance payments and benefits is subject to continued compliance with their applicable post-termination non-competition, non-solicitation and non-disparagement covenants.

Change in Control

None of the named executive officers’ employment agreements provides any enhancement to severance benefits in connection with a termination of employment following a Change in Control.

Death or Disability

Mr. Dixon and Mr. Schneider

In the event of termination of Messrs. Dixon’s or Schneider’s employment as a result of the executive officer’s death or Disability, subject, in the case of Mr. Schneider, to Mr. Schneider’s execution and non-revocation of a general release of claims against the Company, Mr. Dixon, Mr. Schneider or their estates (as the case may be) will receive (i) a Prorated Annual Bonus, (ii) any earned but unpaid annual bonus for any year prior to the year in which the death or Disability occurred, and (iii) any amounts payable pursuant to the terms of any applicable disability insurance policy or similar arrangement that the Company maintains (except, in the case of Mr. Dixon, this last amount is payable only upon a termination of Mr. Dixon’s employment as a result of his Disability).

Messrs. Tillett and Pedersen

In the event of termination of Messrs. Tillett’s or Pedersen’s employment as a result of the named executive officer’s death or Disability, Messrs. Tillett and Pedersen will each receive the same severance payments and benefits as in the case of a termination of each of their employment without Cause or due to a Constructive Termination, subject to the execution of a general release of claims against the Company and compliance with applicable post-termination non-competition and non-solicitation covenants, as described below.

Retirement

Mr. Dixon

In the event of termination of Mr. Dixon’s employment as a result of his Retirement, Mr. Dixon shall receive a Prorated Annual Bonus and any unpaid annual bonus for any year prior to the year in which the termination occurs.

Mr. Pedersen

Mr. Pedersen’s employment agreement provides that, upon a termination of employment due to Mr. Pedersen’s Retirement, Mr. Pedersen will be treated generally in the same manner as any other senior executive of the Company who reports directly to the Chief Executive Officer who retires within six (6) months prior to or six (6) months following, in each case, the date of Mr. Pedersen’s termination due to Retirement, as it relates to the definition of Retirement and treatment of compensation, equity-based awards and benefits (other than in the case of any special, unique or one-time Retirement treatment for a Company senior executive as may be approved by the Compensation and Human Resources Committee in its sole and absolute discretion).

Messrs. Tillett and Schneider

Messrs. Tillett’s and Schneider’s employment agreements make no provision for entitlements upon their Retirement.

Restrictive Covenants

Mr. Dixon

Mr. Dixon’s employment agreement contains: (i) a perpetual confidentiality covenant; (ii) a non-solicitation covenant for a period of eighteen (18) months after termination with respect to the Company’s customers and prospective customers; (iii) a no-hire covenant for a period of eighteen (18) months after termination with respect to the Company’s independent contractors and employees; and (iv) a perpetual non-disparagement covenant.

2016 Proxy Statement	Walter Investment	• 55

Messrs. Tillett, Pedersen and Schneider

Messrs. Tillett’s, Pedersen’s and Schneider’s employment agreements contain: (i) a perpetual confidentiality covenant; (ii) a non-solicitation covenant for a period of eighteen (18) months (for Mr. Pedersen) or twelve (12) months (for Messrs. Tillett and Schneider) after termination with respect to the Company’s customers and prospective customers; (iii) a covenant not to accept employment or be an independent contractor for any competitor for which they would perform similar duties as the duties they performed for the Company for a period of eighteen (18) months (for Mr. Pedersen) or twelve (12) months (for Messrs. Tillett and Schneider) after termination (in the case of Mr. Pedersen, to the extent permissible under applicable professional rules of conduct and/or ethics and, in the case of Mr. Schneider, to the extent that he receives severance benefits as a result of a termination without Cause or a resignation due to a Constructive Termination); (iv) a no-hire covenant for a period of thirty (30) months (for Mr. Pedersen) or twenty four (24) months (for Messrs. Tillett and Schneider) after termination with respect to the Company’s independent contractors and employees; and (v) a perpetual non-disparagement covenant.

Equity Awards

Termination for Cause and Voluntary Termination (Termination Other Than Death, Disability or Retirement)

In the event of a termination of a named executive officer’s employment for Cause or due to a voluntary termination (other than death, Disability or Retirement), (i) all vested and unvested options will be forfeited, (ii) all RSUs, to the extent unvested (including any accrued but unpaid dividend equivalents), will be forfeited, and (iii) all outstanding performance shares, including those that have been earned but not paid out, will be forfeited.

Termination Without Cause

In the event of a termination of Messrs. Dixon’s or Schneider’s employment other than for Cause, Disability, death or a Constructive Termination, (i) generally, outstanding and unvested options will be forfeited, except that with respect to options granted in 2013 and 2015, if such termination of employment occurs (a) on or after the first anniversary but before the second anniversary of the date of grant, the named executive officer may retain one-third of the options (which will vest in accordance with their terms) and two-thirds of the options will be forfeited or (b) on or after the second anniversary but before the third anniversary of the date of grant, the named executive officer may retain two-thirds of the options (which will vest in accordance with their terms) and one-third of the options will be forfeited, (ii) all RSUs, to the extent unvested (including any accrued but unpaid dividend equivalents) will be forfeited, and (iii) all unvested performance shares will be forfeited. In the event of the termination of Messrs. Tillett’s or Pedersen’s employment other than for Cause, Disability, death or a Constructive Termination, their respective employment agreements provide that all outstanding unvested equity awards immediately vest.

Termination as a Result of Constructive Termination

In the event of the termination of Messrs. Dixon’s, Tillett’s, Pedersen’s or Schneider’s employment as a result of a Constructive Termination, their respective employment agreements provide that all outstanding unvested equity awards immediately vest.

Death or Disability

If Mr. Schneider’s employment is terminated as a result of death or Disability, (i) all outstanding unvested options may be retained in full and vest in accordance with their terms, (ii) RSUs will immediately vest, and (iii) performance shares will be paid in full based on actual performance. In the event of termination of Messrs. Dixon’s, Tillett’s or Pedersen’s employment as a result of death of Disability, their respective employment agreements provide that all outstanding equity awards immediately vest.

Retirement

If Messrs. Tillett’s or Schneider’s employment is terminated as a result of Retirement, (i) all outstanding options may be retained in full and vest in accordance with their terms, (ii) generally, RSUs, to the extent not vested, become immediately vested and are paid out on the normally scheduled vesting date, and (iii) performance shares will be paid on a prorated basis, based on actual performance and the number of months in the performance period that the named executive officer was employed with the Company. In the event of termination of Mr. Pedersen’s employment as a result of his retirement, as described above, he generally receives the same treatment of his equity awards as a senior executive of the Company who reports directly to the Chief Executive Officer who retires within six (6) months prior to or six (6) months following, in each case, the date of Mr. Pedersen’s termination due to retirement, or, if no senior executive retires during this period, Mr. Pedersen would be entitled to the treatment of his equity awards as described in the immediately preceding sentence. In the event of termination of Mr. Dixon’s employment as a result of his Retirement, pursuant to the terms of his employment agreement, all outstanding equity awards immediately vest.

2016 Proxy Statement	Walter Investment	• 56

Change in Control

Upon a Change in Control, (i) all outstanding and unvested options will immediately vest, (ii) all unvested RSUs will immediately vest, except for Mr. Pedersen’s sign-on grant of RSUs described below, and (iii) all performance shares will be paid in full based on target performance.

Termination of Employment in Connection with a Divestiture

If in the event of a Divestiture (as defined in the 2013 and 2015 option award agreements) whereby the Company sells or transfers one of its subsidiaries, business units or divisions and such sale or transfer does not constitute a Change in Control of the Company, a named executive officer is advised that the named executive officer’s employment with the Company will be terminated in connection with the divestiture but is offered comparable employment with an acquirer, the Company, in the sole discretion of the Compensation and Human Resources Committee, may (i) accelerate vesting of options, (ii) seek to substitute the award with an award of substantially comparable value and terms with the acquirer, or (iii) continue the option award. In the event a named executive officer is not offered or declines comparable employment with an acquirer, then the termination of employment will be deemed a termination other than for Cause.

Sign-On Grants

Additionally, pursuant to their employment agreements, Mr. Tillett and Mr. Pedersen received RSUs as a sign-on incentive. Pursuant to Mr. Tillett’s employment agreement, any unvested RSUs granted as a sign-on incentive will (i) be forfeited upon termination for Cause or voluntary termination (other than as a result of Constructive Termination) or (ii) vest immediately upon a termination of Mr. Tillett’s employment as a result of death, Disability, Constructive Termination, an involuntary termination (other than for Cause) or a change in control. Pursuant to Mr. Pedersen’s employment agreement, any unvested RSUs granted as a sign-on incentive will (i) be forfeited upon termination for Cause or voluntary termination (other than as a result of Constructive Termination) or (ii) vest immediately upon death, disability or the elimination of Mr. Pedersen’s position within six (6) months of a change in control.

Mr. O’Brien received the compensation arrangements described under “Compensation Discussion and Analysis— Fiscal 2015 Executive Compensation Design and Decisions— Severance and Change in Control Arrangements—Mark J. O’Brien Retirement” in connection with his retirement. Ms. Cook received the compensation arrangements described under “Compensation Discussion and Analysis— Fiscal 2015 Executive Compensation Design and Decisions— Severance and Change in Control Arrangements— Patricia Cook Departure” in connection with her departure.

Potential Payments upon Termination or Change in Control Table

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and contractual agreements to which the named executive officers other than Mr. O’Brien and Ms. Cook would have been entitled if a termination of employment or change in control occurred on the last business day of 2015. In addition, the table below reflects the terms of Mr. Dixon’s new employment agreement, based on compensation levels at December 31, 2015.

The amounts shown in the table below do not include:

¡	payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers; and

¡	distributions of plan balances under our 401(k) Plan.

Because the disclosures in the table assume the occurrence of a termination or change in control as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amount to be paid to each of our named executive officers upon a termination or change in control may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, the continued availability of benefit policies at similar prices and the type of termination event that occurs.

2016 Proxy Statement	Walter Investment	• 57

Name	Death or Disability ($)	Retirement ($)	Termination for Cause or Voluntary Termination ($)	Termination Without Cause/ Involuntary Termination ($)	Resignation as a Result of a Constructive Termination ($)	Change in Control ($)(1)
DENMAR J. DIXON
Prorated Annual Bonus(2)	1,020,000	1,020,000	—	1,020,000	1,020,000	—
Cash Severance(3)	—	—	—	2,662,500	2,662,500	—
Continuation of Benefits(4)	—	—	—	29,762	29,762	—
Equity Acceleration(5)	1,034,647	1,034,647	—	—	1,034,647	2,677,555
TOTAL:	2,054,647	2,054,647	—	3,712,262	4,746,909	2,677,555
GARY L. TILLETT
Prorated Annual Bonus(2)	725,000	—	—	725,000	725,000	—
Cash Severance(3)	1,225,000	—	—	1,225,000	1,225,000	—
Continuation of Benefits(4)	—	—	—	—	—	—
Equity Acceleration(5)	729,543	729,543	—	729,543	729,543	1,211,260
TOTAL:	2,679,543	729,543	—	2,679,543	2,679,543	1,211,260
DAVID SCHNEIDER
Prorated Annual Bonus(2)	500,000	—	—	500,000	500,000	—
Cash Severance(3)	—	—	—	885,000	885,000	—
Continuation of Benefits(4)	—	—	—	13,380	13,380	—
Equity Acceleration(5)	347,541	347,541	—	—	374,541	853,911
TOTAL:	847,541	347,541	—	1,398,380	1,772,921	853,911
JONATHAN F. PEDERSEN
Prorated Annual Bonus(2)	575,000	(6)	—	575,000	575,000	—
Cash Severance(3)	1,537,500	(6)	—	1,537,500	1,537,500	—
Continuation of Benefits(4)	15,282	(6)	—	15,282	15,282	—
Equity Acceleration(5)	529,055	386,855	—	529,055	529,055	896,742
TOTAL:	2,656,837	386,855	—	2,656,837	2,656,837	896,742

(1) This column represents payments triggered solely as a result of a change in control, without any termination event following such change in control. The payments include immediate vesting of all equity awards, except for Mr. Pedersen’s sign-on grant of RSUs. See footnote 4 for additional information.

(2) For purposes of this table, Prorated Annual Bonus has been calculated based on actual 2015 bonus amounts awarded to each named executive officer for the full year.

(3) “Cash Severance” includes: (x) continued base salary; and (y) continued payment of annual bonus amounts, as applicable for each executive. For purposes of this table, the base salary and annual bonus included with Cash Severance for Mr. Dixon reflect the amounts to be provided under his new employment agreement; for all other named executive officers, the base salary and annual bonus included within Cash Severance has been calculated based on actual 2015 salary and actual 2015 bonus amounts awarded to such officer. This table assumes that there are no amounts relating to earned but unpaid bonuses for fiscal year 2014.

(4) “Continuation of Benefits” includes, in the case of Messrs. Schneider and Pedersen, contribution of the Company’s portion of monthly premiums for continued health, dental and vision benefits for a period of twelve (12) months or eighteen (18) months after termination, respectively. In the case of Mr. Dixon, “Continuation of Benefits” includes the Company’s payment of the full cost of health and dental premiums for eighteen (18) months after termination. Mr. Tillett would not receive any continued contribution of the Company’s portion of monthly premiums for continued health, dental and vision benefits as a result of being covered by the medical coverage of his previous employer.

(5) “Equity Acceleration” includes amounts earned under outstanding and unvested stock options, RSUs and performance shares that accelerate in connection with the specified event. Because the exercise price of all outstanding and unvested stock options exceeded the closing market price per share of our Common Stock on December 31, 2015, no value for accelerated options is included in this table. RSUs that accelerate in connection with the specified event, whether or not delivery of the underlying shares is deferred, are valued at the aggregate market value of the underlying shares based on the closing market price per share of our Common Stock of $14.22 on December 31, 2015. Routine grants of RSUs awarded in 2014 and 2015 and Mr. Tillett’s sign-on grant of RSUs vest immediately upon a change in control. Mr. Pedersen’s sign-on grant of RSUs vest upon the elimination of his position within six months of a change in control, which would have a value of $142,200, based on the closing market price per share of our Common Stock of $14.22 on December 31, 2015, but no value for such award is included in this table. With respect to (i) performance shares that do not accelerate but that vest and pay out (if at all) subject to actual performance and (ii) stock options that do not accelerate but that are retained and continue to vest following the specified event, values for such awards are excluded for purposes of this table. In the event of a change in control, awards of performance shares would be vested and paid in full based on target performance and, for purposes of this table, such awards were valued based on the closing market price per share of our Common Stock of $14.22 on December 31, 2015.

2016 Proxy Statement	Walter Investment	• 58

For additional information regarding the treatment of equity awards upon the events specified in this table, please see “—Equity Awards” above.

(6) In the event of Retirement, this table assumes no senior executive who reported directly to the Chief Executive Officer retired during the six (6) months prior to or six (6) months after December 31, 2015 and accordingly, Mr. Pedersen would not receive any Prorated Annual Bonus, Cash Severance or Continuation of Benefits.

PROPOSAL NO. 2 – NON-BINDING VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to approve, in an advisory, non-binding vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

In considering their vote, we urge stockholders to review the information on the Company’s compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis, as well as the discussion regarding the Compensation and Human Resources Committee presented in this proxy statement.

This advisory resolution, commonly referred to as a say-on-pay resolution, is non-binding. Although this resolution is non-binding, the Board of Directors and the Compensation and Human Resources Committee value the opinions of our stockholders and will review and consider the voting results when making future compensation decisions for our named executive officers.

The language of the resolution is as follows:

“Resolved, that the compensation paid to the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement, is hereby approved.”

As described more fully in the Compensation Discussion and Analysis section of this proxy statement, the compensation package of the Company’s named executive officers is designed to act both as an incentive for superior performance and as an inducement to attract and retain highly qualified senior executives, while at the same time mitigating excessive risk. The Company’s executive compensation programs are intended to promote a performance-based culture and align the interests of stockholders and executives through variable, performance-linked compensation. We believe that this approach to executive pay links the compensation incentives of the Company’s executives to the Company’s performance, which helps align management’s interests with the interests of the stockholders. The details concerning the implementation of our compensation philosophy and goals are provided throughout the Compensation Discussion and Analysis. The Compensation and Human Resources Committee and the Board of Directors believe that the Company’s compensation practices, as summarized in the Compensation Discussion and Analysis, are appropriately structured to drive the success of the Company’s business.

The Board of Directors recommends that you vote “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers for fiscal year 2015.

2016 Proxy Statement	Walter Investment	• 59

Amendment and Restatement of 2011 Omnibus Incentive Plan

PROPOSAL NO. 3 – APPROVAL OF THE AMENDED AND RESTATED WALTER INVESTMENT MANAGEMENT CORP. 2011 OMNIBUS INCENTIVE PLAN

The Walter Investment Management Corp. 2011 Omnibus Incentive Plan was originally adopted effective April 17, 2009 as the Company’s 2009 Long-Term Incentive Award Plan (the “2009 Plan”) and provided for 3,000,000 shares to be reserved for issuance under such plan. An amendment and restatement to the 2009 Plan was approved by stockholders on May 10, 2011 which, among other things, increased the number of authorized shares of our Common Stock reserved for issuance by 3,550,000, and another amendment and restatement thereof was subsequently approved by stockholders on May 3, 2013 (as amended to date, the “Existing 2011 Plan”) which increased the number of authorized shares of our Common Stock reserved for issuance thereunder by an additional 2,265,000, or to 8,815,000 shares in the aggregate.

By the time of the Annual Meeting, approximately three years will have passed since the Existing 2011 Plan was last amended to increase the number of shares authorized for issuance thereunder. The number of awards we have granted under the Existing 2011 Plan as a percentage of our annual weighted average shares outstanding (commonly referred to as the “burn rate”) is 3.51% over the last three years, and 2,243,979 shares of our Common Stock remain available for future grants under the Existing 2011 Plan as of March 17, 2016 (assuming the target number of shares are paid out in connection with outstanding performance shares).

We are now asking our stockholders to approve the Amended and Restated Walter Investment Management Corp. 2011 Omnibus Incentive Plan (the “Amended and Restated 2011 Plan”) to increase the number of shares authorized for issuance under the Existing 2011 Plan by 2,000,000 shares to a maximum of 10,815,000 shares. We are also asking our stockholders to approve the Amended and Restated 2011 Plan in order to further enable the Compensation and Human Resources Committee to grant awards thereunder that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Our Board of Directors, based on the recommendation of the Compensation and Human Resources Committee, has approved the Amended and Restated 2011 Plan, subject to approval by our stockholders at the Annual Meeting. In connection with its review of this proposal, the Board of Directors considered the information described herein.

The ability to issue equity is fundamental to our compensation strategy. Our objective is to denominate a high proportion of executive pay in equity in order to strengthen the alignment of management rewards with the long-term returns delivered to our stockholders. Our success is dependent, in large part, on our ability to use market relevant compensation to attract, retain and motivate the most talented professionals. We use equity-based compensation to motivate our employees, particularly our senior executives, and to align their interests with our stockholders. If the Amended and Restated 2011 Plan is not approved by our stockholders, in order to remain competitive, we would likely be compelled to alter our compensation program to increase the cash-based component of such programs, which we believe may not be appropriate for our business, and which would decrease the amount of free cash flow we will have available for other purposes.

If the Amended and Restated 2011 Plan is approved by our stockholders, it will become effective as of the date of the Annual Meeting, and 4,243,979 shares will be available for future awards, assuming (i) no grants will be made between March 17, 2016 and the date of the Annual Meeting and (ii) the target number of shares are paid out in connection with outstanding performance shares. This excludes any shares that will become available again under the Amended and Restated 2011 Plan in connection with shares related to awards or awards that are (x) forfeited, terminated, canceled or expire unexercised, (y) withheld or tendered to satisfy the exercise price of stock options or tax withholding obligations of awards or (z) repurchased by us during such period. If stockholders do not approve the Amended and Restated 2011 Plan, the Existing 2011 Plan will continue in effect.

Based on information available as of the date of this proxy statement, we currently expect that if the Amended and Restated 2011 Plan is approved by our stockholders, the additional shares will be sufficient to allow us to make equity awards in the amounts we believe are necessary through June 2017 and potentially beyond that date. However, awards under the Amended and Restated 2011 Plan will be determined by the Compensation and Human Resources Committee in its discretion subject to applicable plan limits. The Compensation and Human Resources Committee is reviewing the Company’s compensation programs, and the grants, performance metrics and other features of the Company’s compensation program for 2016 and later years may differ, potentially materially, from the Company’s past practices. Accordingly, it is not possible to predict the amount or size of awards that will be made to executive officers, employees and directors in the future and our current estimates regarding the number of shares sufficient to make equity awards may prove to be inaccurate.

2016 Proxy Statement	Walter Investment	• 60

Please refer to “Grants of Plan-Based Awards for Fiscal 2015” for a description of grants made to named executive officers in the last fiscal year, “Director Compensation for Fiscal 2015” for a description of equity awards made to non-employee directors in the last fiscal year and “Compensation Discussion and Analysis—2016 Compensation Decisions” for a description of the new employment agreement entered into between Mr. Dixon and the Company on April 4, 2016, which provides that Mr. Dixon’s target annual long-term incentive opportunity for 2016 shall have an economic value of $4,225,000.

The table below sets forth the number of shares underlying the options or rights previously granted under the Existing 2011 Plan that were outstanding as of March 17, 2016:

OPTIONS AND RIGHTS PREVIOUSLY GRANTED UNDER THE EXISTING 2011 PLAN

Name and position	Outstanding Stock Options(1) (#)	Outstanding RSUs(2) (#)	Outstanding Performance Shares(3) (#)
Denmar J. Dixon Vice Chairman of the Board of Directors, Chief Executive Officer and President	496,224	72,760	115,535
Mark J. O’Brien Former Chairman and Chief Executive Officer	626,029	92,683	160,601
Gary L. Tillett Executive Vice President and Chief Financial Officer	121,428	37,399	33,876
David C. Schneider Executive Vice President and Chief Operating Officer; President, Ditech Financial LLC	121,428	26,339	33,261
Jonathan F. Pedersen Chief Legal Officer, General Counsel and Secretary	121,428	37,205	35,857
Patricia Cook Former Executive Vice President of the Company and President, Originations of Ditech Financial LLC	36,657	—	—
All Current Executive Officers as a Group	905,079	209,279	239,255
All Current Directors Who Are Not Executive Officers as a Group	686,829	92,683	160,601
Each Non-Employee Nominee for Election as a Class I Director:
Steven R. Berrard	9,665	—	—
Ellyn L. Brown	15,193	—	—
All Employees, including all Current Officers who are not Executive Officers as a Group	1,309,820	323,905	282,488

(1) Exercise prices range from $8.32 to $33.59, with expiration dates ranging from April 28, 2016 to April 3, 2023. Vesting dates for stock options range from June 28, 2009 to April 6, 2018.

(2) Vesting dates for restricted stock units range from March 24, 2016 to October 15, 2018.

(3) Reflects the target number of shares to be paid out in connection with such awards. The maximum payout of performance shares is potentially 200% of the above. Performance shares were granted on March 24, 2014 and April 6, 2015 and vest upon the achievement of a cumulative three-year performance goal.

2016 Proxy Statement	Walter Investment	• 61

On March 17, 2016, the market value of the shares underlying outstanding awards of stock options, restricted stock units and performance shares granted under the Existing 2011 Plan and the shares available for future grants under the Existing 2011 Plan was $43.3 million. Market value on such date does not correspond to the realizable value of the awards. The closing market price of a share of our Common Stock on such date was $6.71.

Description of the Amended and Restated 2011 Plan

The following is a description of the purpose and the main features of the Amended and Restated 2011 Plan. This description is not complete and is qualified by reference to the full text of the Amended and Restated 2011 Plan, which is attached as Annex A to the proxy statement.

Purpose. The purpose of the Amended and Restated 2011 Plan is to foster and promote the long-term financial success of the Company and materially increase stockholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by employees as well as non-employee directors, and (c) enabling the Company to attract and retain qualified and competent persons to serve as members of an outstanding management team and Board of Directors of the Company whose judgment, interest, and performance are required for the successful and sustained operations of the Company.

Administration. The Amended and Restated 2011 Plan is administered by our Compensation and Human Resources Committee, or, under the circumstances set forth in the Amended and Restated 2011 Plan, by the Board of Directors. References below to the Compensation and Human Resources Committee include a reference to the Board of Directors for any periods in which the Board of Directors is administering the Amended and Restated 2011 Plan. The acts of a majority of the members present at any meeting of the Compensation and Human Resources Committee at which a quorum is present, or acts approved in writing by the entire Compensation and Human Resources Committee, shall be the acts of the Compensation and Human Resources Committee for purposes of the Amended and Restated 2011 Plan.

Subject to any express limitations set forth in the Amended and Restated 2011 Plan, the Compensation and Human Resources Committee generally has the full and exclusive discretionary power and authority to take actions that it deems necessary and advisable in connection with the administration of the Amended and Restated 2011 Plan, including, but not limited to, the following:

¡	administer and interpret the Amended and Restated 2011 Plan,

¡	authorize the granting of awards,

¡	approve or amend the form of award agreements for use under the Amended and Restated 2011 Plan,

¡	determine the eligibility of an employee, director or other person to receive an award,

¡	determine the number of shares of Common Stock to be covered by each award,

¡	determine the terms, provisions and conditions of each award,

¡	determine the fair market value of any shares awarded, and

¡	determine if any awards will provide for dividend equivalents.

The Compensation and Human Resources Committee may delegate to one or more of its members, officers of the Company or any subsidiary or agents or advisors such administrative duties or powers as it may deem advisable.

Eligibility and Types of Awards — General. Eligibility for awards under the Amended and Restated 2011 Plan is determined by the Compensation and Human Resources Committee. Non-employee directors of the Company and employees and third-party service providers of the Company or a subsidiary are eligible to participate in the Amended and Restated 2011 Plan, including to be granted stock options (“Options”), restricted stock, restricted stock units (“RSUs”), stock appreciation rights (“SARs”), performance shares and other stock-based awards under the Amended and Restated 2011 Plan. As of March 17, 2016, we employed approximately 5,750 full-time employees, and ten non-employee directors served on our Board of Directors.

Available Shares. The total number of shares of our Common Stock that may be issued under the Amended and Restated 2011 Plan is 10,815,000 (which number includes the 8,815,000 shares available for awards under the Existing 2011 Plan as of immediately prior to the date the Amended and Restated 2011 Plan becomes effective), subject to adjustment upon certain corporate transactions or events. Such shares may be authorized and unissued shares, as may be determined from time to time by the Board of Directors or the Compensation and Human Resources Committee.

Annual Award Limits. The maximum number of shares for which Options or SARs may be granted to any participant in any calendar year is 2,000,000 shares and the maximum number of shares that may be paid to any participant in any calendar year in the

2016 Proxy Statement	Walter Investment	• 62

form of restricted stock, RSUs, performance shares or other stock-based awards, in each case that are performance-based compensation, is 2,000,000 shares determined as of the date of payout. The maximum aggregate amount that may be paid to any participant in any calendar year under an award of performance units, cash-based awards or any other award that is payable in cash, in each case that are performance-based compensation, is $5,000,000, determined as of the date of payout.

Term. Unless the Amended and Restated 2011 Plan is previously terminated by the Board of Directors, new awards may be granted under the Amended and Restated 2011 Plan until the tenth anniversary of the date that such plan was originally approved by the Company’s stockholders, or May 10, 2021. After the Amended and Restated 2011 Plan is terminated, no awards may be granted, but awards previously granted will remain outstanding in accordance with the terms and conditions of the awards and the Amended and Restated 2011 Plan.

Adjustments in Authorized Shares. The Compensation and Human Resources Committee, in order to prevent dilution or enlargement of participants’ rights under the Amended and Restated 2011 Plan, will substitute or adjust, as applicable, the number and kind of shares that may be issued under the Amended and Restated 2011 Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual award limits and other value determinations applicable to outstanding awards in the event of any corporate event or transaction (including, a change in the shares of the Company or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction; provided that the Compensation and Human Resources Committee, in its sole discretion, shall determine the methodology or manner of making such substitution or adjustment. The Compensation and Human Resources Committee, in its sole discretion, may also make appropriate adjustments in the terms of any awards under the Amended and Restated 2011 Plan to reflect or related to such transactions and to modify any other terms of outstanding awards, including modifications of performance goals and changes in the length of performance periods.

Share Usage. Any shares related to an award granted under the Amended and Restated 2011 Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of shares, are settled in cash in lieu of shares, or are exchanged with the Compensation and Human Resources Committee’s permission, prior to the issuance of shares, for awards not involving shares, will be available again for grant under the Amended and Restated 2011 Plan. In addition, shares tendered to pay the option price of an Option granted under the Amended and Restated 2011 Plan, or to satisfy tax withholding obligations associated with an award under the Amended and Restated 2011 Plan, or any shares that were subject to a SAR but were not issued upon the exercise of such SAR will be available again for grant under the Amended and Restated 2011 Plan.

Stock Options. Options may be granted to participants in such number, and upon such terms, as determined by the Compensation and Human Resources Committee. Each grant of an Option will be evidenced by an award agreement, which will specify whether the Option is in the form of a nonqualified stock option or an incentive stock option (“ISO”). The option price for each grant of an Option will be determined by the Compensation and Human Resources Committee; provided, however, the option price must be at least equal to 100% of the fair market value of a share of Company stock as of the date of the Option’s grant. The term of an Option is determined by the Compensation and Human Resources Committee; provided, however, that no Option may be exercisable later than the tenth anniversary of the date of its grant. A participant must pay the option price in order to receive a share of stock for such Option. The option price is payable to the Company in accordance with one of the following methods: (a) in cash or its equivalent, (b) by tendering (either by actual delivery or attestation) previously acquired shares having an aggregate fair market value at the time of exercise equal to the option price, (c) by a cashless (broker-assisted) exercise, (d) by any combination of (a), (b) and (c), or (e) any other method approved or accepted by the Compensation and Human Resources Committee in its sole discretion.

An Option granted in the form of an ISO shall be subject to the following rules:

¡	An ISO may only be granted to eligible employees as provided in the Amended and Restated 2011 Plan.

¡	An award agreement evidencing the grant of an ISO must specify that such grant is intended to be an ISO.

¡	The option price of an ISO will be determined by the Compensation and Human Resources Committee; provided, however, the option price must be at least equal 100% of the fair market value of a share as of the ISO’s grant date, and in the case of 10% stockholders, the Option price may not be not less than 110% of the fair market value.

¡	Any ISO granted to a participant shall be exercisable during his or her lifetime solely by such participant.

¡	The period during which a participant may exercise an ISO may not exceed ten years (or five years in the case of a participant who is a 10% stockholders) from the date on which the ISO was granted.

2016 Proxy Statement	Walter Investment	• 63

¡	In the event a participant terminates employment due to death or disability, the participant (or, in the case of death, the participant’s beneficiary) will have the right to exercise the participant’s ISO award during the period specified in the applicable award agreement solely to the extent the participant had the right to exercise the ISO on the date of the participant’s death or disability; as applicable, provided, however, that such period may not exceed one year from the date of such termination of employment or, if shorter, the remaining term of the ISO. In the event a participant terminates employment for reasons other than death or disability, the participant will have the right to exercise the ISO during the period specified in the applicable award agreement solely to the extent the participant had the right to exercise the ISO on the date of such termination of employment; provided, however, that such period may not exceed three months from the date of such termination of employment or, if shorter, the remaining term of the ISO.

¡	No ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that at the discretion of the Compensation and Human Resources Committee, an ISO may be transferred to a grantor trust under which the participant making the transfer is the sole beneficiary.

Stock Appreciation Rights. SARs may be granted to participants in such number, and upon such terms, as determined by the Compensation and Human Resources Committee. The grant price for each grant of a SAR will also be determined by the Compensation and Human Resources Committee; provided, however, that the grant price must be at least equal to 100% of the fair market value of a share as of the grant date. The term of a SAR granted will be determined by the Compensation and Human Resources Committee; provided, however, that no SAR will be exercisable later than the tenth anniversary of its date of grant. A SAR will be exercisable at such times and be subject to such restrictions and conditions as the Compensation and Human Resources Committee will in each instance approve, which terms and restrictions need not be the same for each grant or for each participant. Upon the proper exercise of a SAR, a participant will be entitled to receive payment from the Company in an amount equal to the product of (a) the excess of the fair market value of a share on the date of exercise over the grant price and (b) the number of shares with respect to which the SAR is exercised. Payment will be made in cash, shares or a combination of both as provided for under the applicable award agreement.

Restricted Stock. Restricted stock may be granted to participants in such number, and upon such terms, as determined by the Compensation and Human Resources Committee. Restricted stock will vest over such periods as the Compensation and Human Resources Committee will determine at the time of grant and provide for in the applicable award agreement. The Compensation and Human Resources Committee may impose other conditions on the award of restricted stock including: (a) a requirement that a participant pay a stipulated purchase price for each share of restricted stock, (b) restrictions based upon the achievement of specific performance goals, (c) time-based restrictions on vesting following the attainment of the performance goals, (d) time-based restrictions, or (e) restrictions under applicable laws and restrictions under the requirements of any stock exchange or market on which such shares are listed or traded. A participant holding shares of restricted stock may, at the Compensation and Human Resources Committee’s discretion, be granted the right to exercise full voting rights with respect to those shares during the restricted period.

Restricted Stock Units. Restricted stock units may be granted to participants in such number, and upon such terms, as determined by the Compensation and Human Resources Committee. A grant of restricted stock units does not represent the grant of shares, but rather a promise to deliver a corresponding number of shares based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable award agreement over the restriction period. Each grant of RSUs is subject to a restriction period that lapses upon the satisfaction of certain conditions and restrictions as determined by the Compensation and Human Resources Committee. Examples of such conditions or restrictions include one or more of the following:

¡	A requirement that a participant pay a stipulated purchase price for each RSU;

¡	Restrictions based upon the achievement of specific performance goals;

¡	Time-based restrictions on vesting following the attainment of the performance goals;

¡	Time-based restrictions; and

¡	Restrictions under applicable laws or under the requirements of any stock exchange on which shares are listed or traded.

Unless otherwise elected by a participant or otherwise provided for in the award agreement, restricted stock units are settled on the date the RSUs vest. Settlement may be made in cash, shares or a combination of both, as specified in the award agreement. Recipients of RSUs do not have voting rights with respect to the RSUs or the underlying shares until such shares are issued upon settlement of the RSUs.

Performance Shares. Performance shares may be granted to participants in such number, and upon such terms as determined by the Compensation and Human Resources Committee. Each performance share has an initial value equal to the fair market value of a

2016 Proxy Statement	Walter Investment	• 64

share on the grant date. The Compensation and Human Resources Committee establishes performance goals in its discretion that, depending on the extent to which the performance goals are met over the specified performance period, determines the number of performance shares that will be paid to the participant. After the applicable performance period has ended, the number of performance shares earned by the participant is determined as a function of the extent to which the applicable corresponding performance goals have been achieved, a determination made solely by the Compensation and Human Resources Committee. At the close of the applicable performance period or as soon as practicable thereafter, any earned performance shares are paid to the participant in the form of cash, shares or a combination of both, as specified in the applicable award agreement. Any shares paid to a participant may be subject to any restrictions deemed appropriate by the Compensation and Human Resources Committee.

Performance Units. Performance units may be granted to participants in such number, upon such terms, and at such initial notional value as determined by the Compensation and Human Resources Committee. The Compensation and Human Resources Committee sets performance goals that, depending on the extent to which they are met over the specified performance period, will determine the number of performance units that will be settled and paid to the participant. After the applicable performance period has ended, the number of performance units earned by the participant is determined as a function of the extent to which the applicable corresponding performance goals have been achieved, a determination made solely by the Compensation and Human Resources Committee. At the close of the applicable performance period or as soon as practicable thereafter, any earned performance units are paid to the participant in the form of cash, shares or a combination of both, as specified in the applicable award agreement. Any shares paid to a participant may be subject to any restrictions deemed appropriate by the Compensation and Human Resources Committee.

Other Stock-Based Awards and Cash-Based Awards. The Compensation and Human Resources Committee may grant other stock-based awards not otherwise described by the terms of the Amended and Restated 2011 Plan, including, but not limited to, the grant or offer for sale of unrestricted shares and the grant of deferred shares or deferred share units, in such amounts and subject to such terms and conditions as the Compensation and Human Resources Committee will determine. Such awards may involve the transfer of actual shares to participants, or payment in cash or otherwise of amounts based on the value of shares. Each stock-based award will be expressed in terms of shares or units based on shares, as determined by the Compensation and Human Resources Committee. The Compensation and Human Resources Committee may also grant cash-based awards in such amounts and upon such terms as the Compensation and Human Resources Committee shall determine. Each cash-based award shall specify a payment amount or payment range as determined by the Compensation and Human Resources Committee. If the Committee exercises its discretion to establish performance goals, the value of cash-based awards that will be paid to the participant will depend on the extent to which such performance goals are met. Payment, if any, with respect to other stock-based awards and cash-based awards will be paid to the participant in accordance with the applicable award agreement in the form of cash, shares or a combination of both, as determined by the Compensation and Human Resources Committee in its sole discretion.

Performance-Based Compensation. The provisions of the Amended and Restated 2011 Plan are intended to ensure that all Options and SARs granted under the Amended and Restated 2011 Plan to any participant who may be a “covered employee” (as defined in Section 162(m) of the Code) at the time of exercise of such Option or SAR grant qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code and that such Options and SARs will be considered performance-based compensation and the Amended and Restated 2011 Plan will be interpreted and operated consistent with that intention. The Compensation and Human Resources Committee may designate any award (other than an Option or SAR) as performance-based compensation, based upon the determination that (i) the participant is a “covered employee” (as defined in Section 162(m) of the Code) with respect to such award and (ii) the Compensation and Human Resources Committee wishes the award to qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code. However, all awards granted under the Amended and Restated 2011 Plan that include performance-based conditions do not need to be designed or administered to qualify as performance-based compensation for purposes of Section 162(m) of the Code.

The performance goals upon which the payment or vesting of an award to a “covered employee” (as defined in Section 162(m) of the Code) that is intended to qualify as performance-based compensation will be limited to the following performance measures: allowance for loan losses and provision for loan losses; book value; cash flow (including, but not limited to, cash flow from financing activities, cash flow from investing activities and cash flow from operating activities); earnings (either in aggregate or on a per-share basis); earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA); economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); expenses/costs; gross or operating margins; gross or net revenues; interest income; market share; net interest income; net income; non-interest income (including premium income); operating income/profit; operational performance measures; pre-tax income; profitability ratios; return measures (including return on assets, equity, investment, invested capital, share price); share price; strategic business objectives (including objective project milestones); transactions relating to acquisitions or divestitures; or working capital.

2016 Proxy Statement	Walter Investment	• 65

Any performance measure may, as the Compensation and Human Resources Committee deems in its sole discretion appropriate: (i) relate to the performance of the Company or any subsidiary as a whole or any business unit or division of the Company or any subsidiary or any combination thereof, (ii) relate to the performance of one or more portfolio types, (iii) be compared to the performance of a group of comparator companies, or published or special index, (iv) be based on change in the performance measure over a specified period of time and such change may be measured based on an arithmetic change over the specified period, such as cumulative change or average change, or percentage change over the specified period such as cumulative percentage change, average percentage change and compounded percentage change, (v) relate to or be compared to one or more other performance measures, or (vi) any combination of the foregoing. The Compensation and Human Resources Committee may provide for accelerated vesting of any award based on the achievement of the performance goals pursuant to the performance measures specified in the Amended and Restated 2011 Plan. Awards that are intended to qualify as performance-based compensation may not be adjusted upward. The Compensation and Human Resources Committee retains the discretion to adjust such awards downward, either on a formula or discretionary basis, or any combination, as the Compensation and Human Resources Committee determines in its sole discretion.

Dividend Equivalents. The Compensation and Human Resources Committee may grant dividend equivalents to a participant based on the dividends declared on shares that are subject to any award granted to the participant with such dividend equivalents credited to the participant as of the applicable dividend payment dates that occur during a period determined by the Compensation and Human Resources Committee. Such dividend equivalents shall be converted to and paid in cash or additional shares or awards by such formula and at such time and subject to such limitations as may be determined by the Compensation and Human Resources Committee.

Termination of Employment. The applicable award agreement will lay out the extent to which a participant will vest in or forfeit an award following the participant’s termination of employment, directorship or termination as a third-party service provider. With respect to an award that is in the form of an Option or SAR, the applicable award agreement will lay out the extent to which a participant shall have the right to exercise the Option or SAR following the participant’s termination of employment, directorship, or termination as a third-party service provider.

Effect of a Change in Control. Unless otherwise determined by the Compensation and Human Resources Committee in its sole discretion and as set forth in the applicable award agreement, upon a change in control in the Company, (a) a participant’s then-outstanding Options and SARs immediately become fully vested (and, to the extent applicable, all performance conditions will be deemed satisfied) and exercisable over the exercise period set forth in the applicable award agreement; (b) a participant’s then-outstanding awards, other than Options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by a participant to the Company or any subsidiary will become fully vested and will be settled in cash, shares or a combination of both as provided for under the applicable award agreement as soon as practicable following the change in control; and (c) a participant’s then-outstanding awards, other than Options and SARs, that are subject to one or more performance conditions will immediately vest and all performance conditions will be deemed satisfied as if target performance was achieved, and such awards will be settled in cash, shares or a combination of both as provided for under the applicable award agreement as soon as practicable following the change in control; notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied.

Nontransferability of Awards. During a participant’s lifetime, Options will be exercisable only by the participant. Awards will not be transferable other than by will or by the laws of descent and distribution or, subject to the consent of the Compensation and Human Resources Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction. No awards will be subject, in whole or in part, to attachment, execution or levy of any kind, and any purported transfer in violation of the terms of the Amended and Restated 2011 Plan will be null and void. Notwithstanding the foregoing (and except in the case of ISOs), the Compensation and Human Resources Committee may, in its discretion, permit awards to be transferred, without compensation to the transferor, to and exercisable by such transferees, and subject to such terms and conditions as the Compensation and Human Resources Committee may deem appropriate; provided, however, no award may be transferred for value without stockholder approval.

Forfeiture. The Compensation and Human Resources Committee may specify in an award agreement that the participant’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting of an award. Upon a termination of employment for cause, a participant will forfeit (i) any outstanding and nonvested Options, SARs, restricted stock, RSUs, performance shares, performance units, cash-based and other stock-based awards and (ii) any vested and unexercised Options and SARs, vested but not settled RSUs, earned but not settled performance shares or performance units, and earned and/or vested cash-based awards and other stock-based awards granted to the participant, in each case as of the date immediately preceding the participant’s termination of employment for cause.

2016 Proxy Statement	Walter Investment	• 66

Amendment and Termination. The Board of Directors may at any time amend or terminate the Amended and Restated 2011 Plan or any outstanding award. However, the Board of Directors may not:

1.	without prior stockholder approval, amend the terms of an outstanding award to (i) reduce the option price or grant price of an outstanding Option or SAR, respectively; (ii) cancel an outstanding Option or SAR in exchange for other Options or SARs with an option price or grant price, as applicable, that is less than the option price or grant price of the canceled Option or SAR, respectively; or (iii) cancel an outstanding Option or SAR with an option price or grant price, respectively, that is less than fair market value of a share on the date of cancellation in exchange for cash or another award.

2.	without written consent of the participant holding an award, amend or terminate an award agreement or the Amended and Restated 2011 Plan, if such amendment or termination would materially adversely affect in any way such award, except in certain limited circumstances as provided in the Amended and Restated 2011 Plan; or

3.	without stockholder approval, amend the Amended and Restated 2011 Plan if stockholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which shares are listed or quoted, or by any applicable state corporate, federal or foreign laws or regulations.

Federal U.S. Income Tax Information

The following summary briefly describes current U.S. federal income tax consequences of rights under the Amended and Restated 2011 Plan. The summary is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, however, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the Amended and Restated 2011 Plan are encouraged to consult with their own professional tax advisors concerning tax aspects of rights under the Amended and Restated 2011 Plan and should be aware that tax laws may change at any time.

Stock Options

An employee to whom an ISO that qualifies under section 422 of the Code is granted generally will not recognize income at the time of grant or exercise of such option (although special alternative minimum tax rules may apply to the employee upon option exercise). No federal income tax deduction will be allowable to the Company upon the grant or exercise of such ISO.

When the employee sells shares of Common Stock acquired through the exercise of an ISO more than one year after the date of transfer of such shares and more than two years after the date of grant of such ISO, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the option price, for which the Company is not entitled to a federal income tax deduction. If the employee does not hold such shares for this period, when the employee sells such shares, the employee will recognize ordinary income and possibly capital gain or loss in such amounts as are prescribed by the Code and regulations thereunder, and the Company will generally be entitled to a federal income tax deduction in the amount of such ordinary income.

An employee to whom an option that is not an ISO (a “non-qualified option”) is granted will not recognize income at the time of grant of such option. When such employee exercises a non-qualified option, the employee will recognize ordinary income equal to the excess, if any, of the fair market value as of the date of a non-qualified option exercise of the shares of Common Stock the employee receives, over the option exercise price. The tax basis of such shares will be equal to the exercise price paid plus the amount includable in the employee’s gross income, and the employee’s holding period for such shares will commence on the day after which the employee recognized taxable income in respect of such shares. Subject to applicable provisions of the Code and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of the exercise of non-qualified options in an amount equal to the ordinary income recognized by the employee. Any gain or loss recognized upon a subsequent sale or exchange of the shares of Common Stock is treated as capital gain or loss for which the Company is not entitled to a deduction. Any such compensation includable in the gross income of an employee in respect of a non-qualified option will be subject to appropriate federal, state, local and foreign income and employment taxes.

Restricted Stock

Unless an election is made by the participant under section 83(b) of the Code, the grant of an award of restricted stock will have no immediate tax consequences to the participant, and the Company will not be allowed a tax deduction at the time the restricted stock are granted. Generally, upon the lapse of restrictions (as determined by the applicable restricted stock agreement between the participant and the Company), a participant will recognize ordinary income in an amount equal to the product of (1) the fair market value of a share of Common Stock on the date on which the restrictions lapse, less any amount paid with respect to the award of restricted stock, multiplied by (2) the number of restricted stock with respect to which restrictions lapse on such date and the Company will be allowed a

2016 Proxy Statement	Walter Investment	• 67

corresponding tax deduction at that time. The participant’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The participant’s holding period for tax purposes will commence on the date on which the restrictions lapse.

A participant may make an election under section 83(b) of the Code within 30 days after the date of grant of an award of restricted stock to recognize ordinary income on the date of award based on the fair market value of shares of Common Stock on such date, less any amount the participant paid for the common stock, and the Company will be allowed a corresponding tax deduction at that time. An employee making such an election will have a tax basis in the restricted stock equal to the sum of the amount the employee recognizes as ordinary income and any amount paid for such restricted stock, and the employee’s holding period for such restricted stock for tax purposes will commence on the date after such date. Any future appreciation in the common stock will be taxable to the participant at capital gains rates. However, if the restricted stock award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the participant’s Section 83(b) election.

With respect to restricted stock upon which restrictions have lapsed, when the employee sells such shares, the employee will recognize capital gain or loss consistent with the treatment of the sale of shares received upon the exercise of non-qualified options, as described above.

Restricted Stock Units

A participant to whom a RSU is granted generally will not recognize income at the time of grant (although the participant may become subject to employment taxes when the right to receive shares becomes “vested” due to retirement eligibility or otherwise). Upon delivery of shares of Common Stock or cash in respect of an RSU, a participant will recognize ordinary income in an amount equal to the amount of cash or the product of (1) the fair market value of a share of Common Stock on the date on which such shares are delivered, multiplied by (2) the number of shares of Common Stock delivered and the Company will be allowed a corresponding tax deduction at that time. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which the Company is not entitled to a deduction.

Other Stock-based Awards and Cash-based Awards

With respect to cash-based awards and other stock-based awards paid in cash or shares of Common Stock, participants will generally recognize ordinary income equal to the fair market value of the shares of Common Stock or the amount of cash paid on the date on which delivery of shares or payment in cash is made to the participant and the Company will generally be allowed a corresponding tax deduction at that time.

Code Section 409A

Section 409A of the Code generally provides rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) upon the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the Amended and Restated 2011 Plan may constitute “deferred compensation” within the meaning of and subject to section 409A. While the Committee intends to administer and operate the Amended and Restated 2011 Plan and establish terms with respect to awards subject to section 409A in a manner that will avoid the imposition of additional taxation under section 409A upon a participant, the Company cannot assure you that additional taxation under section 409A will be avoided in all cases. In the event the Company is required to delay delivery of shares or any other payment under an award in order to avoid the imposition of an additional tax under section 409A, the Company will deliver such shares (or make such payment) on the first day that would not result in the participant incurring any tax liability under section 409A.

UPON APPROVAL OF THE AMENDED AND RESTATED 2011 PLAN BY THE STOCKHOLDERS, THE COMPANY INTENDS TO REGISTER UNDER THE SECURITIES ACT OF 1933 THE ADDITIONAL 2,000,000 SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE AMENDED AND RESTATED 2011 PLAN.

2016 Proxy Statement	Walter Investment	• 68

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS AS OF DECEMBER 31, 2015

The following table sets forth, as of December 31, 2015, certain information related to our compensation plans under which our Common Stock may be issued.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(3)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in 1st Column)
Equity compensation plans approved by securityholders:
1999 Equity Incentive Plan	63,494	(1)	N/A	—
2011 Omnibus Incentive Plan (as amended)	5,172,324	(2)	$21.87	1,295,499
Equity compensation plans not approved by securityholders	—		N/A	—
Total	5,235,818		$21.87	1,295,499

(1) Consists of 63,494 shares of Common Stock issuable pursuant to outstanding stock options.

(2) Consists of 1,452,880 shares of Common Stock issuable pursuant to outstanding performance shares (assuming the maximum number of shares are paid out in connection with such awards), 772,705 shares of Common Stock issuable pursuant to outstanding RSUs and 2,946,739 shares of Common Stock issuable pursuant to outstanding stock options, respectively. The target payout of performance shares is 726,440 shares.

(3) Reflects the weighted-average exercise price of stock options only under the 1999 Equity Incentive Plan and 2011 Omnibus Incentive Plan (as amended). As performance shares and restricted stock unit awards have no exercise price, they are excluded from the weighted-average exercise price calculation.

The Board of Directors recommends that you vote “FOR” the approval of the Amended and Restated Walter Investment Management Corp. 2011 Omnibus Incentive Plan.

2016 Proxy Statement	Walter Investment	• 69

Board Declassification Proposal

PROPOSAL NO. 4 – APPROVAL OF AMENDMENT TO OUR CHARTER TO PROVIDE FOR THE DECLASSIFICATION OF THE BOARD OF DIRECTORS

The Board of Directors has, upon the recommendation of the Nominating and Corporate Governance Committee, unanimously approved and declared advisable, and recommends that the Company’s stockholders approve, an amendment to Article Sixth of our Charter that would declassify the Board of Directors and provide for the annual election of all directors (the “Declassification Proposal”) as described below and in Annex B.

Background of the Proposal

In the past, the Board of Directors has concluded that the classified board structure has several advantages, such as providing continuity and stability in pursuing our strategies, encouraging directors to take a long-term perspective and ensuring that a majority of the Board of Directors will always have prior experience with the Company. Additionally, classified boards enhance the leverage of the Board of Directors when faced with an unsolicited bidder, better enabling it to achieve a greater premium for stockholders in the sale of a company. Although these are important benefits, the Board of Directors recognizes that the general governance trend has been towards declassification, and that institutional stockholders and proxy advisory firms strongly support declassification. The Board of Directors recognizes the sentiment hat a classified structure may reduce directors’ accountability to stockholders because such a structure does not enable stockholders to evaluate directors’ performances annually. Moreover, many stockholders believe that the annual election of directors is important for them to ensure that directors hold management accountable. Finally, classified boards can work as an impediment to value enhancing bids. After careful consideration, the Board of Directors determined that it is appropriate to propose an amendment to our charter to eliminate the classified structure of the Board of Directors and provide for the annual election of all directors beginning at the Company’s 2017 annual meeting of stockholders.

Proposed Amendment to Charter

Currently, our Board of Directors is divided into three classes, and one class of directors is elected at each annual stockholders meeting for a term of three years. If the Declassification Proposal is approved by the stockholders at the Annual Meeting, and the proposed amendment to Article Sixth of the Company’s charter becomes effective, then beginning at the Company’s 2017 annual meeting of stockholders, all directors will stand for election annually for one-year terms expiring at the next succeeding annual meeting of stockholders. The Class I directors who are elected at the Annual Meeting under Proposal No. 1, whose terms will expire in 2019, and the Class III directors, whose terms will expire in 2018, are expected to resign effective immediately prior to the election of directors at the Company’s 2017 annual meeting of stockholders if the Declassification Proposal is approved. In all cases, each director will hold office until his or her successor has been duly elected and qualified, or the director’s earlier resignation, death or removal.

Annex B shows the proposed changes to Article Sixth of the Company’s charter, with deletions indicated by strikeouts and additions indicated by underlining.

Effective Date

If the Declassification Proposal is approved by the stockholders at the Annual Meeting, the proposed amendment to Article Sixth of the charter described above will become effective upon the filing of appropriate amendment documentation with the State Department of Assessments and Taxation of Maryland, which filing is expected to take place shortly after stockholder approval. Consistent with Maryland law, if the Declassification Proposal does not receive the requisite approval of the stockholders at the Annual Meeting, the proposed amendment to Article Sixth of the charter described above will not be implemented and the Board of Directors will remain classified. In addition, the related amendments to the Bylaws and the director resignation policy described below will not be implemented.

Related Amendments to the Bylaws

The Board of Directors has approved amendments to our Bylaws, which will become effective if the Declassification Proposal receives the requisite approval of our stockholders and the proposed amendment to Article Sixth of the charter described above becomes effective. These amendments include an amendment deleting a reference to a classified Board structure, and an amendment providing for a majority of total votes cast standard for the election of directors in uncontested elections, with a carve-out for a plurality vote standard in contested elections. Currently, the Bylaws provide for a plurality vote standard for the election of directors. Stockholder approval is not required with respect to amendments to the Bylaws. If such amendments become effective as described, we will make the amended Bylaws accessible through the Corporate Governance section of our website at www.walterinvestment.com.

2016 Proxy Statement	Walter Investment	• 70

Director Resignation Policy

The Board of Directors has approved amendments to our Corporate Governance Guidelines providing for a director resignation policy, which will become effective if the Declassification Proposal receives the requisite approval of our stockholders and the proposed amendment to Article Sixth of the charter and related amendments to our Bylaws described above become effective. Pursuant to such policy, an incumbent director nominee who does not receive majority support from stockholders in uncontested elections would be required to tender his or her resignation for consideration by the Board of Directors. The Nominating and Corporate Governance Committee would make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, and within 90 days of the certification of the stockholder vote, the Board of Directors would determine whether or not to accept such director’s resignation, considering any factors it deems relevant.

The Board of Directors recommends that you vote “FOR” the approval of the amendment to our charter to provide for the declassification of the Board of Directors.

2016 Proxy Statement	Walter Investment	• 71

Audit

AUDIT COMMITTEE REPORT

The audited consolidated financial statements of the Company, as of and for the three-year period ended on December 31, 2015, are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The Audit Committee oversees the Company’s financial reporting process and the independent audit of the Company’s annual consolidated financial statements. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter at least annually.

Management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements, the financial reporting process, and internal control over financial reporting. Ernst & Young LLP (“Ernst & Young”), an independent registered certified public accounting firm engaged by the Audit Committee, is responsible for auditing the Company’s annual financial statements and expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles in the United States of America and on the Company’s internal control over financial reporting. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered certified public accounting firm, or independent auditor, retained to audit the Company’s financial statements, and exercises sole authority to approve all audit engagement fees and terms associated with the retention of such firm.

In performing its oversight function, the Audit Committee has:

¡	reviewed the audited financial statements for the fiscal year ending December 31, 2015 with the Company’s management, including a discussion of the quality, not merely the acceptability, of the accounting principles used, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

¡	reviewed with Ernst & Young its judgments as to the quality and acceptability of the Company’s accounting principles. Management and Ernst & Young have advised the Audit Committee that the Company’s audited consolidated financial statements were fairly stated in accordance with generally accepted accounting principles;

¡	discussed with Ernst & Young the matters required to be discussed by Public Company Accounting Oversight Board of Directors Auditing Standard No. 16 “Communications with Audit Committees” and Rule 2-07 of SEC Regulation S-X;

¡	received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence;

¡	discussed with the Company’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Audit Committee discussed with Ernst & Young, with and without management present, the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC.

This report is respectfully submitted by:

The Audit Committee

William J. Meurer, Chair
Alvaro G. de Molina
James L. Pappas
Shannon E. Smith

PROPOSAL NO. 5 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered certified public accounting firm, or independent auditor, retained to audit the Company’s financial statements, and exercises sole authority to approve all audit engagement fees and terms associated with the retention of such firm. In accordance with its charter, the Audit Committee intends to appoint the firm of Ernst & Young to be the Company’s independent auditor for the fiscal year ending December 31, 2016, subject to the Audit Committee and Ernst & Young agreeing on a mutually acceptable engagement letter.

2016 Proxy Statement	Walter Investment	• 72

Although submission of this matter to stockholders is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of Ernst & Young to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered certified public accounting firm. In the event of a negative vote, the Audit Committee will reconsider its appointment of Ernst & Young.

The Audit Committee has expressed satisfaction with Ernst & Young in the above respects, and believes that the continued retention of Ernst & Young to serve as the Company’s independent auditor and the continued service of the lead audit partner is in the best interests of the Company. Nonetheless, the Audit Committee reserves the right to select a different independent registered certified public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders, even if Ernst & Young’s appointment is ratified by the stockholders.

For a discussion of audit and non-audit fees paid to Ernst & Young in 2015 and 2014, see “Independent Auditor’s Fees” below. For a discussion of the Audit Committee’s policy on pre-approval of audit and permissible non-audit services, see “Procedures for Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor” below.

Before determining to reappoint Ernst & Young as the independent auditor, the Audit Committee carefully considered that firm’s qualifications to serve as the independent auditor for the Company. Factors considered included, without limitation, the length of time that Ernst & Young has been engaged by the Company, the impact of rotating the Company’s independent auditor, the quality of the Audit Committee’s ongoing discussions with Ernst & Young, a review of Ernst & Young’s and the lead audit partner’s performance in prior years, a review of non-audit services provided and fees paid to Ernst & Young and the firm’s reputation for integrity and competence in the fields of accounting and auditing. In conjunction with the mandated rotation of the lead engagement partner, the Audit Committee and its chairman are directly involved in the selection of Ernst & Young’s lead engagement partner. In addition, Ernst & Young (or its predecessors) has served as the Company’s independent auditor since the Company was spun off from Walter Energy in 2009.

Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders attending the meeting and to make a statement if they desire.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Ernst & Young as independent registered public accounting firm for the 2016 fiscal year.

INDEPENDENT AUDITOR’S FEES

The following table describes fees for services rendered by Ernst & Young, the Company’s principal accountant, for the years ended December 31, 2015 and December 31, 2014. The Audit Committee is involved in the negotiations related to the fees paid to Ernst & Young.

	2015	2014

Audit Fees(1)	$7,282,940	$8,652,640
Audit-Related Fees(2)	488,800	351,000
Tax Fees(3)	247,052	33,426
All Other Fees(4)	3,260	3,260
Total Fees	$8,022,052	$9,040,326

(1) Audit Fees include the aggregate fees billed for professional services rendered for the audits of the Company’s consolidated financial statements included in Form 10-K filings for the fiscal years 2015 and 2014, for reviews of the Company’s quarterly consolidated financial statements included in Form 10-Q filings during fiscal years 2015 and 2014, and for services that are normally provided by the independent registered certified public accounting firm in connection with statutory and regulatory filings for the relevant years.

(2) Audit-Related Fees includes the aggregate fees billed in each of the last two fiscal years for assurance and related services performed by the independent registered certified public accounting firm that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for the other attest engagements under professional auditing standards and accounting consultations.

(3) Tax Fees include the aggregate fees billed for tax compliance services.

(4) All Other Fees include fees paid for a subscription to Ernst & Young’s GAAIT service, an electronic accounting and research tool offered by Ernst & Young.

2016 Proxy Statement	Walter Investment	• 73

PROCEDURES FOR AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR

Consistent with SEC policies regarding auditor independence and under its charter, the Audit Committee is responsible for pre-approving all audit services (which may entail providing comfort letters in connection with securities underwritings) and all permissible non-audit services provided by the independent auditor. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decision to the full Audit Committee at its next scheduled meeting.

2016 Proxy Statement	Walter Investment	• 74

Additional Information

HOUSEHOLDING OF STOCKHOLDER DOCUMENTS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements with respect to 2 or more stockholders sharing the same address by delivering a single annual report and proxy statement or a single notice of internet availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding”, reduces the volume of duplicate information received at households and helps to reduce costs. While the Company does not household, a number of brokerage firms with account holders who are Walter Investment stockholders have instituted householding. Once a stockholder has consented or receives notice from his or her broker that the broker will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes his or her consent. If your Notice of Internet Availability or your Annual Report and proxy statement, as applicable, have been househeld and you wish to receive separate copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, you may notify your broker. You can also request prompt delivery of a copy of the Proxy Materials by contacting our Secretary at 3000 Bayport Drive, Suite 1100, Tampa, Florida 33607.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

If any stockholder wishes to propose a matter for consideration at our 2017 annual meeting of stockholders, the proposal should be mailed by certified mail return receipt requested, to our Secretary, at the Company’s principal executive office located at 3000 Bayport Drive, Suite 1100, Tampa, Florida 33607. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2017 annual meeting proxy statement and form of proxy to be made available in March or April 2017, a proposal must be received by our Secretary on or before December __, 2016. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

Our Bylaws require timely notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Secretary must be received at our principal executive office not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Therefore, to be presented at our 2017 annual meeting of stockholders, such a proposal must be received on or after November __, 2016, but not later than 5:00 p.m., Eastern Time, on December __, 2016. Notwithstanding the foregoing, in the event that the date of the annual stockholders meeting to be held in 2017 is advanced or delayed by more than 30 days from the first anniversary of the date of this year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.

Our Bylaws, which have other informational requirements that must be followed in connection with submitting director nominations and any other business for consideration at a stockholders meeting, are posted on the Corporate Governance section of our website at www.walterinvestment.com. Any such submissions will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws. The proxy solicited by the Board of Directors for the 2017 annual meeting of stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

Our Bylaws are posted on the Corporate Governance section of our website at www.walterinvestment.com. To make a submission or to request a copy of our Bylaws, stockholders should contact our Secretary at 3000 Bayport Drive, Tampa, Florida 33607.

ABOUT WALTER INVESTMENT

Walter Investment is organized under the laws of Maryland and maintains its principal executive office in Florida at 3000 Bayport Drive, Suite 1100, Tampa, Florida 33607. Our telephone number is (813) 421-7600. You may contact our Investor Relations Group by telephone at (813) 421-7694; by e-mail at investorrelations@walterinvestment.com; or by mail at Walter Investment Management Corp., Attn: Investor Relations, 3000 Bayport Drive, Suite 1100, Tampa, Florida 33607.

Our website address is www.walterinvestment.com. We use our website as a channel of distribution for Company information. We make available free of charge on the Investor Relations section of our website (http://investor.walterinvestment.com/) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably

2016 Proxy Statement	Walter Investment	• 75

practicable after such material is electronically filed with or furnished to the SEC pursuant to section 13(a) or 15(d) of the Exchange Act. We also make available other reports filed with or furnished to the SEC under the Exchange Act through our website, including our proxy statements and reports filed by officers and directors under section 16(a) of the Exchange Act, as well as our Code of Conduct, our Corporate Governance Guidelines and the charters of each of the Board of Directors’ standing committees. You may request any of these materials and information in print free of charge by contacting our Investor Relations Group at Walter Investment Management Corp., Attn: Investor Relations, 3000 Bayport Drive, Suite 1100, Tampa, Florida 33607. We do not intend for information contained on our website to be part of this proxy statement.

You also may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, USA. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1 (800) SEC-0330 (1-800-732-0330). The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers, including Walter Investment, that file electronically with the SEC.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” “targets,” or other similar expressions. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described under the caption “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our other filings with the SEC. Our forward-looking statements speak only as of the date of this proxy statement or as of the date they are made, and we make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required under the federal securities laws.

April __, 2016

2016 Proxy Statement	Walter Investment	• 76

Annex A

Walter Investment Management Corp.

2011 Omnibus Incentive Plan

Effective May 10, 2011

(Amended and Restated ~~May 3, 2013~~[●], 2016)

A-i

Walter Investment Management Corp.

2011 Omnibus Incentive Plan

Article 1.	Establishment, Purpose and Duration

1.1          Establishment.  Walter Investment Management Corp., a Maryland corporation, establishes an incentive compensation plan to be known as Walter Investment Management Corp. 2011 Omnibus Incentive Plan, as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards. This Plan shall become effective upon the initial shareholder approval, which occurred on May 10, 2011 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 subject to amendments and/or restatements from time to time. This Plan was amended and restated on May 3, 2013. This Plan was further amended and restated on [            ], 2016 (the “Amendment Date”).

1.2          Purpose of this Plan.  The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees as well as Non-Employee Directors, and (c) enabling the Company to attract and retain qualified and competent persons to serve as members of an outstanding management team and the Board of Directors of the Company upon whose judgment, interest, and performance are required for the successful and sustained operations of the Company.

1.3          Duration of this Plan.  Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2.	Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1          “Amendment Date” has the meaning set forth in Section 1.1.

~~2.1~~2.2      “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

~~2.2~~2.3      “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.

~~2.3~~2.4      “Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant. The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under this Plan. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.

~~2.4~~2.5      “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

~~2.5~~2.6      “Board” or “Board of Directors” means the Board of Directors of the Company.

~~2.6~~2.7      “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 12.

~~2.7~~2.8      “Cause” means, unless otherwise specified in an Award Agreement or in an applicable employment agreement between the Company and a Participant, any one of the following:

(a)          willful misconduct of the Participant;

(b)          willful failure to perform the Participant’s duties;

(c)          the conviction of the Participant by a court of competent jurisdiction of a felony or entering the plea of nolo contendere to such crime by the Participant; or

(d)          the commission of an act of theft, fraud, dishonesty or insubordination that is materially detrimental to the Company or any Subsidiary.

~~2.8~~2.9      A “Change in Control” means the occurrence of one or more of the following events:

(a)          The acquisition by any Person of Beneficial Ownership of more than 40% of either (A) the then-outstanding Shares (“Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section ~~2.8~~2.9(a) the following acquisitions shall not constitute a Change in Control:

(i)          any acquisition by the Company,

(ii)         any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company,

(iii)        any entity controlled by the Company, or

(iv)        any acquisition by any entity pursuant to a transaction that complies with Sections ~~2.8~~2.9(c)(i), (ii) and (iii).

(b)          Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(c)          Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company and/or any entity controlled by the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any entity controlled by the Company (each, a “Business Combination”), in each case, provided, however, that, for purposes of this Section ~~2.8~~2.9(d) a Business Combination shall not constitute a Change in Control if following such Business Combination:

(i)          all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 66 2/3% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; and

(ii)          no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination; and

(iii)         at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(d)          Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

~~2.9~~2.10    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

~~2.10~~2.11    “Commission” means the Securities and Exchange Commission.

~~2.11~~2.12    “Committee” means the Compensation Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. The Committee shall be constituted to comply with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission under the United States Securities Exchange Act of 1934, or such rule or any successor rule thereto which is in effect from time to time, Section 162(m) of the Code and any applicable listing or governance requirements of any securities exchange on which the Company’s common shares are listed.

~~2.12~~2.13    “Company” means Walter Investment Management Corp., and any successor thereto as provided in Section 23.21.

~~2.13~~2.14    “Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) 90 days after the beginning of the Performance Period, or (ii) 25% of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

~~2.14~~2.15    “Director” means any individual who is a member of the Board of Directors of the Company.

~~2.15~~2.16    “Disability” means permanent and total disability as defined in Code Section 22(e)(3). A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant shall submit to any reasonable examination(s) required by such physician upon request. Notwithstanding the foregoing provisions of this paragraph, in the event any Award is considered to be “deferred compensation” as that term is defined under Code Section 409A, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Code Section 409A, the definition of “Disability” for purposes of such Award shall be the definition of “disability” provided for under Code Section 409A and the regulations or other guidance issued thereunder.

~~2.16~~2.17    “Dividend Equivalent” means a credit, made at the discretion of the Committee or as provided for under an Award Agreement, to the account of a Participant in an amount equal to the dividends paid on one Share for each Share represented by an Award held by such Participant.

~~2.17~~2.18    “Effective Date” has the meaning set forth in Section 1.1.

~~2.18~~2.19    “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

~~2.19~~2.20    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

~~2.20~~2.21    “Extraordinary Items” means (i) extraordinary, unusual and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report.

~~2.21~~2.22    “Fair Market Value” or “FMV” means, as applied to a specific date, the price of a Share that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Share on the most recent date on which Shares were publicly traded. Notwithstanding the foregoing, if Shares are not traded on any established stock exchange or national market system, the Fair Market Value means the price of a Share as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder.

~~2.22~~2.23    “Full Value Award” means, individually or collectively, a grant under this Plan of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units settled in Shares, or Other Stock-Based Awards, in each case subject to the terms of this plan.

~~2.23~~2.24    “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

~~2.24~~2.25    “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7.

~~2.25~~2.26    “Incentive Stock Option” or “ISO” means an Award granted pursuant Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.

~~2.26~~2.27    “Insider” shall mean an individual who is, on the relevant date, an officer (as defined in Rule 16a-1(f) (or any successor provision) promulgated by the Commission under the Exchange Act) or Director of the Company, or a more than 10% Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

~~2.27~~2.28    “Nonemployee Director” means a Director who is not an Employee.

~~2.28~~2.29    “Nonqualified Stock Option” or “NQSO” means an Award granted pursuant to Article 6 that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

~~2.29~~2.30    “Option” means an Award granted to a Participant pursuant to Article 6, which Award may be an Incentive Stock Option or a Nonqualified Stock Option.

~~2.30~~2.31    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

~~2.31~~2.32    “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan that is granted pursuant to Article 12.

~~2.32~~2.33    “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

~~2.33~~2.34    “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award that does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

~~2.34~~2.35    “Performance Measures” means measures, as described in Article 14, upon which performance goals are based and that are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

~~2.35~~2.36    “Performance Period” means the period of time during which pre-established performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

~~2.36~~2.37    “Performance Share” means an Award granted pursuant to Article 10.

~~2.37~~2.38    “Performance Unit” means an Award granted pursuant to Article 11.

~~2.38~~2.39    “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Articles 8 and 9.

~~2.39~~2.40    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

~~2.40~~2.41    “Plan” means Walter Investment Management Corp. 2011 Omnibus Incentive Plan, as the same may be amended and/or restated from time to time.

~~2.41~~2.42    “Prior Plan” means the 2009 Long-Term Incentive Award Plan of Walter Investment Management Corp.

~~2.42~~2.43    “Restricted Stock” means an Award granted pursuant to Article 8.

~~2.43~~2.44    “Restricted Stock Unit” means an Award granted pursuant to Article 9.

~~2.44~~2.45    “Share” means a share of common stock of the Company.

~~2.45~~2.46    “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 7.

~~2.46~~2.47    “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than 50% by reason of stock ownership or otherwise.

~~2.47~~2.48    “Termination of Employment” means the termination of the Participant’s employment with the Company and the Subsidiaries, regardless of the reason for the termination of employment.

~~2.48~~2.49    “Termination of Directorship” means the time when a Non-Employee Director ceases to be a Non-Employee Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement.

~~2.49~~2.50    “Third-Party Service Provider” means any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (b) do not directly or indirectly promote or maintain a market for the Company’s securities, and (c) are provided by a natural person who has contracted directly with the Company or Subsidiary to render such services.

Article 3.	Administration

3.1           General.  The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company or Subsidiary, and all other interested individuals.

3.2         Authority of the Committee.  Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a)        To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award and the number of Shares subject to an Award;

(b)        To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c)        To accelerate the vesting of any outstanding Award or to waive any restrictions applicable to any outstanding Award;

(d)        To approve forms of Award Agreements for use under the Plan;

(e)        To determine Fair Market Value of a Share in accordance with Section ~~2.21~~2.22 of the Plan;

(f)         To amend the Plan or any Award Agreement as provided in the Plan;

(g)        To adopt sub-plans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern;

(h)         To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Board;

(i)         To determine whether Awards will be settled in shares of common stock, cash or in any combination thereof;

(j)         To determine whether Awards will provide for Dividend Equivalents;

(k)         To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(l)         To authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards subject to any applicable shareholder approval requirements set forth in Section 21.1 of the Plan;

(m)         To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, (i) restrictions under an insider trading policy and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(n)        To provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of Shares.

3.3         Delegation.  The Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. To the extent permitted by applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4.	Shares Subject to This Plan and Maximum Awards

4.1         Number of Shares Authorized and Available for Awards.  Subject to adjustment as provided under the Plan, the total number of Shares that are available for Awards under the Plan shall be equal to 10,815,000 Shares (which is comprised of the sum of (i) ~~2,265,000~~2,000,000 Shares added to the Plan on the Amendment Date and (ii) ~~any~~8,815,000 total Shares available for ~~future~~ Awards ~~remaining in~~under the Plan as of ~~May 3, 2013~~immediately prior to the Amendment Date). Such Shares may be authorized and unissued Shares or treasury Shares (if applicable) or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee.

4.2         Share Usage.  The Committee shall determine the appropriate method for determining the number of Shares available for grant under the Plan, subject to the following:

(a)          Any Shares related to an Award granted under this Plan or Prior Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares shall be available again for grant under this Plan.

(b)          Any Shares tendered (by either actual delivery or attestation) (i) to pay the Option Price of an Option granted under this Plan or Prior Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under this Plan or Prior Plan, shall be available again for grant under this Plan.

(c)          Any Shares that were subject to an SAR granted under this Plan or Prior Plan that were not issued upon the exercise of such SAR shall be available again for grant under this Plan.

4.3         Annual Award Limits.  Subject to Section 4.4, the maximum number of Shares for which Options or SARs may be granted to any Participant in any calendar year shall be 2,000,000 Shares and the maximum number of Shares that may be paid to any Participant in any calendar year in the form of Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock Based Awards, in each case that are Performance-Based Compensation, shall be 2,000,000 Shares determined as of the date of payout. The maximum aggregate amount that may be paid to any Participant in any calendar year under an Award of Performance Units, Cash-Based Awards or any other Award that is payable in cash, in each case that are Performance-Based Compensation, shall be $5,000,000, determined as of the date of payout.

4.4         Adjustments in Authorized Shares.  Adjustment in authorized Shares available for issuance under the Plan or under an outstanding Award and adjustments in Annual Award Limits shall be subject to the following provisions:

(a)          In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction (“Corporate Transactions”), the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits and other value determinations applicable to outstanding Awards; provided that the Committee, in its sole discretion, shall determine the methodology or manner of making such substitution or adjustment.

(b)          The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such Corporate Transactions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods.

(c)          The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Article 5.	Eligibility and Participation

5.1         Eligibility to Receive Awards.  Individuals eligible to participate in this Plan include all Employees, Directors and Third-Party Service Providers.

5.2         Participation in the Plan.  Subject to the provisions of this Plan, the Committee may, from time to time, select from all individuals eligible to participate in the Plan, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

Article 6.	Stock Options

6.1         Grant of Options.  Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of an Option shall be evidenced by an Award Agreement which shall specify whether the Option is in the form of a Nonqualified Stock Option or an Incentive Stock Option.

6.2         Option Price.  The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement evidencing such Option; provided, however, the Option Price must be at least equal to 100% of the FMV of a Share as of the Option’s Grant Date, subject to adjustment as provided for under Section 4.4.

6.3          Term of Option.  The term of an Option granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no Option shall be exercisable later than the tenth anniversary date of its grant.

6.4          Exercise of Option.  An Option shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.5          Payment of Option Price.  An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:

(a)          In cash or its equivalent;

(b)          By tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price;

(c)          By a cashless (broker-assisted) exercise;

(d)          By any combination of (a), (b) and (c); or

(e)          Any other method approved or accepted by the Committee in its sole discretion.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

6.6          Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an Option granted in the form of an ISO to a Participant shall be subject to the following rules:

(a)          Special ISO definitions:

(i)          “Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).

(ii)          “ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).

(iii)         A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary.

(b)          Eligible employees. An ISO may be granted solely to eligible Employees of the Company, Parent Corporation, or ISO Subsidiary.

(c)          Specified as an ISO. An Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.

(d)          Option price. The Option Price of an ISO granted shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal 100% of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% owners, the Option Price may not be not less than 110% of such Fair Market Value), subject to adjustment provided for under Section 4.4.

(e)          Right to exercise. Any ISO granted to a Participant shall be exercisable during his or her lifetime solely by such Participant.

(f)          Exercise period. The period during which a Participant may exercise an ISO shall not exceed ten years (five years in the case of a Participant who is a 10% owner) from the date on which the ISO was granted.

(g)          Termination of employment. In the event a Participant terminates employment due to death or Disability, the Participant (or, in the case of death, the person(s) to whom the Option is transferred by will or the laws of descent and distribution) shall have the right to exercise the Participant’s ISO award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of his death or Disability; as applicable, provided, however, that such period may not exceed one year from the date of such termination of employment or if shorter, the remaining term of the ISO. In the event a Participant terminates employment for reasons other than death or disability, the Participant shall have the right to exercise the Participant’s ISO during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of such termination of employment; provided, however, that such period may not exceed three months from the date of such termination of employment or if shorter, the remaining term of the ISO.

(h)          Dollar limitation. To the extent that the aggregate Fair Market Value of (a) the Shares with respect to which Options designated as Incentive Stock Options plus (b) the shares of stock of the Company, Parent Corporation and any ISO Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of an ISO during any calendar year under all plans of the Company and Subsidiary exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, (a) Options shall be taken into account in the order in which they were granted, and (b) the Fair Market Value of the Shares shall be determined as of the time the Option or other incentive stock option is granted.

(i)          Duration of plan. No ISO may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board and (b) the Effective Date.

(j)          Notification of disqualifying disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within 30 days thereof. The Company shall use such information to determine whether a disqualifying disposition as described in Code section 421(b) has occurred.

(k)         Transferability. No ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that at the discretion of the Committee, an ISO may be transferred to a grantor trust under which Participant making the transfer is the sole beneficiary.

Article 7.	Stock Appreciation Rights

7.1          Grant of SARs. SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of SARs shall be evidenced by an Award Agreement.

7.2          Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the Grant Price must be at least equal to 100% of the FMV of a Share as of the Grant Date, subject to adjustment as provided for under Section 4.4.

7.3          Term of SAR. The term of an SAR granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no SAR shall be exercisable later than the tenth anniversary date of its grant.

7.4          Exercise of SAR. An SAR shall be exercisable at such times (“SAR Exercise Period”) and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

7.5          Notice of Exercise. An SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.

7.6          Settlement of SARs. Upon the exercise of an SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 7.5, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:

(a)          The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.

(b)          The number of Shares with respect to which the SAR is exercised.

Payment shall be made in cash, Shares or a combination thereof as provided for under the applicable Award Agreement.

Article 8.	Restricted Stock

8.1          Grant of Restricted Stock. Restricted Stock may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Restricted Stock shall be evidenced by an Award Agreement.

8.2          Nature of Restrictions. Each grant of Restricted Stock shall subject to a Restriction Period that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a)          A requirement that a Participant pay a stipulated purchase price for each Share of Restricted Stock;

(b)          Restrictions based upon the achievement of specific performance goals;

(c)          Time-based restrictions on vesting following the attainment of the performance goals;

(d)          Time-based restrictions; or

(e)          Restrictions under applicable laws and restrictions under the requirements of any stock exchange or market on which such Shares are listed or traded.

8.3          Issuance of Shares. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions or restrictions applicable to such Shares have been satisfied or lapse. Shares of Restricted Stock covered by each Restricted Stock grant shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapsed (including satisfaction of any applicable tax withholding obligations).

8.4          Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.2, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion: The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Walter Management Investment Corp. 2011 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Walter Management Investment Corp.

8.5          Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s applicable Award Agreement, to the extent permitted or required by law, as determined by the Committee, a Participant holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

Article 9.	Restricted Stock Units

9.1          Grant of Restricted Stock Units. Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. A grant of a Restricted Stock Unit or Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable Award Agreement over the Restriction Period. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.

9.2          Nature of Restrictions. Each grant of Restricted Stock Units shall be subject to a Restriction Period that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a)          A requirement that a Participant pay a stipulated purchase price for each Restricted Stock Unit;

(b)          Restrictions based upon the achievement of specific performance goals;

(c)          Time-based restrictions on vesting following the attainment of the performance goals;

(d)          Time-based restrictions; and/or

(e)          Restrictions under applicable laws or under the requirements of any stock exchange on which Shares are listed or traded.

9.3          Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder or the Shares corresponding to any Restricted Stock Units granted hereunder.

9.4          Settlement and Payment Restricted Stock Units. Unless otherwise elected by the Participant or otherwise provided for in the Award Agreement, Restricted Stock Units shall be settled upon the date such Restricted Stock Units vest. Such settlement may be made in Shares, cash or a combination thereof, as specified in the Award Agreement.

Article 10.	Performance Shares

10.1        Grant of Performance Shares. Performance Shares may be granted to Participants in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Shares shall be evidenced by an Award Agreement.

10.2       Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, shall determine the number of Performance Shares that shall be paid to a Participant.

10.3       Earning of Performance Shares. After the applicable Performance Period has ended, the number of Performance Shares earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.

10.4       Form and Timing of Payment of Performance Shares. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Shares in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee.

Article 11.	Performance Units

11.1       Grant of Performance Units. Subject to the terms and provisions of this Plan, Performance Units may be granted to a Participant in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Units shall be evidenced by an Award Agreement.

11.2       Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, will determine the number of Performance Units that shall be settled and paid to the Participant.

11.3       Earning of Performance Units. After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.

11.4       Form and Timing of Payment of Performance Units. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee.

Article 12.	Other Stock-Based Awards and Cash-Based Awards

12.1       Grant of Other Stock-Based Awards and Cash-Based Awards.

(a)          The Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan, including, but not limited to, the grant or offer for sale of unrestricted Shares and the grant of deferred Shares or deferred Share units, in such amounts and subject to such terms and conditions, as the Committee shall determine, in its sole discretion. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

(b)          The Committee, at any time and from time to time, may grant Cash-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.

(c)          Each grant of Other Stock-Based Awards and Cash-Based Awards shall be evidenced by an Award Agreement.

12.2        Value of Other Stock-Based Awards and Cash-Based Awards.

(a)          Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee, in its sole discretion.

(b)          Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

12.3        Payment of Other Stock-Based Awards and Cash-Based Awards.  Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Award shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares or a combination of both as determined by the Committee in its sole discretion.

Article 13.	Transferability of Awards and Shares

13.1        Transferability of Awards.  Except as provided in Section 13.2, during a Participant’s lifetime, Options shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction; no Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation of this Section 13.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

13.2        Committee Action.  Except as provided in Section 6.6(k), the Committee may, in its discretion, determine that notwithstanding Section 13.1, any or all Awards shall be transferable, without compensation to the transferor, to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value without shareholder approval.

13.3        Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded or under any blue sky or state securities laws applicable to such Shares.

Article 14.	Performance-Based Compensation and Compliance with Code Section 162(m)

14.1        Compliance with Section 162(m).  The provisions of the Plan are intended to ensure that all Options and SARs granted hereunder to any Participant who is or may be a Covered Employee at the time of exercise of such Option or SAR grant qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(c) and that such Options and SARs shall therefore be considered Performance-Based Compensation and this Plan shall be interpreted and operated consistent with that intention. The Committee may designate any Award (other than an Option or SAR) as Performance-Based Compensation upon grant, in each case based upon a determination that (i) the Participant is or may be a Covered Employee with respect to such Award, and (ii) the Committee wishes such award to qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(c). The Committee shall have the sole authority to specify which Awards are to be granted in compliance with Section 162(m) and treated as Performance-Based Compensation.

14.2        Performance Measures.  The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)          Allowance for loan losses and provision for loan losses

(b)          Book value;

(c)          Cash flow (including, but not limited to, cash flow from financing activities, cash flow from investing activities and cash flow from operating activities);

(d)         Earnings (either in aggregate or on a per-share basis);

(e)         Earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA);

(f)         Economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(g)         Expenses/costs;

(h)         Gross or operating margins;

(i)         Gross or net revenues;

(j)         Interest income;

(k)         Market share;

(l)         Net interest income;

(m)         Net income;

(n)         Non-interest income (including premium income);

(o)         Operating income/profit;

(p)         Operational performance measures;

(q)         Pre-tax Income;

(r)         Profitability ratios;

(s)         Return measures (including return on assets, equity, investment, invested capital, share price);

(t)         Share price;

(u)         Strategic business objectives (including objective project milestones);

(v)         Transactions relating to acquisitions or divestitures; or

(w)         Working capital.

Any Performance Measure(s) may, as the Committee, in its sole discretion deems appropriate, (i) relate to the performance of the Company or any Subsidiary as a whole or any business unit or division of the Company or any Subsidiary or any combination thereof, (ii) relate to the performance of one or more portfolio types, (iii) be compared to the performance of a group of comparator companies, or published or special index, (iv) be based on change in the Performance Measure over a specified period of time and such change may be measured based on an arithmetic change over the specified period, such as cumulative change or average change, or percentage change over the specified period such as cumulative percentage change, average percentage change and compounded percentage change, (v) relate to or be compared to one or more other Performance Measures, or (vi) any combination of the foregoing. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 14.

14.3        Evaluation of Performance. The Committee may provide in any Award intended to qualify as Performance-Based Compensation that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported financial results, (d) any reorganization and restructuring programs, (e) Extraordinary Items, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees; they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.4        Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines, in its sole discretion.

14.5        Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures or permit flexibility with respect to the terms of any Award or Awards to be treated as Performance-Based Compensation without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.2.

Article 15.	Termination of Employment; Termination of Directorship and Termination as a Third-Party Service Provider

Each Award Agreement evidencing the grant of an Award shall provide for the following:

(a)          The extent to which a Participant shall vest in or forfeit such Award following the Participant’s Termination of Employment, Termination of Directorship and Termination as a Third-Party Service Provider, as applicable.

(b)          With respect to an Award in the form of an Option or SAR, the extent to which a Participant shall have the right to exercise the Option or SAR following the Participant’s Termination of Employment, Termination of Directorship and Termination as a Third-Party Service Provider, as applicable.

The foregoing provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with each Participant, need not be uniform among all Award Agreements and may reflect distinctions based on the reasons for termination. In addition, the Committee shall determine, in its sole discretion, the circumstances constituting a Termination as a Third-Party Service Provider and shall set forth those circumstances in each Award Agreement entered into with each Third-Party Service Provider.

Article 16.	Nonemployee Director Awards

16.1        Awards to Nonemployee Directors. The Board or Committee shall determine and approve all Awards to Nonemployee Directors. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.

16.2        Awards in Lieu of Fees. The Board or Committee may permit a Nonemployee Director the opportunity to receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees) or other types Awards pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in an applicable sub-plan or Award Agreement.

Article 17.	Effect of a Change in Control

Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 17 shall apply in the event of a Change in Control, unless otherwise determined by the Committee in its sole discretion, and set forth in the applicable Award Agreement:

(a)          Outstanding Options and SARs.  Upon a Change in Control, a Participant’s then-outstanding Options and SARs shall immediately become fully vested (and, to the extent applicable, all performance conditions shall be deemed satisfied) and exercisable over the exercise period set forth in the applicable Award Agreement.

(b)          Awards, other than Options and SARs, Subject to a Service Condition.  Upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by a Participant to the Company or any Subsidiary shall become fully vested and shall be settled in cash, Shares or a combination as provided for under the applicable Award Agreement as soon as practicable following such Change in Control.

(c)          Awards, other than Options and SARs, Subject to a Performance Condition. Unless otherwise specified in a Participant’s applicable Award Agreement, upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and SARs, that are subject to one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved and shall be settled in cash, Shares or a combination as provided for under the applicable Award Agreement as soon as practicable following such Change in Control; notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied.

Article 18.	Dividend Equivalents

The Committee may grant dividend equivalents to a Participant based on the dividends declared on Shares that are subject to any Award granted to the Participant with such dividend equivalents credited to the Participant as of the applicable dividend payment dates that occur during a period determined by the Committee. Such dividend equivalents shall be converted to and paid in cash or additional Shares or Awards by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 19.	Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.

Article 20.	Rights of Participants

20.1        Employment. Nothing in this Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment with the Company or any Subsidiary at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Subsidiary and, accordingly, subject to Articles 3 and 21, this Plan and the benefits hereunder may be amended or terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, any Subsidiary, the Committee or the Board.

20.2        Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

20.3        Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 21.	Amendment and Termination

21.1        Amendment and Termination of the Plan and Awards.

(a)          Subject to subparagraphs (b) and (c) of this Section 21.1 and Section 21.3 of the Plan, the Board may at any time amend or terminate the Plan or amend or terminate any outstanding Award.

(b)          Except as provided for in Section 4.4, the terms of an outstanding Award may not be amended, without prior shareholder approval, to:

(i)          reduce the Option Price of an outstanding Option or to reduce the Grant Price of an outstanding SAR,

(ii)          cancel an outstanding Option or SAR in exchange for other Options or SARs with an Option Price or Grant Price, as applicable, that is less than the Option Price of the cancelled Option or the Grant Price of the cancelled SAR, as applicable, or

(iii)          cancel an outstanding Option with an Option Price that is less than the Fair Market Value of a Share on the date of cancellation or cancel an outstanding SAR with a Grant Price that is less than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award.

(c)          Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

21.2        Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 14.4, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 21.2 without further consideration or action.

21.3        Awards Previously Granted.  Notwithstanding any other provision of this Plan to the contrary, other than Sections 21.2, 21.4 and 23.14, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

21.4        Amendment to Conform to Law.  Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 21.4 to the Plan and any Award without further consideration or action.

Article 22.	Tax Withholding

22.1        Minimum Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of this Plan but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements.

22.2        Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, upon the settlement of Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder (collectively and individually referred to as a “Share Payment”), a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold from a Share Payment the number of Shares having a Fair Market Value on the date the withholding is to be determined equal to the minimum statutory withholding requirement but in no event shall such withholding exceed the minimum statutory withholding requirement. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 23.	General Provisions

23.1        Forfeiture Events.

(a)          In addition to the forfeiture events specified in Section 23.1(b), the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting of an Award.

(b)          A Participant’s Termination of Employment for Cause shall result in the forfeiture of the Participant’s outstanding Awards in accordance with the following:

(i)          Any outstanding and nonvested Options, SARs, Restricted Stock, RSUs, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards granted to the Participant shall be forfeited as of the date immediately preceding the Participant’s Termination of Employment; and

(ii)          Any vested and unexercised Options and SARs, vested but not settled RSUs, earned but not settled Performance Shares or Performance Units, and earned and/or vested Cash-Based Awards and Other Stock-Based Awards granted to the Participant shall be forfeited as of the date immediately preceding the Participant’s Termination of Employment.

23.2        Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

23.3        Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

23.4        Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

23.5        Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

23.6        Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)          Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)          Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

23.7        Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23.8        Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

23.9        Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Subsidiaries operate or have Employees, Directors or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)          Determine which Subsidiaries shall be covered by this Plan;

(b)          Determine which Employees, Directors or Third-Party Service Providers outside the United States are eligible to participate in this Plan;

(c)          Modify the terms and conditions of any Award granted to Employees, Directors or Third-Party Service Providers outside the United States to comply with applicable foreign laws;

(d)          Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 23.9 by the Committee shall be attached to this Plan document as appendices; and

(e)          Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

23.10      Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

23.11      Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

23.12      No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

23.13      Retirement and Welfare Plans.  Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

23.14      Deferred Compensation.  Unless otherwise indicated in the applicable Award Agreement, it is not intended that any Award under this Plan, in form and/or operation, will constitute “deferred compensation” within the meaning of Code Section 409A and therefore, it is intended that each Award will not be subject to the requirements applicable to deferred compensation under section 409A of the Code and the regulations thereunder.

(a)          Awards that are not intended to constitute deferred compensation.  With respect to an Award that is not intended to constitute deferred compensation within the meaning of Code Section 409A, (i) to the extent necessary and permitted under Code Section 409A, the Company is authorized to amend this Plan or applicable Award Agreement or to substitute such Award with another Award of comparable economic value so that the Award as modified or substituted and/or the Plan as modified, remains exempt from the requirements applicable to deferred compensation under Code Section 409A of the Code (ii) the Committee shall take no action otherwise permitted under the Plan or under an Award Agreement to the extent such action shall cause such Award to be treated as deferred compensation within the meaning of Code Section 409A. The Committee, in its sole discretion, shall determine to what extent if any, this Plan or applicable Award Agreement shall be required to be so modified or substituted. Notwithstanding any provision to the contrary, such modification or substitution shall be made without prior notice to or consent of Participants.

(b)          Awards that constitute deferred compensation.  With respect to an Award that constitutes deferred compensation within the meaning of Code Section 409A by form or operation (including, but not limited to, an Award referenced under paragraph (a) above that the Committee determines is a form of deferred compensation), (i) to the extent necessary the Company is authorized to amend this Plan or applicable Award Agreement or to substitute such Award with another Award of comparable economic value so that the Award as modified or substituted and/or the Plan as modified, complies with the requirements applicable to deferred compensation under Code Section 409A and (ii) the Committee shall take no action otherwise permitted under the Plan or under an Award Agreement to the extent such action shall cause such Award to no longer comply with the requirements applicable to deferred compensation under Code Section 409A. The

Committee, in its sole discretion, shall determine to what extent if any, this Plan or applicable Award Agreement shall be required to be so modified or substituted. Notwithstanding any provision to the contrary, such modification or substitution shall be made without prior notice to or consent of Participants.

(c)          Treatment of specified employees.  If a Participant is a “specified employee” as defined under Code Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period).

23.15      Nonexclusivity of this Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

23.16      No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary to take any action that such entity deems to be necessary or appropriate.

23.17      Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Maryland excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Maryland to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

23.18      Delivery and Execution of Electronic Documents.  To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participant’s to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

23.19      No Representations or Warranties Regarding Tax Effect.  Notwithstanding any provision of the Plan to the contrary, the Company, Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

23.20      Indemnification.  Subject to requirements of Maryland law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

23.21      Successors.  All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Annex B

Proposed Amendments to the

Walter Investment Management Corp. Charter

ARTICLE SIXTH

BOARD OF DIRECTORS

(a) The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation may be increased or decreased by at least a majority of the entire Board of Directors pursuant to the Bylaws , but shall never be less than the minimum number required by the Maryland General Corporation Law (“MGCL”) now or hereafter in force.

(b) Subject to the rights of the holders of any class of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors shall be filled by a vote of the stockholders or a majority of the entire Board of Directors, and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by a vote of the stockholders or a majority of the directors then in office. No decrease in the number of directors constituting the Board of Directors shall affect the tenure of office of any director.

(c) Whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided in paragraph (a) of this Article SIXTH or in the Bylaws. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

(d) Subject to the rights of the holders of any class separately entitled to elect one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least a majority of the combined voting power of all classes of shares of capital stock entitled to vote in the election for directors voting together as a single class.

~~(e) The directors of the Corporation shall be divided equally (or as nearly as possible) into three classes, Class I, Class II and Class III.~~

~~(f) At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify.~~

VOTE BY INTERNET - www.proxyvote.com
WALTER INVESTMENT MANAGEMENT CORP. 3000 BAYPORT DRIVE, SUITE 1100 TAMPA, FL 33607

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E04165-P73249                             KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

WALTER INVESTMENT MGMT. CORP		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2, 3, 4 and 5:
1.	Election of Class I Directors.	☐	☐	☐
Nominees:
01) Steven R. Berrard
02) Ellyn L. Brown
	03) Denmar J. Dixon					For	Against	Abstain
2.	Approval, on a non-binding, advisory basis, of the compensation of our named executive officers for fiscal year 2015.					☐	☐	☐
3.	Approval of the Amended and Restated Walter Investment Management Corp. 2011 Omnibus Incentive Plan.					☐	☐	☐
4.	Approval of the amendment to our charter to provide for the declassification of the Board of Directors.					☐	☐	☐
5.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year.					☐	☐	☐
The above proposals are described in greater detail in the Proxy Statement dated April , 2016.
The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at the Annual Meeting or any postponement or adjournment thereof.
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his or her title. If shares are held in more than one capacity, this Proxy shall be deemed valid for all shares held in all capacities.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be Held on June 9, 2016:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — —

E04166-P73249

WALTER INVESTMENT MANAGEMENT CORP.

Annual Meeting of Stockholders, June 9, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of shares of common stock, $0.01 par value per share, of Walter Investment Management Corp., a Maryland corporation (the “Company”), does hereby appoint Daniel G. Beltzman and Jonathan F. Pedersen, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to attend the Annual Meeting of Stockholders of the Company to be held at the Hilton Garden Inn, 530 Pennsylvania Avenue, Fort Washington, Pennsylvania 19034, on June 9, 2016, at 9:00 a.m. local time, or any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting on the following proposals and in their discretion on such other business as may properly come before such meeting, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledge the receipt of the Notice of Internet Availability of Proxy Materials and/or Proxy Statement.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, BUT THE PROXY IS SIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE IN PROPOSAL 1, AND FOR EACH OF PROPOSALS 2 THROUGH 5. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AT THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Continued and to be signed on reverse side